UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No.    )

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Dominion Energy

Embracing Change

2020 Proxy Statement

Embracing change 2020 proxy statement

Notice of 2020 Annual Meeting of Shareholders

The 2020 Annual Meeting of Shareholders (2020 Annual Meeting) of Dominion Energy, Inc. (Dominion Energy) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/D2020 on Wednesday, May 6, 2020, at 9:30 a.m. Eastern Time.

ITEMS OF BUSINESS: Matters to be voted on at the 2020 Annual Meeting are as follows:

•	Election of the 13 director nominees named in this Proxy Statement;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for 2020;

•	Advisory vote on approval of executive compensation (Say on Pay);

•	Two shareholder proposals, if properly presented; and

•	Consideration of other business properly presented at the meeting.

RECORD DATE: You can attend the meeting online at www.virtualshareholdermeeting.com/D2020 and vote if you were a shareholder of record at the close of business on February 28, 2020.

PROXY VOTING: Each share of Dominion Energy common stock is entitled to one vote on each matter properly brought before the meeting. Please vote by proxy as soon as possible. Your vote is very important to us, and we want your shares to be represented at the meeting.

We are providing our proxy materials to our shareholders electronically again this year unless they previously requested to receive hard copies. Therefore, most of our shareholders will only receive a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the proxy materials electronically and to vote. Electronic delivery allows Dominion Energy to provide you with the information you need for the 2020 Annual Meeting, while reducing environmental impacts and costs. Shareholders can request a paper copy of the proxy materials by following the instructions included on the Notice. Proxy materials will be made available to shareholders electronically on or around March 25, 2020, or mailed on or around the same date to those shareholders who have previously requested printed materials.

In light of ongoing coronavirus developments and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments, the Board of Directors has determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting.

A virtual meeting format enables engagement with our shareholders, while safeguarding the health of our shareholders and employees. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/D2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 9:30 a.m., Eastern Time, and we encourage shareholders to access the meeting prior to the start time.

Dated: March 25, 2020

By Order of the Board of Directors,

Carter M. Reid

Executive Vice President, Chief of Staff

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the

2020 Annual Meeting of Shareholders to be held on May 6, 2020

Dominion Energy’s Notice of Annual Meeting, 2020 Proxy Statement, 2019 Summary Annual Report and

2019 Annual Report on Form 10-K are available on our website at investors.dominionenergy.com/proxy.

Proxy Statement Summary

This summary highlights information contained elsewhere in this 2020 Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire 2020 Proxy Statement carefully before voting. Questions and Answers About the 2020 Annual Meeting and Voting can be found beginning on page 76.

Shareholder Voting Matters

For registered holders and employee savings plan participants:

(Shares are registered in your name with Dominion Energy’s transfer agent or held in one of the company’s employee savings plans)

Electronically via the Internet* www.proxyvote.com	By telephone within the U.S.* (800) 690-6903	By mail using the proxy card/voting instruction form

For beneficial owners:

(Shares are held in a stock brokerage account or by a bank or other holder of record)

Electronically via the Internet* www.proxyvote.com	Refer to voting instruction form	Refer to voting instruction form

*	You will need your control number that appears on the Notice or proxy card/voting instructions.

2020 Annual Meeting Information

DATE AND TIME

May 6, 2020, 9:30 a.m., Eastern Time

VIRTUAL MEETING

www.virtualshareholdermeeting.com/D2020

RECORD DATE

February 28, 2020

VOTING

Shareholders as of the record date are entitled to vote. Each share of Dominion Energy common stock is entitled to one vote on each matter properly brought before the 2020 Annual Meeting to be held on May 6, 2020.

To vote at the meeting, visit www.virtualshareholdermeeting.com/D2020. You will need the control number printed on your Notice, proxy card or voting instruction form.

	Voting Matter	Board Vote Recommendation	Page Reference

Item 1 –	Election of Directors	FOR each director nominee	9

Item 2 –	Ratification of Appointment of Independent Auditor	FOR	34

Item 3 –	Advisory Vote on Approval of Executive Compensation (Say on Pay)	FOR	71

Item 4 –	Shareholder Proposal Regarding a Policy to Require an Independent Chair	AGAINST	72

Item 5 –	Shareholder Proposal Regarding the Right of Shareholders to Act by Written Consent	AGAINST	74

2020 Proxy Statement DOMINION ENERGY	1

PROXY STATEMENT SUMMARY

Our Company

More than 7 million customers in 18 states energize their homes and businesses with electricity or natural gas from Dominion Energy, headquartered in Richmond, Virginia. The company is committed to sustainable, reliable, affordable and safe energy and is one of the nation’s largest producers and transporters of energy with more than $100 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution, and import/export services. The company is committed to achieving net zero carbon dioxide and methane emissions from its electric generation and gas infrastructure operations by 2050.

EMPLOYEES ~19,000	CUSTOMER ACCOUNTS 7+ MILLION	OPERATIONS IN 18 STATES	ASSETS $100+ BILLION

2019 Highlights

FINANCIAL PERFORMANCE

•  In 2019, we reported $1.62 earnings per share (EPS) under Generally Accepted Accounting Principles (GAAP) and operating earnings, defined as GAAP earnings adjusted for certain items, of $4.24 per share, within our guidance range of $4.15 to $4.30 per share.* Operating EPS increased approximately 5% over 2018.

•  We increased our dividend for the 16th consecutive year with $3.67 per share paid in 2019.

SAFETY AND OPERATIONAL EXCELLENCE

Safety ranks first among Dominion Energy’s five core values. Our foremost workplace goal is to make sure every employee goes home each day healthy and unharmed.

Millions of families and businesses depend on the services we provide. Making sure they can get the electricity and gas they want, when they want, is critical. So we have built a strong reliability record, and we strive relentlessly to make it even better.

•  In 2019, we set a new record-low corporate Occupational Safety and Health Administration (OSHA) recordable incident rate of 0.62, with a lost-days/restricted duty rate of 0.28.**

•  Our Gas Transmission & Storage operating segment and acquired SCANA businesses also had record safety performances.

•  We set a new reliability record of 77.9 minutes out for the average Dominion Energy South Carolina customer, excluding major storms.

•  We restored power to 450,000 customers affected by Hurricane Dorian in three days.

•  The company’s nuclear fleet recorded a 94% net capacity factor (the ratio of a power station’s actual energy output to the maximum possible output over a given period).

•  We inspected more than 1,100 miles of pipelines as part of the company’s robust Pipeline Integrity Program.

16 years of consecutive dividend increases

Record safety performance

Record reliability for our South Carolina customers

1,100 + miles of pipelines inspected

*   See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

**   Previous safety figures have been recast to include Questar and SCANA operations.

2	DOMINION ENERGY 2020 Proxy Statement

PROXY STATEMENT SUMMARY

CUSTOMER GROWTH

Customer growth is good for business, but to us it matters more than that: It provides tangible proof that we are doing the right things, and doing them well.

•  In 2019, we connected nearly 34,000 new accounts at Dominion Energy Virginia, including a record 26 data centers. The companies that own those data centers could have chosen any provider in the United States. Their choice of Dominion Energy represents a resounding endorsement.

•  We grew the electric customer base by 1.8% and the gas customer base by 3.4% at Dominion Energy South Carolina. We also saw customer growth of 2.6% at Public Service Company of North Carolina, Incorporated, and 2.5% at Questar Gas Company.

GROWTH AND SUSTAINABILITY INVESTMENTS

Growth matters — to investors, to employees, and to those we serve. It provides the financial sustainability that is a core part of our mission and makes improvement possible. This includes making investments that benefit the environmental and social well-being of our customers, employees, shareholders and communities we serve.

•  In 2019, we spent about $5 billion on regulated growth programs, invested $866 million in electric transmission projects at Dominion Energy Virginia, and invested more than $390 million in pipeline replacement programs at the company’s gas utilities.

•  We spent about $800 million on solar generating projects and brought online 388 megawatts of solar generating capacity in North Carolina, South Carolina and Virginia.

Electric and gas customer growth across our footprint

$5 billion spent on regulated growth programs

$800 million invested in solar generation

Announced the nation's largest offshore wind project
Launched a nation-leading electric school bus initiative3

•  We laid the groundwork for our February 2020 commitment to achieve net zero carbon dioxide and methane emissions from our electric generation and gas infrastructure operations by 2050.

•  We are developing the largest offshore wind project in the U.S., consisting of 2,640 megawatts of zero-carbon electric capacity.

•  We are partnering with school districts across Virginia on a nation-leading initiative to replace diesel school buses with emission-free electric school buses, promoting cleaner and healthier communities.

•  We are investing in strategic waste-to-energy partnerships in seven states valued at $700 million, through which we will capture otherwise fugitive methane from hog farming and dairy operations and convert it to pipeline-quality natural gas for use in heating homes and businesses.

2020 Proxy Statement DOMINION ENERGY	3

PROXY STATEMENT SUMMARY

Our Board of Directors

The Dominion Energy Board of Directors (Board) embodies a diverse range of viewpoints, backgrounds and skills that are vital to its effectiveness.

GENDER DIVERSITY BOARD DIVERSITY TENURE AGE MIX 23% Female 31% Gender and Ethnically Diverse 7.9 years Average Tenure 46% Under 60 Years Dominion Energy supports the efforts of the global 30% Club to improve gender balance on public company boards. GENDER DIVERSITY BOARD DIVERSITY TENURE AGE MIX 23% Female 31% Gender and Ethnically Diverse 7.9 years Average Tenure 46% Under 60 Years Dominion Energy supports the efforts of the global 30% Club to improve gender balance on public company boards.

The graphs below provide an overview of the collective experience, qualifications and attributes of the Board. See page 18 for individual details for each director.

Leadership Industry Financial or Accounting Corporate Governance Risk Oversight and Management Government, Public Policy or Legal Human Capital/Talent Management Innovation and Technology Environmental Customer Satisfaction and/or Service

4	DOMINION ENERGY 2020 Proxy Statement

PROXY STATEMENT SUMMARY

Our Director Nominees

You are being asked to vote on the election of the following 13 director nominees. Detailed information about each director’s background, key experience and qualifications can be found beginning on page 9.

Nominee	Age	Director Since	Principal Occupation	Independent	Committees

James A. Bennett	59	2019	South Carolina Mid-South Area Executive of First-Citizens Bank & Trust Company	Yes	SCR

Helen E. Dragas	58	2010	President and CEO of The Dragas Companies	Yes	CGN; SCR (Chair)

James O. Ellis, Jr.	72	2013	Former President and CEO of the Institute of Nuclear Power Operations	Yes	FROC; SCR

Thomas F. Farrell, II	65	2005	Chairman, President and CEO of Dominion Energy	No

D. Maybank Hagood	58	2019	Chairman and CEO of Southern Diversified Distributors, Inc.	Yes	Audit

John W. Harris Lead Director	72	1999	Chairman and CEO of Lincoln Harris LLC	Yes	CGN (Chair)

Ronald W. Jibson	66	2016	Retired Chairman, President and CEO of Questar Corporation	Yes	FROC; SCR

Mark J. Kington	60	2005	Managing Director of Kington Management, LP	Yes	CGN; FROC (Chair)

Joseph M. Rigby	63	2017	Retired Chairman, President and CEO of Pepco Holdings, Inc.	Yes	Audit; SCR

Pamela J. Royal, M.D.	57	2013	President of Royal Dermatology and Aesthetic Skin Care, Inc.	Yes	Audit; SCR

Robert H. Spilman, Jr.	63	2009	Chairman, President and CEO of Bassett Furniture Industries, Incorporated	Yes	Audit (Chair); CGN

Susan N. Story	60	2017	President and CEO of American Water Works Company, Inc.*	Yes	Audit; FROC

Michael E. Szymanczyk	71	2012	Former Chairman and CEO of Altria Group, Inc.	Yes	CGN; FROC

CGN = Compensation, Governance and Nominating; FROC = Finance and Risk Oversight; SCR = Sustainability and Corporate Responsibility

*Retiring from American Water Works Company, Inc. effective April 1, 2020.

2020 Proxy Statement DOMINION ENERGY	5

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Strong corporate governance practices are key to achieving our performance goals while maintaining the trust and confidence of our shareholders, employees, customers and other stakeholders. Our corporate governance practices are described in more detail beginning on page 16 and in our Corporate Governance Guidelines, which can be found at www.dominionenergy.com/company/governance/governance-guidelines.

DIRECTOR INDEPENDENCE

•  12 of our 13 director nominees are independent.

•  Our Chief Executive Officer (CEO) is the only management director.

•  All of our Board committees are composed exclusively of independent directors.

92% Independent

BOARD LEADERSHIP

•  We have an independent Lead Director with prescribed duties.

•  The Lead Director serves as a liaison between the Chairman of the Board and the independent directors on Board-wide issues.

Independent Lead Director

BOARD OVERSIGHT OF STRATEGY, RISK AND SUSTAINABILITY

•  The Board is actively engaged in the company’s strategic planning through an integrated, risk-informed approach that supports the long-term growth of the company, including oversight of the company’s long-term financial plan and sustainability, innovation and workforce development initiatives.

•  The Board’s involvement with strategy is ongoing throughout the year and includes semi-annual, multi-day strategic retreats as well as oversight of the risks that could challenge the successful execution of our strategy.

•  The Finance and Risk Oversight Committee meets regularly with members of management to review and discuss implementation of risk-assessment and risk-management policies and procedures.

•  The Sustainability and Corporate Responsibility Committee meets regularly with members of management to review and discuss the company’s approach to environmental, social, economic and reputational matters.

Active Oversight of Strategy, Risk and Sustainability

SHARE OWNERSHIP REQUIREMENTS

•  Within four years of their election to the Board, our non-employee directors are expected to hold the lesser of 12,000 shares of Dominion Energy common stock or an amount of shares equal in value to five times their annual cash and stock retainer combined.

•  Our CEO is expected to hold the lesser of 145,000 shares or shares with a value of eight times his salary. Executive vice presidents are expected to hold the lesser of 35,000 shares or shares with a value of five times their salary.

•  We do not allow our executive officers or directors to pledge shares as collateral or hedge the economic risk of owning shares.

Robust Director and Officer Share Ownership Guidelines

GOVERNANCE MATTERS

•  The independent directors regularly meet in executive session without management present. Our Lead Director presides over these non-management executive sessions.

•  The Board and its committees conduct annual self-assessments.

•  We have no poison pill.

•  Shareholders holding at least 25% of our outstanding shares may call a special meeting.

•  Our Bylaws provide our shareholders with a proxy access right.

•  All directors stand for election annually, and we have a majority vote standard for the election of directors with a resignation policy.

Strong Corporate Governance

6	DOMINION ENERGY 2020 Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

You are being asked to vote on an advisory basis on the compensation paid to the company’s named executive officers (NEOs) as described in this Proxy Statement, including the Compensation Discussion and Analysis (CD&A), compensation tables and narrative discussion beginning on page 35.

The CGN Committee’s compensation decisions for 2019 described in this Proxy Statement were made before the onset of the coronavirus pandemic. The CGN Committee will continue to monitor the impact of coronavirus on the design of our executive compensation programs.

2019 Compensation Highlights

•  CEO annual total pay (excluding change in pension value) decreased from 2018 to 2019 despite improved total shareholder return (TSR) results and excellent operations

•  2019 Annual Incentive Plan (AIP) funded at 110% due to above-target consolidated operating EPS performance

•  2017 performance grant paid at 91.4% of target, reflecting our pay-for-performance philosophy despite above-median price-earnings (P/E) ratio performance vs. our peers and excellent 3-year return on invested capital (ROIC) results

•  In October 2019, we froze future benefit accruals (other than certain cost-of-living increases) under our Executive Supplemental Retirement Plan, which was previously closed to new participants in 2013 – see Dominion Energy Frozen Executive Supplemental Retirement Plan, on page 65

•  Continued sound governance and compensation practices, including strong share ownership guidelines, clawback policies, anti-hedging/pledging rules and substantial at-risk pay

Philosophy and Objectives

Our executive compensation program is designed to:

•	Link pay to performance

•	Attract, develop and retain an experienced and highly qualified executive officer team

•	Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of Dominion Energy

•	Promote internal pay equity
•	Encourage long-term commitment to Dominion Energy and align the interests of executive officers with those of our shareholders, customers and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total shareholder return and enhance customer service

•	Reinforce our five core values of safety, ethics, excellence, embrace change and One Dominion Energy – our term for teamwork

We meet these objectives through the appropriate mix of compensation, including base salary, short-term incentives and long-term incentives.

CEO Target Compensation Mix	OTHER NEOS Target Compensation Mix

90% of our CEO’s pay is incentive and/or stock-based (both short-term and long-term) which creates strong alignment with our shareholders and reinforces our pay for performance culture.

2020 Proxy Statement DOMINION ENERGY	7

PROXY STATEMENT SUMMARY

COMPENSATION GOVERNANCE FEATURES

•	Balance of short-term and long-term incentives

•	Substantial portion of NEO pay is at risk and tied to enhanced shareholder value

•	Different performance measures used for short-term and long-term incentive programs

•	Rigorous share ownership guidelines

•	Clawback provisions incorporated in incentive compensation

•	Non-compete clause included in our executive retirement plans

•	Proactive engagement with our largest shareholders on compensation and governance issues

•	Annual Say on Pay votes conducted
•	Two triggers required for the payment of most change in control benefits

•	No payout of short-term or long-term awards greater than 200% of target

•	No long-term or indefinite employment agreements

•	No long-term incentive awards in retirement or severance calculations

•	No hedging or pledging of shares as collateral

•	No excessive perquisites or tax gross-ups on perquisites

•	No issuance of excessive equity compensation that would dilute shareholder value

•	No excessive change in control severance benefits

8	DOMINION ENERGY 2020 Proxy Statement

Item 1 – Election of Directors

Our Board of Directors has nominated 13 directors for election at the 2020 Annual Meeting to hold office until the next annual meeting or until their respective successors have been duly elected or appointed and qualified. All of the nominees are currently directors, and all were elected by shareholders at the 2019 Annual Meeting. Each nominee has agreed to be named in this Proxy Statement and to serve as director for another term, if elected.

All of our directors are elected annually by a majority of votes cast unless there is a contested election, in which case the election is by plurality vote. In an uncontested election, a director who does not receive a majority of votes cast will submit a letter of resignation promptly to the Board. Upon advice from our Compensation, Governance and Nominating (CGN) Committee, the Board will determine, within 90 days following certification of the results, whether or not to accept such resignation.

Our Board selected the 13 nominees based on their diverse mix of skills, experiences and perspectives. They are able to provide quality advice and counsel to Dominion Energy’s management and to effectively oversee the business and long-term interests of shareholders. These nominees bring to the Board a wide array of business and professional skills, as well as industry expertise. They are collegial, thoughtful, responsible and intelligent leaders who are also diverse in terms of age, gender, ethnicity, professional experience and geographic location. Many of the nominees serve or have served on other public company boards, enabling our Board to stay apprised of best practices implemented at other companies and promoting informed and effective governance. Since 2013, the Board has added seven new directors, bringing industry experience, insights, new perspectives and diversity that complement the attributes, skills and experience of the current Board members at the time of each of those additions.

Information about each director nominee is presented below including specific key experience and qualifications that led the CGN Committee and our Board to nominate him or her to serve as a director.

James A. Bennett

DIRECTOR SINCE: 2019 AGE: 59 COMMITTEE MEMBERSHIP: • Sustainability and Corporate Responsibility

Mr. Bennett has been South Carolina Mid-South Area Executive for First-Citizens Bank & Trust Company (First Citizens) in Columbia, South Carolina since January 2015. Prior to that, he served as Executive Vice President, Director of Public Affairs and Chief Diversity Officer. Before joining First Citizens, he became the youngest bank president in South Carolina when he was named President of Victory Savings Bank in 1989.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

With his extensive background in the banking industry, including operating responsibilities and management experience, Mr. Bennett provides financial and risk management expertise from a regulated industry perspective. He is also familiar with human resources and customer service concerns associated with the financial services sector. Mr. Bennett also brings industry, corporate governance and public company board experience through his tenure as a former member of the Board of Directors of SCANA Corporation.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Previous (During Past Five Years): SCANA Corporation (1997-2018)

2020 Proxy Statement DOMINION ENERGY	9

              ITEM 1 — ELECTION OF DIRECTORS

Helen E. Dragas

DIRECTOR SINCE: 2010 AGE: 58 COMMITTEE MEMBERSHIP: • Compensation, Governance and Nominating • Sustainability and Corporate Responsibility (Chair)

Ms. Dragas has been President and Chief Executive Officer of The Dragas Companies, a diversified real estate concern, since 1996. She is the former rector of the University of Virginia Board of Visitors. Ms. Dragas previously served on the State Council for Higher Education in Virginia, the Commonwealth Transportation Board and the Governor’s Economic Development and Jobs Creation Commission. Ms. Dragas has served on the University of Virginia Board of Visitors’ audit committee and has chaired its finance committee.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Ms. Dragas’s experience as the leader of a successful Virginia-based development planning and construction firm enables her to provide critical insight on Board discussions as Dominion Energy continues to make significant investments in infrastructure within its service territory. From her tenure as rector of a nationally recognized university and as a community and public service leader, she provides valuable perspective on consumer engagement, governmental, public policy, diversity and social responsibility matters, all of which are important issues to our stakeholders. Ms. Dragas also brings finance, strategic planning, environmental, risk management, and analytical skills from her experience as a chief executive officer.

Admiral James O. Ellis, Jr.

DIRECTOR SINCE: 2013 AGE: 72 COMMITTEE MEMBERSHIP: • Finance and Risk Oversight • Sustainability and Corporate Responsibility

Admiral Ellis has served as an Annenberg Distinguished Fellow at the Hoover Institution at Stanford University, Stanford, California since 2014. He served as President and Chief Executive Officer of the Institute of Nuclear Power Operations (INPO) from May 2005 to May 2012. Prior to retiring from active duty in July 2004 as a U.S. Navy Admiral, he served as Commander, U.S. Strategic Command, Offutt Air Force Base, Omaha, Nebraska.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Having served as Chief Executive Officer of INPO, a non-profit corporation established to promote the highest levels of safety and reliability in the operation of commercial nuclear power plants, Admiral Ellis is a recognized expert in the nuclear energy industry with experience in risk management, strategic planning, public policy, regulatory and environmental matters. He has expertise in managing and leading large and complex technology-based organizations focused on safety and cyber security, including 39 years of service with the U.S. Navy. Admiral Ellis also brings corporate governance experience through his service as a public company director.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Lockheed Martin Corporation

Previous (During Past Five Years):

•	Level 3 Communications, Inc. (2005-2017)
•	Immarsat plc (2005-2014)

10	DOMINION ENERGY 2020 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Thomas F. Farrell, II

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER DIRECTOR SINCE: 2005 AGE: 65

Mr. Farrell has been Chairman, President and Chief Executive Officer of Dominion Energy since April 2007. He is also Chairman of the Board and Chief Executive Officer of Virginia Electric and Power Company and Dominion Energy Gas Holdings, LLC, and Chairman of the Board of Dominion Energy South Carolina, Inc., all wholly owned subsidiaries of Dominion Energy that have registered debt. Mr. Farrell also previously served as Chairman, President and Chief Executive Officer of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream Partners, LP. He is past chairman of INPO and a former chair and current member of the board of directors of Edison Electric Institute, through which he represents the interests of Dominion Energy and the energy sector as a whole.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

As Dominion Energy’s Chief Executive Officer, Mr. Farrell leads one of the nation’s largest producers and transporters of energy with more than $100 billion of assets. He has more than two decades of experience in various executive and operational roles within Dominion Energy and throughout our industry and is keenly familiar with the environmental, regulatory and public policy issues that are central to our business. He also has experience with strategic planning, investor relations, capital markets, litigation management, risk management, mergers and acquisitions, and regulatory matters. Mr. Farrell has the strong leadership and management skills and industry experience that are essential to drive the execution of our company’s clean energy plan.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Altria Group, Inc.

Previous (During Past Five Years): Dominion Energy Midstream GP, LLC (2014-2019)

D. Maybank Hagood

DIRECTOR SINCE: 2019 AGE: 58 COMMITTEE MEMBERSHIP: • Audit

Mr. Hagood has served as Chief Executive Officer of Southern Diversified Distributors, Inc. (SDD) since 2003 and as Chairman since 2012. SDD is the parent company of William M. Bird and Company, Inc., TranSouth Logistics, LLC, and East Bay Supply Co, providers of floor covering distribution and supplies, warehousing, logistics, and transportation throughout the Southeast.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Hagood brings leadership, management, human resources, risk management, financial operations, and strategic planning skills as the Chief Executive Officer of SDD. He also has expertise in customer service operations, supply chain management and marketing as well as addressing changing consumer preferences, all of which are necessary in serving as the distributor of floor coverings and linking manufacturers with customers. Mr. Hagood also brings industry, corporate governance and public company board experience through his tenure as a member of the Board of Directors of SCANA Corporation.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Previous (During Past Five Years): SCANA Corporation (1999-2018)

2020 Proxy Statement DOMINION ENERGY	11

              ITEM 1 — ELECTION OF DIRECTORS

John W. Harris

LEAD DIRECTOR DIRECTOR SINCE: 1999 AGE: 72 COMMITTEE MEMBERSHIP: • Compensation, Governance and Nominating (Chair)

Mr. Harris serves as Chairman and Chief Executive Officer of Lincoln Harris LLC (formerly The Harris Group), a real estate consulting firm which he co-founded in 1999, and is a former President of The Bissell Companies, Inc., a commercial real estate and investment management company.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Harris has extensive leadership and management skills, as well as financial and capital markets experience through his current and past service as a chief executive officer and in other senior executive positions. He has knowledge of, and familiarity with, our industry, markets and regulatory concerns as a former director of Piedmont Natural Gas Company, Inc. Mr. Harris also brings insight and expertise in risk management, strategic planning and operations management.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Previous (During Past Five Years): Piedmont Natural Gas Company, Inc. (1997-2014)

Ronald W. Jibson

DIRECTOR SINCE: 2016 AGE: 66 COMMITTEE MEMBERSHIP: • Finance and Risk Oversight • Sustainability and Corporate Responsibility

Mr. Jibson served as Chairman, President and Chief Executive Officer of Questar Corporation (Questar) from July 2012 to September 2016, prior to Questar’s merger with Dominion Energy. He served as President and Chief Executive Officer of Questar from June 2010 through July 2012.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Jibson has in-depth knowledge of the U.S. natural gas industry, including responsibility for and extensive experience with gas transmission and distribution operations, operational safety, cyber security, regulatory affairs and marketing, developed during 35 years of service at Questar. He provides management, leadership and analytical skills from his experience as a chief executive officer of a public company as well as an understanding of the finance and accounting associated with a regulated utility. He is a known leader in the natural gas industry as demonstrated through his service as a past chairman of the American Gas Association.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: IDACORP, Inc.

Previous (During Past Five Years):

•	National Fuel Company (2014-2016)
•	Questar Corporation (2012-2016)

12	DOMINION ENERGY 2020 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Mark J. Kington

DIRECTOR SINCE: 2005 AGE: 60 COMMITTEE MEMBERSHIP: • Compensation, Governance and Nominating • Finance and Risk Oversight (Chair)

Mr. Kington has been managing director of Kington Management, LP and its predecessor, a private investment firm, since 2012. He was managing director of X-10 Capital Management, LLC from 2004 through 2012. Mr. Kington is and has been the principal officer and investor in several communications firms and was a founding member of Columbia Capital, LLC, a venture capital firm specializing in the communications and information technology industries. He also serves on the boards of the Darden School Foundation and The Nature Conservancy in Virginia.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Kington has extensive experience in information technology, investment management and corporate finance, including derivatives and capital markets, that is valuable as the Chair of the Finance and Risk Oversight Committee. He also has regulatory and governmental expertise acquired during his tenure in the highly regulated telecommunications industry. Through his service as a managing director, Mr. Kington brings leadership and risk management experience.

Joseph M. Rigby

DIRECTOR SINCE: 2017 AGE: 63 COMMITTEE MEMBERSHIP: • Audit • Sustainability and Corporate Responsibility

Mr. Rigby served as Chairman, President and Chief Executive Officer of Pepco Holdings, Inc. (Pepco), an energy delivery company serving the mid-Atlantic region, from May 2009 to March 2016. Prior to that, Mr. Rigby held other executive officer positions with Pepco and its subsidiaries, including chief operating officer and chief financial officer.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Rigby has extensive utility expertise, with in-depth knowledge of electric transmission and distribution operations, acquired through more than 37 years with Pepco and its subsidiaries. He brings leadership, management, regulatory, finance, human resources and mergers and acquisition experience, among other business disciplines, as the retired Chief Executive Officer of Pepco. Mr. Rigby also provides financial and accounting expertise from his service as the Chief Financial Officer of Pepco and public accounting background.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: South Jersey Industries, Inc.

Previous (During Past Five Years):

•	Dominion Energy Midstream GP, LLC (2014-2017)
•	Pepco Holdings, Inc. (2009-2016)

2020 Proxy Statement DOMINION ENERGY	13

              ITEM 1 — ELECTION OF DIRECTORS

Pamela J. Royal, M.D.

DIRECTOR SINCE: 2013 AGE: 57 COMMITTEE MEMBERSHIP: • Audit • Sustainability and Corporate Responsibility

Dr. Royal has been the owner and President of Royal Dermatology and Aesthetic Skin Care, Inc. since 1990. She is also a practicing physician. Dr. Royal currently serves on the boards of The Community Foundation, Bon Secours Richmond Health System and St. Christopher’s School, and is a member of the Executive Committee of Venture Richmond and the Local Advisory Board of BB&T. She previously served on numerous other boards, including The Valentine Museum (former chair), the United Way of Greater Richmond and Petersburg (former chair), CenterStage Foundation (former vice chair), The Greater Richmond Chamber of Commerce, J. Sargeant Reynolds Community College Foundation and the Virginia Early Childhood Foundation.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

As a recognized leader in the Richmond business and civic community and from her experience as president of her own medical practice, Dr. Royal provides leadership, management and analytical skills to the Board. She also brings broad experience with regulatory matters, including privacy and data security issues, and insurance expertise, developed through her experience running a business in a highly regulated industry. From her familiarity with the local economies and communities served by us, and as a local business owner, Dr. Royal understands the criticality of meeting customer and stakeholder expectations and the value of maintaining and building our brand and reputation.

Robert H. Spilman, Jr.

DIRECTOR SINCE: 2009 AGE: 63 COMMITTEE MEMBERSHIP: • Audit (Chair) • Compensation, Governance and Nominating

Mr. Spilman has been President and Chief Executive Officer of Bassett Furniture Industries, Incorporated (Bassett), a furniture manufacturer and distributor, since 2000. He has also served as Chairman of the Board of Bassett since 2016. Mr. Spilman serves on the Virginia Foundation for Independent Colleges and previously was Chairman of the Board of Directors of New College Institute.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Spilman has knowledge of and expertise in brand management, product development and competitive consumer markets as chief executive officer of a national retailer, manufacturer and marketer of branded home furnishings. He is familiar with human resources and information technology concerns associated with retail operations. Mr. Spilman provides leadership, investor relations and management skills from experience as a current chief executive officer and director of a public company. He also brings public company board and governance experience as a former lead director of Harris Teeter Supermarkets, Inc.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Bassett Furniture Industries, Incorporated

Previous (During Past Five Years): Harris Teeter Supermarkets, Inc. (2002-2014)

14	DOMINION ENERGY 2020 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Susan N. Story

DIRECTOR SINCE: 2017 AGE: 60 COMMITTEE MEMBERSHIP: • Audit • Finance and Risk Oversight

Ms. Story has been President and Chief Executive Officer of American Water Works Company, Inc. (American Water) since 2014, after joining American Water as Senior Vice President and Chief Financial Officer in 2013. She is retiring from American Water on April 1, 2020. Prior to American Water, Ms. Story served as Executive Vice President of Southern Company (Southern), and in other executive positions with subsidiaries of Southern, including President and Chief Executive Officer of Southern Company Services from January 2011 to April 2013 and President of Gulf Power Company from April 2003 to December 2010. Ms. Story serves or has served on a number of boards, including the Bipartisan Policy Center, the New York Stock Exchange Board Advisory Council, the Alliance to Save Energy, and the Electric Power Research Institute Advisory Council.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Ms. Story brings leadership, operations, strategic planning, environmental, social, and governance (ESG) and financial and risk management experience from her current service as a chief executive officer and prior experience as the chief financial officer of a publicly traded, regulated utility. She has extensive industry experience developed through her career at Southern, including her tenure as chief executive officer of a subsidiary company, Gulf Power Company, where she addressed issues also faced by Dominion Energy, including technological advances, nuclear operations, cyber security threats, changing workforce demographics and healthcare costs. As lead director of Raymond James Financial, Inc., Ms. Story is extremely familiar with public company corporate governance requirements including transparency, accountability and Board effectiveness.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current:

•	American Water Works Company, Inc. (2014-April 1, 2020)
•	Raymond James Financial, Inc.

Michael E. Szymanczyk

DIRECTOR SINCE: 2012 AGE: 71 COMMITTEE MEMBERSHIP: • Compensation, Governance and Nominating • Finance and Risk Oversight

Mr. Szymanczyk served as Chairman and Chief Executive Officer of Altria Group, Inc. (Altria) from March 2008 to May 2012. He served as Chairman, President and Chief Executive Officer of Philip Morris USA Inc. from 2002 to 2008. Prior to that, he served in various sales and marketing roles at Proctor & Gamble, Inc. and Kraft, Inc.

EXPERIENCE, QUALIFICATIONS AND ATTRIBUTES

Mr. Szymanczyk has leadership, problem-solving, communications, management and analytic skills gained from his experience as the chief executive officer of a global Fortune 500 public company. He has expertise in complex strategic, operational, investor relations, capital markets, regulatory, litigation management, risk management, mergers and acquisitions and other matters that are critical in effective board oversight of a public company. Mr. Szymanczyk brings innovation and technology experience developed through his responsibility for research & development and marketing operations while Chief Operating Officer/CEO of Philip Morris USA Inc. and later as CEO of Altria.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Duke Realty Corporation

Your Board of Directors recommends that you vote FOR each of these nominees.

2020 Proxy Statement DOMINION ENERGY	15

Corporate Governance

Refreshing the Board and Nominating Directors

The CGN Committee, which is composed entirely of independent directors, regularly considers the size and composition of our Board and continually assesses whether its composition is appropriate for the company’s current and future strategic needs, which change as our business environment evolves. The CGN Committee also takes into consideration the results of the Board’s self-evaluation. The CGN Committee identifies any gaps that may need to be filled through the board refreshment and succession process by considering a variety of factors, including:

•	A matrix of existing and desired skills and experiences that would be beneficial to our Board and its committees;

•	The Board’s self-assessment process and identified areas of expertise of current directors;

•	Changes in our business strategy and operating environment;

•	Tenure of current Board members, with the goal of striking a balance between the knowledge, continuity and other benefits that directors with longer terms of service provide to the Board, with the new experience, insights and fresh perspectives that new directors contribute; and

•	Anticipated director retirements.

The CGN Committee is responsible for identifying possible director candidates, reviewing their qualifications, and recommending to the Board specific candidates for nomination. In identifying potential nominees, the CGN Committee considers candidates recommended by shareholders, current members of the Board or members of management, as well as any other well-qualified candidates that may come to the CGN Committee’s attention. The CGN Committee may also choose to utilize an independent, third party search firm if needed. In accordance with its charter, when selecting nominees to recommend to the Board, the CGN Committee considers all candidates equally and in the same manner, including those recommended by shareholders. Any shareholder wishing to recommend a director candidate for consideration by the CGN Committee should send a written statement to the Corporate Secretary, identifying the candidate and providing relevant qualifications and biographical information.

board refreshment process 1 Board composition, including director skill set, is regularly analyzed 2 Candidate list is developed, including, if applicable, recommendations of directors, management and shareholders 3 Personal qualities, skills and background of potential candidates are considered. Candidates are reviewed for independence and potential conflicts 4 CGN Committee evaluates candidates and recommends nominees to the Board 5 Board evaluates the candidates, analyzes independence and potential conflicts and selects nominees 7 NEW DIRECTORS added since 2013 bringing fresh perspectives to the board

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CORPORATE GOVERNANCE

The CGN Committee recognizes that a Board with diverse skills, experiences and perspectives helps encourage critical thinking and innovative, strategic discussions, which in turn contributes to the continued success of the company. In evaluating a director candidate, the CGN Committee considers, among other things:

•	The candidate’s business or other relevant experience, such as energy and utility industry experience, nuclear experience, technology experience, financial or accounting experience (including oversight experience), legislative or regulatory experience and experience on public company boards;

•	Whether the candidate’s skills and competencies align with the company’s future strategic challenges and opportunities;

•	The candidate’s character, judgment, diversity of experience, business acumen and ability to act on behalf of shareholders;

•	The interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of our Board; and

•	The candidate’s ability to contribute to the effectiveness of the Board.

Once a potential candidate has been identified, the CGN Committee reviews the background of the candidate for potential conflicts and to determine whether the candidate would be independent under the independence standards of Dominion Energy and the New York Stock Exchange (NYSE). The Board then typically meets with the candidates in small and large groups of directors and in informal and formal settings to allow for personal interaction and assessment. Both the CGN Committee and the Board meet in executive sessions to discuss the qualifications of the director candidate before the CGN Committee makes a final recommendation to the Board.

When considering director candidates and the current and future composition of the Board, the CGN Committee and the Board consider how each candidate’s background, experiences, skills and/or prior board and committee service will contribute to and complement the existing Board.

Refreshment and Board Diversity

Per the company’s Corporate Governance Guidelines, the CGN Committee is charged with selecting candidates who represent a mix of backgrounds and experiences enhancing the quality of the Board’s deliberations and decisions as well as those of its four committees. Representation of gender, racial, cultural, geographic and other diverse perspectives promotes the Board’s understanding of the needs and viewpoints of our investors, customers, employees, suppliers, community groups and other stakeholders. The CGN Committee is therefore committed to actively seeking quality women and minority candidates for consideration. The slate of recommended directors includes four directors who are women and/or people of color, including 25% of Committee chairs, reflecting a Board that is over 30% diverse. Dominion Energy supports the efforts of the global 30% Club to improve gender balance on public company boards. We are committed to building a board that is broad in attributes and experience.

GENDER DIVERSITY BOARD DIVERSITY 23% Female Representation 31% Gender and Ethnically Diverse GENDER DIVERSITY BOARD DIVERSITY 23% Female 31% Gender and Ethnically Diverse

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              CORPORATE GOVERNANCE

DIRECTOR ATTRIBUTES AND EXPERIENCE

The Board seeks a mix of directors with qualities that result in a well-rounded, diverse Board that thinks critically and also functions effectively by reaching informed decisions. Our directors have a diversity of experience and a variety of skills, education, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role of the company.

The table below is a summary of the range of attributes and experiences that each director brings to our Board. Because it is a summary, it is not intended to be a complete description of all of the skills and attributes that each of our Board members possesses.

Additional information about each director’s background, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the company is provided under the heading Item 1 – Election of Directors beginning on page 9.

Age	59	58	72	65	58	72	66	60	63	57	63	60	71

Tenure (years)	1	9	6	15	1	20	3	14	3	7	10	3	7

Gender	M	F	M	M	M	M	M	M	M	F	M	F	M

Leadership	●	●	●	●	●	●	●	●	●	●	●	●	●

Industry	●		●	●	●	●	●		●			●

Financial or Accounting	●	●	●	●	●	●	●	●	●	●	●	●	●

Corporate Governance	●	●	●	●	●	●	●	●	●	●	●	●	●

Risk Oversight and Management	●	●	●	●	●	●	●	●	●	●	●	●	●

Government, Public Policy or Legal	●	●	●	●		●	●	●	●			●	●

Human Capital/Talent Management	●	●	●	●	●	●	●	●	●	●	●	●	●

Innovation and Technology			●	●			●	●		●		●	●

Environmental		●	●	●			●		●		●	●	●

Customer Satisfaction and/or Service	●	●		●	●		●		●	●	●	●	●

bennett dragas ellis farrell hagood arris jibson kington rigby royal spilman story szymanczyk

13

Leadership experience is valuable in overseeing management’s performance. Directors with leadership experience also tend to demonstrate a practical understanding of organizations, strategy, risk management and corporate governance.

8

Industry experience is important given the complexity of the utility industry and nuclear power operations. Directors with industry experience also assist the Board with effective oversight of the company’s business and long-term strategy.

13
Financial or Accounting experience is important in understanding and overseeing the financial reporting and internal controls of the company.
13
Corporate Governance experience is important in assuring transparency, accountability and Board effectiveness.
13

Risk Oversight and Management experience is important in overseeing the challenges and potential disruptors facing the company. Risk management experience can be acquired in many ways, including through formal risk management training as well as through years of first-hand experience gained from service in a variety of leadership roles.

10

Government, Public Policy or Legal experience is relevant as the company’s operations are subject to regulation by multiple states and federal regulatory authorities. Directors with experience in law, government and public policy can provide insight and understanding of effective strategies in these areas.

13
Human Capital/Talent Management experience is important in order to attract, develop, motivate and retain high-quality personnel.
7
Innovation and Technology experience is valuable in developing the best tools to advance operations, addressing physical and cybersecurity concerns, and identifying new business opportunities.
8
Environmental experience is important in understanding and assessing complex regulatory requirements and the company’s environmental compliance obligations.
10
Customer Satisfaction and/or Service experience is relevant as the company seeks to provide customers reliable service at reasonable rates.

18	DOMINION ENERGY 2020 Proxy Statement

CORPORATE GOVERNANCE

SHAREHOLDER-NOMINATED DIRECTOR CANDIDATES

Dominion Energy’s Bylaws allow a shareholder, or a group of up to 20 shareholders, owning collectively 3% or more of the company’s outstanding common stock continuously for at least the previous three years, to nominate and include in the company’s proxy materials director nominees constituting up to the greater of 20% of the Board or two nominees provided that such shareholder(s) and nominee(s) satisfy the requirements set forth in the Bylaws. For additional information, see Shareholder Director Nominations for Inclusion in the 2021 Proxy Statement on page 83.

Board and Committee Evaluations

Our Board conducts an annual self-assessment aimed at enhancing its effectiveness and performance. As part of this assessment, our Lead Director conducts individual interviews with each of the independent directors designed to gather suggestions for improving Board effectiveness and to solicit input on a range of issues, including overall Board performance, the Board’s understanding of the company’s core businesses and strategy, Board and committee responsibilities, CEO and senior management succession planning, the flow of information from management, and Board meeting agenda topics. Each director also anonymously completes a written questionnaire covering these topics, giving them another opportunity to provide candid observations.

Each Board committee conducts an annual assessment of its effectiveness and performance. Similar to the Board, each committee member anonymously completes a written questionnaire soliciting feedback on topics such as committee size, member expertise, responsibilities, meeting materials provided by management, and performance. A compilation of the responses is reviewed and discussed by each committee in executive session, and each committee chair reviews the results of the respective committee with the CGN Committee.

During an executive session of the Board, responses from both the director and committee questionnaires and insights from the Lead Director interviews are discussed and potential areas to enhance the Board’s effectiveness are identified. While the formal evaluation process occurs annually, the dialogue continues throughout the year with updates in regular sessions with management and executive sessions of the Board regarding any identified focus item and any new topics that arise. Board policies and practices are updated as appropriate as a result of feedback provided during the annual evaluation process and throughout the year.

BOARD AND COMMITTEE EVALUATION PROCESS Self-assessment questionnaires Completed anonymously by each director for the Board as a whole and each committee on which the director serves One-on-one discussions Between our Lead Director and each non-employee Director Executive session discussions Executive sessions to discuss Board and Committee performance are led by the Lead Director and each Committee Chair Feedback incorporated Policies and practices updated as appropriate as a result of annual and ongoing feedback Ongoing feedback Directors provide ongoing, real-time feedback outside of the annual evaluation process

Director Independence

Our Corporate Governance Guidelines and the NYSE listing standards require that the Board be composed of a majority of independent directors. To assist in assessing director independence, the Board has adopted independence standards that also meet the independence requirements of the NYSE listing standards. In applying our independence standards and applicable Securities and Exchange Commission (SEC) and NYSE criteria, the Board considers all relevant facts and circumstances.

Our independence analysis also identifies certain types of commercial and charitable relationships that are immaterial and, therefore, do not affect a director’s independence. As such, these categorical relationships are not

2020 Proxy Statement DOMINION ENERGY	19

              CORPORATE GOVERNANCE

considered by the Board when determining independence, though they are reported to the CGN Committee annually. The Board may determine that a director is independent even if that director has a relationship that does not fit within these categorical standards, provided that the relationship does not violate our independence standards or NYSE independence standards. If such a determination is made, the basis for the Board’s determination will be explained in the company’s next proxy statement. Our independence standards are included in the appendix to our Corporate Governance Guidelines, which can be found at www.dominionenergy.com/company/governance/governance-guidelines.

Based on the NYSE’s and Dominion Energy’s independence standards, and taking into account all relevant facts and circumstances, the Board determined that the following directors are independent: Messrs. Bennett, Ellis, Hagood, Harris, Jibson, Kington, Rigby, Spilman and Szymanczyk, Dr. Royal, and Mses. Dragas and Story. The Board determined that Mr. Farrell is not independent because he currently serves as our President and CEO.

In determining the independence of Mr. Jibson, the CGN Committee considered Mr. Jibson’s former employment as Chairman, President and CEO of Questar through September 2016, before the merger of Questar with Dominion Energy. Mr. Jibson receives no additional benefits from Dominion Energy except for those he receives for his previous service as an employee of Questar. The CGN Committee also considered the employment of Mr. Jibson’s adult, financially independent son by Dominion Energy during 2019. Mr. Jibson’s son is employed as a manager of joint operations and regulatory affairs with a subsidiary of Dominion Energy and is not an executive officer of Dominion Energy or any of its subsidiaries. The CGN Committee recommended and the Board concurred that Mr. Jibson’s employment by Questar prior to the merger with Dominion Energy and the employment of Mr. Jibson’s son do not affect Mr. Jibson’s independence.

Additional Independence Requirements for the Audit Committee and CGN Committee members. Our Audit Committee and CGN Committee charters contain additional independence requirements for each committee’s members. Our Audit Committee charter prohibits committee members from receiving any compensation from Dominion Energy except in their capacity as a director or committee member, or as permitted by SEC rules with respect to fixed amounts of compensation under a retirement plan for prior services. Our CGN Committee charter specifies that all members of the committee must meet the non-employee director requirements prescribed by SEC rules and, for purposes of administering any grandfathered performance-based awards under our executive compensation programs, the outside director requirements under Section 162(m) of the Internal Revenue Code (the Code).

Board and Committee Governance

OUR CORPORATE GOVERNANCE GUIDELINES

The Board is charged with the responsibility of overseeing the company’s management as well as the business and affairs of Dominion Energy on behalf of its shareholders. The Board and management also recognize that the interests of Dominion Energy are advanced by responsibly addressing the concerns of other constituencies, including employees, customers and the communities where Dominion Energy operates. Dominion Energy’s Corporate Governance Guidelines are intended to support the Board in its oversight role and in fulfilling its obligation to shareholders.

Our Corporate Governance Guidelines address, among other things:

•	The composition and responsibilities of the Board;

•	Director independence standards;

•	Details of our Bylaws concerning the election of directors by majority vote;

•	The duties and responsibilities of our Lead Director;

•	Share ownership requirements and compensation of non-employee directors;

•	Management succession and review; and

•	The recovery of performance-based compensation in the event financial results are restated due to fraud or intentional misconduct.

Our Corporate Governance Guidelines can be found at www.dominionenergy.com/company/governance/governance-guidelines.

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CORPORATE GOVERNANCE

OUR BOARD LEADERSHIP STRUCTURE

Our Board leadership is currently structured with a Chairman (who is also our CEO), an independent Lead Director, and independent committee chairs. Our Corporate Governance Guidelines provide that the Board will determine whether to have a joint CEO and Chairman position or to separate these offices, taking into consideration succession planning, the skills and experience of the individual or individuals filling these positions and other relevant factors. The Board believes that the most effective leadership structure for Dominion Energy at this time is having Mr. Farrell serve as both CEO and Chairman of the Board, but considers the appropriateness of this structure at least annually. A combined CEO and Chairman role promotes unified leadership and direction for the company, and assists in effective execution of the company’s strategy and business plans. The Board believes Mr. Farrell provides the necessary experience and skills to lead the company in addressing (i) the energy demands of the communities where Dominion Energy does business, (ii) financial and economic issues, and (iii) current and future environmental and regulatory challenges. The Board also believes that Mr. Farrell’s insight and understanding of the material risks inherent to our business allow him to identify and raise key risks to the Board. His role as Chairman ensures that the Board and its standing committees give attention to areas of concern.

The Board believes there is no single best leadership structure that is the most effective in all circumstances and may decide to separate the positions of CEO and Chairman in the future if it deems it appropriate and in the best interests of the company and its shareholders. The Board has also adopted governance policies and practices to ensure a strong and independent Board that provides balance to the combined CEO and Chairman position, including:

•	All directors, except for Mr. Farrell, are independent;

•	All of our committees consist entirely of independent directors;

•	Our Corporate Governance Guidelines dictate that the non-management directors shall elect an independent Lead Director when the Chairman of the Board is not an independent director;

•	Dominion Energy has an independent Lead Director who leads executive sessions of our non-management directors at each regularly scheduled Board meeting; and

•	If the Lead Director is not available, the Chair of the CGN or Audit Committee acts as the Lead Director.

ROLE OF THE LEAD DIRECTOR

The duties and responsibilities of our independent Lead Director include:

•	Presiding over all meetings of the Board when the Chairman is not present and over all executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors on all Board issues;

•	Calling meetings of the independent directors, as needed;

•	Approving Board meeting agendas and information sent to the Board;

•	Approving Board meeting schedules to ensure sufficient time for discussion of all agenda items;

•	Being available to communicate with major shareholders, if requested; and

•	Being authorized, in consultation with the Board, to retain independent advisers.

The Lead Director also leads the evaluation of the performance of our CEO, oversees the Board’s annual self-assessment, encourages and facilitates active participation by all directors, and monitors and coordinates with management on corporate governance issues and developments. The Board believes that designating a Lead Director and having a majority of independent directors provides an effective counterbalance to the combined Chairman and CEO role. Mr. Harris currently serves as the Lead Director for the Board.

Board members also have complete and open access to management, as well as our independent auditor and the CGN Committee’s independent compensation consultant.

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              CORPORATE GOVERNANCE

ROLE OF THE BOARD – OVERSIGHT OF STRATEGY, RISK AND SUSTAINABILITY

Oversight of Strategy

Dominion Energy is operating in an environment of rapid change. Shifting market fundamentals, technological advances, environmental imperatives and changing customer preferences are reshaping our operations and asset portfolio. These shifts require significant Board engagement on strategy. The Board recognizes that the true measure of its stewardship is an effective long-term growth strategy that addresses the interests of shareholders and other constituencies, including customers, employees, suppliers, our neighbors in the communities we serve and the environment.

Given the iterative nature of strategy development, the Board’s oversight of strategy is continuous and embedded in its governance activities throughout the year, including:

•	Oversight of the company’s long-term financial plan, which is updated in a process that dovetails with the company’s annual corporate and business segment risk assessments;

•	Semi-annual planning retreats;

•	Review of the company’s safety, sustainability, workforce development, diversity and innovation initiatives;

•	Regular public policy updates, including customer and public opinion research; and

•	Oversight of the company’s Ethics & Compliance program, which is designed to reinforce the company’s strong ethical culture.

Key areas of the Board’s strategic role are its oversight of risk management, cybersecurity, and the company’s sustainability initiatives.

Oversight of Risk Management

The company and the utility industry as a whole continue to face uncertainty posed by external forces, and the interactions among risks are becoming increasingly more complex. Accordingly, appropriate enterprise risk management (ERM) processes are embedded in all critical business processes of the company and are intended to help us nimbly respond to changes in our business environment. The Board has implemented a risk governance framework designed to help the directors:

•	Understand critical risks to the company’s business and its strategic plan;

•	Allocate responsibilities for risk oversight among the full Board and its committees;

•	Evaluate the company’s risk management processes and whether or not they are functioning adequately;

•	Facilitate open dialogue between management and directors; and

•	Foster a culture of risk awareness throughout the company.

The ERM program is designed to identify operational, financial, strategic, compliance and reputational risks that could adversely affect the execution of the company’s plans or the effectiveness of its business model (or, conversely, facilitate new growth opportunities). ERM processes are used to assess the likelihood and potential impact of these risks and develop strategies to mitigate or manage such risks within the company’s risk appetite.

As provided under our Corporate Governance Guidelines and committee charters, the Board, the Audit Committee and the Finance and Risk Oversight Committee each regularly receive and discuss reports from the Chief Risk Officer and other members of management who are involved in risk management functions. In addition, the CGN Committee reviews with management an annual assessment of the overall structure of the company’s compensation program and policies to ensure consistency with the company’s risk management objectives.

To learn more about risks facing the company, you can review the risks described in Part I, “Item 1A. Risk Factors” in the 2019 Annual Report on Form 10-K. The risks described in the Form 10-K are not the only risks facing the company. Additional risks and uncertainties also may materially adversely affect the company’s business, financial condition or results of operations in future periods.

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CORPORATE GOVERNANCE

Oversight of Cybersecurity

Our Board devotes significant time and attention to data and systems protection, including cybersecurity and information security risk. Our Board and Finance and Risk Oversight Committee receive presentations and reports throughout the year on cybersecurity and information security risk from management, including the Chief Information Officer and Chief Security Officer. These presentations and reports address a broad range of topics, including updates on policies and practices, industry trends, threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats.

From time to time, we incorporate outside speakers for an independent view on key matters, including a security presentation to the Board from a Department of Homeland Security Deputy Under Secretary in 2019. Management works closely with key stakeholders, including regulators, government agencies, peer institutions, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk.

Oversight of Sustainability

We are striving to build a clean and sustainable future for our customers, employees, shareholders and the communities in which we operate. As part of its oversight, the Board receives and discusses regular reports on sustainability matters, including those related to safety, environmental compliance, staffing diversity, innovation and technology and sustainability initiatives across the company. In 2018, the Board of Directors established a Sustainability and Corporate Responsibility (SCR) Committee to oversee the company’s approach to environmental, social, economic and reputational matters and our innovation efforts in these areas. With its meeting agenda devoted primarily to ESG matters, the SCR Committee met three times in 2019, its first full year. The meetings included reports and presentations on the company’s charitable contribution and community service program, environmental justice, ESG risk assessment, updates on carbon and methane emission reduction targets, and other ESG-related matters. Both the Chief Environmental Officer and Chief Innovation Officer also provided regular reports to the full Board and the SCR Committee.

Under the oversight of the Board and the SCR Committee, in October 2019, the company published its annual Sustainability & Corporate Responsibility Report, which sets forth our most material ESG priorities, our performance in these areas and targets for further improvement.

OUR COMMITMENT TO SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Dominion Energy is transforming everything we do to build a more sustainable future for our customers, the planet and our company, while delivering sustainable, long-term growth to our shareholders. This means taking bold and innovative approaches to accomplish our long-standing priorities – being transparent, being a trusted community partner, helping those in need, and developing a workforce reflecting those we serve – while also providing affordable and reliable service while minimizing our impact on the environment.

We are embracing change and operating more sustainably than ever before. Between 2005 and 2018, we reduced carbon emissions almost 50%, which is 70% better than the most recently reported industry average. Between 2010 and 2018, the company’s methane emissions have declined by approximately 25%, the equivalent of taking over 1.3 million non-electric cars off the road or planting 103 million new trees.

Earlier this year, Dominion Energy announced its commitment to achieve net zero emissions by 2050. The goal covers reductions of carbon dioxide and methane emissions, the dominant greenhouse gases, from our electric generation and gas infrastructure operations. The net zero carbon commitment builds on our existing goal of reducing carbon emissions from our generation business by 55% by 2030. The net zero commitment also comes with two new interim goals for methane emissions reductions – 65% between 2010 and 2030 and 80% between 2010 and 2040. The strengthened commitment builds on our company’s history of environmental stewardship, while acknowledging the need to further reduce emissions consistent with the findings of the United Nations’ Intergovernmental Panel on Climate Change.

The company is deploying capital to support a more sustainable future through numerous innovative projects. In 2019, we announced plans to develop a three-phase offshore wind project – the nation’s largest – totaling 2,640 megawatts, which will be able to power 660,000 homes by 2026. We are partnering with school districts across Virginia on a nation-leading initiative to replace diesel school buses with emission-free electric school buses,

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              CORPORATE GOVERNANCE

promoting cleaner and healthier communities. And we partnered with the nation’s largest pork and dairy producers to capture methane emissions from our nation’s farms and turn it into renewable natural gas to serve homes, businesses and vehicle fleets. Other initiatives include grid enhancements to facilitate the more rapid deployment of electric vehicle charging infrastructure and developing infrastructure to promote the availability and affordability of liquefied natural gas (LNG), compressed natural gas and hydrogen fuels in place of higher-carbon and higher-emitting fuels.

We are focused on the safety, development and engagement of our employees and are committed to maintaining a diverse and inclusive workplace. At Dominion Energy, the work we do can be dangerous. So our first and fundamental goal is to send every employee home safe and sound, every day. While we will not be satisfied until our incident rate reaches zero, in 2019, we made further progress toward that goal with our lowest ever companywide OSHA recordable incident rate*.

We are increasing the workforce diversity that allows us to better serve our customers, foster innovation and position the company for long-term success. From 2015 through 2019, we raised our diverse hiring rate from 31% to 45%. We are building on that progress by stepping up our recruitment of women, minorities, people with disabilities and other diverse candidates with a multi-pronged strategy that includes new recruiting programs and hiring protocols, unconscious bias training and tools that help company leaders monitor progress on diversity goals. In 2019, we hosted our first ever “Careers in Energy” Diversity Student Conference, welcoming 125 top women and minority college students from across the United States for a multi-day introduction to our industry, our company and a summer internship recruiting event. We also make a special effort to recruit veterans. At Dominion Energy, one in five new hires is a veteran, thanks to the success of our military program, which aims to support military servicemen and women while developing our talent pipeline.

Dominion Energy and our employees care about the communities we serve. In 2019, we invested over $48 million to support community needs, and employees gave over 131,000 hours of volunteer service.

Because transparency matters to Dominion Energy and our stakeholders, we have launched innovative communication and disclosure strategies. In early 2019, we hosted our investors and stakeholders for a first-of-its-kind ESG specific investor day at the NYSE during which senior company leadership presented our detailed vision for a more sustainable future.

Our Five Core Values

Safety	Ethics	Excellence	Embrace Change	One Dominion Energy

Safety is our highest priority – in the workplace and in the community. The work we do can be dangerous. So our first and fundamental goal is to send every employee home safe and sound, every day. That is the only acceptable standard of performance.

Integrity, individual responsibility and accountability go hand-in-hand with bottom-line results. We cannot and will not take shortcuts to achieve our goals and fulfill our obligations to stakeholders. Ethical behavior matters, and our reputation depends on it.

		We set high performance standards and are committed to continuous improvement in all areas of our business. The odds of long-term success improve when we go beyond “good” and strive for “great.” Our aim is not to be the biggest energy company, just the best.	Transformation and growth are the keys to long-term prosperity. A culture of receptivity to change and ardor for innovation propels our company forward, ensuring that our stakeholders will continue to flourish and that our best days still lie ahead.	It’s about teamwork. It is a unifying outlook that transcends organizational boundaries and focuses on our shared mission and purpose. We know that strong, sustainable performance depends on how well we support one another in executing our business plan.

(*)	Previous safety figures have been recast to include Questar and SCANA operations.

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Enhanced ESG Disclosures

Our investors have told us they want more transparency about how Dominion Energy is addressing ESG concerns. We provided just that by publishing new or updated reports and completing multiple ESG surveys over the recent years.

•	Issued our annual Sustainability & Corporate Responsibility Report, which discusses our 2019 commitments and where we are headed for 2020. This report is indexed to the Sustainability Accounting Standards Board framework, the Global Reporting Initiative disclosure framework as well as the United Nations Sustainable Development Goals.

•	Published a Climate Report in 2018, which looks at the future make-up of Dominion Energy’s electric generation fleet under hypothetical 60% and 80% carbon reduction scenarios. This report provides an overview of the company’s strategy to further reduce our carbon footprint and discusses the opportunities and risk we see in the transition to a lower carbon environment.

•	Issued an update to our Methane Emissions Reduction Report, including leak rates.

•	Completed the annual Carbon and Water CDP (formerly the Carbon Disclosure Project) questionnaires, which received leadership ratings for sustainability and emissions reductions of A- and A in 2018 and 2019, respectively.

•	Recognized for the second consecutive year as a leader in political transparency by The Center for Political Accountability, a non-partisan advocacy organization that promotes political disclosure and accountability by corporations, and the Zicklin Center for Business Ethics Research at the University of Pennsylvania.

•	Revamped our dedicated ESG website to make data more accessible to our investors and other stakeholders.

INVESTOR ENGAGEMENT

Our relationship with our shareholders is an important part of our success, and we have a long tradition of engaging with our shareholders and obtaining their perspectives. In addition to investor engagements relating to finance and other business issues, our management engages with shareholders regularly on a variety of topics throughout the year to solicit input, answer questions and provide perspective on the company’s policies and practices. These engagements typically cover governance, executive compensation, environmental matters, sustainability, and other current and emerging issues that are important to our shareholders. Investor feedback from these engagements is considered by management, provided to the Board on a regular basis and reflected in enhancements to policies and practices, as appropriate. During 2019, our Corporate Secretary, Sustainability and Investor Relations teams led an integrated effort to reach out to investors representing approximately 38% of our outstanding shares and discussed a wide variety of issues. We believe that our approach to engaging openly with our investors on topics such as corporate governance, executive compensation, environmental matters, sustainability, and other current and emerging issues that are important to our shareholders provides increased accountability and transparency and ultimately drives long-term value.

2019 MEETINGS AND ATTENDANCE

As outlined in our Corporate Governance Guidelines, directors are expected to attend all Board and committee meetings. The Board met eight times in 2019. Each director serving in 2019 attended at least 75% of all Board meetings and the respective meetings of the committees on which he or she served. All of our directors then serving attended the 2019 Annual Meeting.

MEETINGS OF INDEPENDENT DIRECTORS

Executive sessions of our non-management, independent directors are held at each regularly scheduled Board meeting and are presided over by our Lead Director.

THE COMMITTEES OF THE BOARD

The Board has four standing committees, described below. The Board has adopted charters for each of these committees, which can be found at www.dominionenergy.com/company/governance/board-committees-and-charters.

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The principal role, independence standards and number of meetings held during 2019 of each committee are outlined below.

Audit Committee MEMBERS: Robert H. Spilman, Jr. (Chair) D. Maybank Hagood Joseph M. Rigby Pamela J. Royal, M.D. Susan N. Story MEETINGS HELD IN 2019: Eight

ROLE & RESPONSIBILITIES

The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for:

•  The integrity of the company’s financial statements and financial reporting practices;

•  The company’s compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls;

•  The qualifications, independence and performance of the company’s independent auditor;

•  The performance of the company’s internal audit function; and

•  The review of the company’s policies with respect to risk assessment and risk management.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace the independent auditor and to approve all audit engagement fees and terms. This committee periodically meets with both the independent auditor and internal auditor in separate sessions without management present and consults with the independent and internal auditors regarding audits of the company’s consolidated financial statements and adequacy of internal controls. The Audit Committee’s report is on page 33.

The Board has determined that each member of the Audit Committee is independent in accordance with NYSE listing standards, SEC regulations and the company’s independence standards. In addition, each member meets the financial literacy requirements for Audit Committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that all members are “audit committee financial experts,” as defined under SEC rules.

Compensation, Governance and Nominating Committee MEMBERS: John W. Harris (Chair) Helen E. Dragas Mark J. Kington Robert H. Spilman, Jr. Michael E. Szymanczyk MEETINGS HELD IN 2019: Six

ROLE & RESPONSIBILITIES

The CGN Committee’s primary responsibilities include reviewing and evaluating the company’s compensation and benefits policies and programs and overseeing the company’s corporate governance practices, including the identification and nomination of qualified director candidates and the assessment of the Board as a whole.

The CGN Committee consults directly with its independent compensation consultant, Frederic W. Cook & Co. (FW Cook), as needed, in reviewing and approving the company’s executive compensation and non-employee director compensation programs’ philosophies and strategies to ensure that the programs are based on sound compensation practices. For more information on the responsibilities and activities of the CGN Committee, including the committee’s processes for determining executive compensation, see CD&A beginning on page 35.

In overseeing Dominion Energy’s corporate governance practices, the CGN Committee reviews, evaluates, and makes recommendations to the Board regarding the Board’s effectiveness and its governance compliance and policies, as well as the qualifications of director candidates and the selection of director nominees.

The Board has determined that each member of the CGN Committee is independent in accordance with NYSE listing standards, SEC regulations and the company’s independence standards. The CGN Committee’s report to shareholders is on page 35.

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Finance and Risk Oversight Committee MEMBERS: Mark J. Kington (Chair) James O. Ellis, Jr. Ronald W. Jibson Susan N. Story Michael E. Szymanczyk MEETINGS HELD IN 2019: Four

ROLE & RESPONSIBILITIES

The Finance and Risk Oversight Committee’s main finance responsibilities include oversight of the company’s financial policies and objectives, including:

•  Reviewing the company’s capital structure;

•  Considering our dividend policy; and

•  Reviewing the company’s financing activities.

In addition, this committee oversees the implementation of the company’s risk assessment and risk management policies and objectives and reviews its insurance coverage.

This committee also reviews and discusses periodic reports pertaining to the oversight of nuclear operations.

The Board has determined that each member of the Finance and Risk Oversight Committee is independent in accordance with NYSE listing standards and the company’s independence standards.

Sustainability and Corporate Responsibility Committee

MEMBERS:

Helen E. Dragas (Chair)

James A. Bennett

James O. Ellis, Jr.

Ronald W. Jibson

Joseph M. Rigby

Pamela J. Royal, M.D.

MEETINGS HELD

IN 2019: Three

ROLE & RESPONSIBILITIES

The SCR Committee assists the Board in its oversight of the company’s performance as a sustainable organization and responsible corporate citizen. Its primary responsibilities include:

•  Overseeing strategies, activities and policies regarding environmental sustainability, corporate social responsibility and public issues of significance and related innovation matters that may affect the various stakeholders of the company;

•  Reviewing sustainability and corporate responsibility reports and other significant communications and reporting to stakeholders on environmental and social responsibility initiatives and activities; and

•  Reviewing sustainability targets established by the company and receiving reports from management on the company’s progress in achieving these commitments; and

•  Overseeing the company’s initiatives to support innovation, technology and sustainability.

The Board has determined that each member of the SCR Committee is independent in accordance with NYSE listing standards and the company’s independence standards.

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Compensation of Non-Employee Directors

In accordance with our Corporate Governance Guidelines, the CGN Committee annually reviews and assesses the non-employee director compensation program. As part of its review, the CGN Committee considers the significant time expended by, and the skill level required of, each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and market compensation practices and levels of our peer companies. Any changes proposed by the CGN Committee must be approved by the Board. Our non-employee director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate our non-employee directors with a combination of cash and equity awards, along with certain other benefits as described below.

During its annual review of the non-employee director compensation program in 2019, the CGN Committee considered an analysis prepared by its independent consultant, FW Cook, which summarized director compensation trends for independent directors and pay levels at the company’s Compensation Peer Group described on page 52). Following this review, and after considering the advice of FW Cook in 2019 about market practices and pay levels, the CGN Committee did not recommend any changes to our non-employee director compensation program.

The components of non-employee director compensation are as follows:

•	Annual cash retainer: $107,500

•	Annual stock retainer: $157,500

•	Lead Director annual cash retainer: $35,000

•	Committee chair annual cash retainer: Audit Committee and CGN Committee, $25,000; Finance and Risk Oversight Committee and SCR Committee, $20,000

•	Board and committee meeting fees: No separate meeting fees are paid, except that an excess meeting fee of $2,000 will be paid to each director who attends more than 25 meetings per calendar year, including Board and committee meetings, but not special education sessions. No excess meeting fees were paid in 2019.

The following table and footnotes reflect the compensation and fees received in 2019 by our non-employee directors for their services. Mr. Farrell does not receive any separate compensation for his service as a director.

Name	Fees Earned or Paid In Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
William P. Barr(4)	$–	$146,400	$–	$146,400
James A. Bennett(1)(6)	134,375	196,838	5,000	336,213
Helen E. Dragas(1)	127,500	157,472	5,000	289,972
James O. Ellis, Jr.	107,500	157,472	–	264,972
D. Maybank Hagood(6)	134,375	196,838	5,000	336,213
John W. Harris(3)(5)	173,750	157,472	164,996	496,218
Ronald W. Jibson	107,500	157,472	–	264,972
Mark J. Kington(1)	127,500	157,472	5,000	289,972
Joseph M. Rigby(1)	107,500	157,472	–	264,972
Pamela J. Royal, M.D.	107,500	157,472	–	264,972
Robert H. Spilman, Jr.	132,500	157,472	–	289,972
Susan N. Story(1)	107,500	157,472	–	264,972
Michael E. Szymanczyk(1)	107,500	157,472	–	264,972

(1)

Directors may defer all or a portion of their compensation or choose to receive stock in lieu of cash for meeting fees and annual cash retainers under the Non-Employee Directors Compensation Plan. Mses. Dragas and Story and Messrs. Bennett, Kington and Szymanczyk deferred all of their annual cash retainers to stock unit accounts in lieu of cash for 2019. Mr. Rigby deferred 20% of his annual cash retainer to a stock unit account in lieu of cash for 2019.

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(2)

Each non-employee director who was elected in May 2019 received an annual stock retainer valued at $157,472, which was equal to 2,086 shares, valued at $75.49 per share based on the closing price of Dominion Energy common stock on May 6, 2019. Directors may defer all or a portion of this stock retainer. (See the Director and Officer Beneficial Ownership table for February 28, 2020 balances.) A total of 25,032 shares of stock, in aggregate, were distributed to these directors, or to a trust account for deferrals, for their annual stock retainers. No options have been granted to directors since 2001. No directors had options outstanding as of December 31, 2019.

(3)

All Other Compensation amounts for 2019 are as follows: For Mr. Harris, the amount reported in this column is for dividend equivalents earned on his Directors’ Stock Accumulation Plan (SAP) balance. For certain directors elected to the Board prior to 2004, the SAP provided non-employee directors a one-time stock award equivalent in value to approximately 17 times the annual cash retainer then in effect. Stock units were credited to a book account and a separate account continues to be credited with additional stock units equal in value to dividends on all stock units held in the director’s account. A director must have 17 years of service to receive all of the stock units awarded and accumulated. Reduced distributions are made where a director has at least 10 years of service or has reached age 62 when service as a director ends. Dividend earnings under the SAP are paid at the same rate declared by the company for all shareholders. All other amounts in this column represent matching gift contributions made by the Dominion Energy Charitable Foundation as described under Other Director Benefits.

(4)	Mr. Barr resigned from the Board effective February 12, 2019 and was paid a departure stock grant valued at $146,400.

(5)	Mr. Harris was elected the chair of the CGN Committee effective February 12, 2019. He was paid a prorated cash retainer of $6,250.

(6)

Messrs. Bennett and Hagood were elected to the Board effective February 15, 2019 and were paid a prorated cash retainer of $26,875 and a prorated stock retainer valued at $39,375. Mr. Bennett deferred his prorated cash retainer to a stock unit account in lieu of cash.

EXPENSE REIMBURSEMENTS

We pay and/or reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and for other business-related travel. These reimbursements include the expenses incurred by directors’ spouses in accompanying the directors to two Board meetings each year. In addition, directors and their spouses may accompany the CEO or other senior executives on the corporate aircraft for both business and personal travel. We do not provide tax gross-ups on any imputed income for the directors.

DIRECTOR COMPENSATION PLANS

Non-Employee Directors Compensation Plan

Our non-employee directors are paid their annual retainers and meeting fees under this plan. A director may elect to receive all or a portion of his or her meeting fees in the form of cash or stock. If a director does not make an election, meeting fees are paid in cash. This plan also allows directors to defer all or a portion of their annual cash retainer and meeting fees into stock unit or cash accounts and all or a portion of their annual stock retainer into stock unit accounts. Stock unit accounts are credited quarterly with additional stock units equal in value to dividends paid on Dominion Energy common stock, and cash accounts are credited monthly with interest at an annual rate established for the Dominion Energy Fixed Rate Fund (which was 3.63% in 2019) under Dominion Energy’s frozen Executive Deferred Compensation Plan. Shares of Dominion Energy common stock equal in value to stock units held for directors under this plan are issued into a trust and directors retain all voting and other rights as shareholders. Distributions under this plan are made when a director ceases to serve on the Board. Additionally, if a director has served at least five years, he or she will receive a Departure Stock Grant of 1,000 shares of Dominion Energy common stock upon departure from the Board. If that director also served as a committee chair or Lead Director in the year preceding the year of departure, he or she will be granted an additional 1,000 shares of Dominion Energy common stock for each such position held upon departure from the Board. In addition, this plan allows for grants of restricted stock awards and stock options to Board members. However, no stock options or restricted stock awards were granted under this plan and no such awards are outstanding.

Frozen Director Plans

On December 31, 2004, the Board froze the following director plans: Stock Compensation Plan and Stock Accumulation Plan (described in footnote (3) under the Compensation of Non-Employee Directors table above. These plans provided a means to compensate directors and allowed directors to defer receipt of that compensation, whether in cash or stock, until they ceased to be directors or reached a specified age. Under the frozen plans, dividend equivalents on prior deferrals continue to accrue and may be held in trust until distributions are made. Prior to 2005, the stock portion of a director’s retainer was paid under the Stock Compensation Plan, and directors had the option to defer receipt of that stock.

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              CORPORATE GOVERNANCE

OTHER DIRECTOR BENEFITS

Charitable Contribution Program

This program was discontinued in January 2000. For directors elected before that time, Dominion Energy funded the program by purchasing life insurance policies on the directors. The one participating director (Mr. Harris) will derive no financial or tax benefits from the program because all insurance proceeds and charitable tax deductions accrue solely to Dominion Energy. Upon a participating director’s death, $500,000 will be paid in 10 annual installments to the qualifying charitable organization(s) designated by that director.

Matching Gifts Program

Dominion Energy’s philanthropic arm, the Dominion Energy Charitable Foundation, will match a director’s donations, on a one-to-one basis, to one or more 501(c)(3) organizations up to a maximum of $5,000 per year. If the donation is to an organization on whose board the director serves or for which the director volunteers more than 50 hours of work during a year, the Dominion Energy Charitable Foundation will match the donation on a two-to-one basis, up to the $5,000 maximum. This benefit is also available to all Dominion Energy employees.

Securities Ownership

Within four years of his or her election to the Board, each non-employee director is expected to acquire and hold the lesser of 12,000 shares of Dominion Energy common stock or an amount of shares equal in value to five times the annual cash and stock retainer combined. Our CEO is expected to hold the lesser of 145,000 shares or shares with a value of eight times his salary, and executive vice presidents are expected to hold the lesser of 35,000 shares or shares with a value of five times their salary. Each of our non-employee directors who have been members of the Board for at least four years, our CEO and our executive officers who have been executive officers for at least two years have met their share ownership requirements.

ANTI-HEDGING AND PLEDGING POLICY

Our directors, officers and other employees, and their designees, are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of shares of our common stock or other equity securities granted to them as compensation or otherwise held, directly or indirectly, by them. Our directors and officers are also prohibited from using margin accounts and pledging shares as collateral.

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CORPORATE GOVERNANCE

The following table sets forth, as of February 28, 2020, the number of shares of our common stock beneficially owned by each of our directors, NEOs, and by all directors and executive officers as a group.

DIRECTOR AND OFFICER BENEFICIAL OWNERSHIP

Beneficial Ownership as of February 28, 2020(1)
Name	Shares of Common Stock	Deferred Stock Accounts(2)	Restricted Shares	Total(3)

James A. Bennett	8,873	4,582	–	13,455

Helen E. Dragas	53,284	43,413	–	96,697

James O. Ellis, Jr.	6,430	16,301	–	22,731

Thomas F. Farrell, II	996,316	–	224,226	1,220,542

D. Maybank Hagood	3,091	2,722	–	5,813

John W. Harris	19,580	50,662	–	70,242

Ronald W. Jibson	12,510	–	–	12,510

Mark J. Kington	113,152	77,904	–	191,056

Joseph M. Rigby	5,507	8,924	–	14,431

Pamela F. Royal, M.D.	8,473	25,280	–	33,753

Robert H. Spilman, Jr.	26,800	5,951	–	32,751

Susan N. Story	8,949	5,342	–	14,291

Michael E. Szymanczyk	65,941	9,574	–	75,515

Robert M. Blue	42,487	–	32,314	74,801

James R. Chapman	22,317	–	20,895	43,212

Paul D. Koonce(4)	144,902	–	34,998	179,900

Diane Leopold	40,173	–	32,314	72,487

All directors and executive officers as a group (23 persons)(4)(5)	1,564,194	250,655	384,128	2,198,977

(1)

The definition of beneficial ownership for proxy statement purposes includes securities over which a person, directly or indirectly, has sole or shared voting or investment power. For purposes of this Proxy Statement, beneficial ownership also includes securities that a person has a right to acquire beneficial ownership of within 60 days after February 28, 2020. Unless otherwise noted, all securities are held directly by the director or executive officer and such person has sole voting and investment power with respect to such securities.

(2)	Shares in trust for which a director has voting rights. Amounts include shares issued to a trust for certain directors from their frozen deferred compensation plan accounts.

(3)

Includes shares as to which a director or executive officer (i) has sole voting and/or investment power or (ii) voting and/or investment power is shared with or controlled by another person as follows: Ms. Dragas, 17,699 (shares held by jointly owned companies); Mr. Farrell, 24,492 (shares held jointly with spouse), 74,747 (shares held by family foundation), and 14,927 (shares held by jointly owned company); Mr. Jibson, 5,343 (shares held by jointly owned company); Mr. Kington, 9,118 (shares held in joint tenancy); Mr. Szymanczyk, 52,630 (shares held in trust); and all directors and executive officers as a group, 199,392.

(4)	Mr. Koonce served as Executive Vice President and Strategic Advisor until his retirement from Dominion Energy effective February 1, 2020 and is not included in the group total.

(5)	Neither any individual director or executive officer nor all of the directors or executive officers as a group owns more than 1% of Dominion Energy’s outstanding shares as of February 28, 2020.

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SIGNIFICANT SHAREHOLDERS

Name and Address of Beneficial Owner	Beneficial Ownership of Shares of Common Stock (based on 13G Filing)	Percentage of Common Stock Outstanding

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	68,851,170	8.2%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	58,271,901	7.0%

State Street Corporation(3) One Lincoln Street Boston, MA 02111	44,633,393	5.3%

(1)

According to its Schedule 13G filing for December 31, 2019, this shareholder has sole voting power over 1,432,471 shares, shared voting power over 455,474 shares, sole dispositive power over 67,250,432 shares, and shared dispositive power over 1,600,738 shares.

(2)	According to its Schedule 13G filing for December 31, 2019, this shareholder has sole voting power over 50,344,308 shares, and sole dispositive power over 58,271,901 shares.

(3)	According to its Schedule 13G filing for December 31, 2019, this shareholder has shared voting power over 37,909,675 shares and shared dispositive power over 44,596,162 shares.

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Audit-Related Matters

Audit Committee Report

Our Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of Dominion Energy’s accounting, auditing and financial reporting practices. Our Committee operates under a written charter that is reviewed annually and can be found at www.dominionenergy.com/company/governance/board-committees-and-charters.

Management is responsible for Dominion Energy’s financial statements and internal controls over financial reporting. Throughout 2019, our Committee met with the internal auditors and independent registered public accounting firm (the “independent auditors”), with and without management present, to discuss the plans for, and scope and results of, their audits and reviews of Dominion Energy’s financial statements and internal controls over financial reporting, and the overall quality of Dominion Energy’s financial reporting. At three of the Committee’s meetings, we also met with the Company’s internal auditors, independent auditors and management in separate executive sessions.

Management has represented that Dominion Energy’s consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles (GAAP). We reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established under AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (United States) (PCAOB) and approved by the SEC, this discussion included a review of significant accounting policies, critical accounting policies and practices, critical accounting estimates, and the quality of Dominion Energy’s accounting principles.

We have received written disclosures and letters from the independent auditors required by both the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence and the NYSE governance standards regarding internal quality-control procedures. We have discussed with the independent auditors the issue of their independence from Dominion Energy, including any non-audit services performed by them.

2019 CONSOLIDATED FINANCIAL STATEMENTS

Relying on these reviews and discussions, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements and management’s annual report on internal control over financial reporting in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

INDEPENDENT AUDITORS FOR 2020

Our Committee discussed with management and reviewed with the independent auditors their plans and proposed fees for auditing the 2020 consolidated financial statements and internal controls over financial reporting of Dominion Energy and its subsidiaries, as well as their proposed audit-related services and fees. Based on our discussions and review of the proposed fee schedule, we have retained Deloitte & Touche LLP, a registered public accounting firm that is independent of Dominion Energy, as Dominion Energy’s independent auditor for 2020 and in accordance with our pre-approval policy, approved the fees for the services presented to us. Permission for any non-audit related services will require prior approval by our Committee or our Chair.

Robert H. Spilman, Jr., Chair

D. Maybank Hagood

Joseph M. Rigby

Pamela J. Royal, M.D.

Susan N. Story

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              AUDIT-RELATED MATTERS

Auditor Fees and Pre-Approval Policy

The Audit Committee has a pre-approval policy for Deloitte & Touche LLP’s services and fees. Each year, the Audit Committee pre-approves a schedule that details the services to be provided for the following year and an estimated charge for such services. The Audit Committee approved the schedule of services and fees for 2020. In accordance with Dominion Energy’s pre-approval policy, any changes to the schedule may be approved by the Audit Committee at its next meeting.

The following table presents fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2019 and 2018, all of which were pre-approved by the Audit Committee.

Type of Fees (millions)	2019	2018
Audit Fees(1)	$11.06	$8.14
Audit-Related Fees(2)	0.83	0.82
Tax Fees(3)	–	0.62
All Other Fees(4)	–	–
Total	$11.89	$9.58

(1)

These amounts represent fees of Deloitte & Touche LLP for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.

(2)

These amounts consist of assurance and related services that are reasonably related to the performance of the audit or review of Dominion Energy’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, including audits in connection with acquisitions and divestitures, audits of our employee benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations about the application of GAAP to proposed transactions.

(3)	These amounts are for tax compliance services, tax consulting services and related costs. We had no such fees in 2019.

(4)	We had no other fees in 2019 or 2018 other than those described above.

Representatives of Deloitte & Touche LLP will be present at the 2020 Annual Meeting. They will have an opportunity to make a statement if they desire, and will be available to respond to appropriate shareholder questions.

Item 2 – Ratification of Appointment of Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the company’s independent external auditor for the fiscal year 2020. Deloitte & Touche LLP has served as Dominion Energy’s independent external auditor continuously since 1988. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte & Touche LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson will continue to be directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the company’s independent external auditor is in the best interests of Dominion Energy and its shareholders.

The Board has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment of Deloitte & Touche LLP. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent external auditor will be reconsidered by the Audit Committee.

Your Board of Directors recommends that you vote FOR this item.

34	DOMINION ENERGY 2020 Proxy Statement

Executive Compensation

Compensation, Governance and Nominating Committee Report

The CGN Committee is responsible for the oversight of Dominion Energy’s compensation programs and compensation of Dominion Energy’s executives per the CGN Committee’s charter. In preparation for filing this Proxy Statement, the CGN Committee reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2019. This report was prepared by the following independent directors who compose the CGN Committee:

John W. Harris, Chair

Helen E. Dragas

Mark J. Kington

Robert H. Spilman, Jr.

Michael E. Szymanczyk

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our executive compensation program supports our business goals by rewarding performance that serves our customers and creates shareholder value. This CD&A focuses on the compensation for our Chief Executive Officer and Chief Financial Officer (CFO) as well as our three other most highly compensated executive officers serving at the end of the year. Collectively, these officers are referred to as the named executive officers (NEOs).

Dominion Energy’s NEOs for 2019 were:

•	Thomas F. Farrell, II, Chairman, President and Chief Executive Officer
•	James R. Chapman, Executive Vice President, Chief Financial Officer and Treasurer
•	Robert M. Blue, Executive Vice President and Co-Chief Operating Officer (Executive Vice President and President & Chief Executive Officer – Power Delivery Group until December 1, 2019)
•	Paul D. Koonce, Executive Vice President and Strategic Advisor (Executive Vice President and President & Chief Executive Officer – Power Generation Group until December 1, 2019; Executive Vice President and Strategic Advisor from December 1, 2019 until February 1, 2020; retired February 1, 2020)
•	Diane Leopold, Executive Vice President and Co-Chief Operating Officer (Executive Vice President and President & Chief Executive Officer – Gas Infrastructure Group until December 1, 2019)

The CGN Committee’s compensation decisions for 2019 described in this Proxy Statement were made before the onset of the coronavirus pandemic. The CGN Committee will continue to monitor the impact of coronavirus on the design of our executive compensation programs.

2019 Compensation Highlights

•  CEO annual total pay (excluding change in pension value) decreased from 2018 to 2019 despite improved TSR results and excellent operations

•  2019 Annual Incentive Plan (AIP) funded at 110% due to above-target consolidated EPS performance

•  2017 performance grant paid at 91.4% of target, reflecting our pay-for-performance philosophy despite above-median P/E ratio performance vs. our peers and excellent 3-year ROIC results

•  In October 2019, we froze future benefit accruals (other than certain cost-of-living increases) under our Executive Supplemental Retirement Plan, which was previously closed to new participants in 2013 – see Dominion Energy Frozen Executive Supplemental Retirement Plan, on page 65

•  Continued sound governance and compensation practices, including strong share ownership guidelines, clawback policies, anti-hedging/pledging rules and substantial at-risk pay

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              EXECUTIVE COMPENSATION

CEO Compensation vs. Indexed TSR

Over the past five years, CEO pay (excluding change in pension value) continues to approximate Dominion Energy’s TSR trends:

CEO Compensation minus Change in Pension Value* Dominion Energy Cumulative TSR** CEO Compensation (Millions) Cumulative TSRCEO Compensation minus Change in Pension Value* Dominion Energy Cumulative TSR** CEO Compensation (Millions) Cumulative TSR CEO Compensation vs. Cumulative TSR

*	As reported in the Summary Compensation Table (excluding change in pension value).
**

Indexed TSR represents the change in value (including reinvested dividends) of a $100 investment in common stock over the period beginning December 31, 2014 and ending on the last day of the year specified.

Change in pension value is excluded from the CEO’s annual total compensation shown in table above because it varies from year to year based in part on changes in actuarial factors that are outside the CGN Committee’s control and, unlike the other items in the Summary Compensation Table, is not reflective of the CGN Committee’s annual compensation decisions. For example, more than two thirds of the increase in the CEO’s pension value for 2019 was due to a reduction in the 2019 discount rate, as shown in footnote 4 to the Summary Compensation Table, below. Disregarding the change in pension value, the CEO’s annual total compensation decreased slightly from 2018 to 2019, even as our annual TSR improved from -7.6% in 2018 to 22% in 2019.

PAY-FOR-PERFORMANCE HIGHLIGHTS

Our pay-for-performance program:

•	Attracts, motivates and retains key executive talent with a competitive pay package

•	Is tailored to our company’s unique strategies and objectives

•	Includes substantial performance-based and at-risk compensation
•	Is subject to robust governance practices and controls

•	Is supported by strong stock ownership guidelines

•	Strikes an appropriate balance between risk and reward

We believe that our executive compensation program contributes to our long-term strategy by aligning the interests of our executive officers with the interests of our shareholders, customers and other stakeholders.

36	DOMINION ENERGY 2020 Proxy Statement

EXECUTIVE COMPENSATION

SHAREHOLDER OUTREACH AND SAY ON PAY

Our relationship with our shareholders is an important part of our success, and we have a long tradition of engaging with our shareholders and obtaining their perspectives. Our management engages with shareholders on a variety of topics throughout the year to solicit input, answer questions and provide perspective on the company’s policies and practices. These engagements typically cover governance, executive compensation, environmental, sustainability, and other current and emerging issues that are important to our shareholders. Feedback from these engagements and comments received from shareholders on our Proxy Statement are considered by management, provided to the Board on a regular basis and reflected in enhancements to policies and practices, as appropriate. In addition to investor engagements relating to finance and other business issues, in 2019, our Corporate Secretary, Sustainability and Investor Relations teams sought to engage with shareholders who, in the aggregate, represented a significant percentage of our outstanding shares, and held discussions with those who agreed to our request for engagement. During these conversations, we discussed a wide variety of issues, including executive compensation. Shareholders were generally supportive of our executive compensation and appreciated our clear disclosure of the program within our Proxy Statement. No significant changes were made to the design of our executive compensation programs in 2019 as a result of our outreach program.

Our shareholders voted on an advisory basis on our executive compensation program (also known as Say on Pay) and approved it with a 91.4% vote at the 2019 Annual Meeting. The CGN Committee considered the strong shareholder endorsement of our executive compensation program in continuing the pay-for-performance program that is currently in place without any specific changes based on the vote. Unless the Board modifies its policy on the frequency of future Say on Pay advisory votes, shareholders will have an opportunity annually to cast an advisory vote to approve our executive compensation program. We will ask shareholders, on an advisory basis, to vote on the frequency of the Say on Pay vote at least once every six years, with the next advisory vote on frequency to be held no later than the 2023 Annual Meeting.

GUIDE TO COMPENSATION DISCUSSION & ANALYSIS

1. Our Performance

•  Laid groundwork for 2020 commitment to net zero emissions by 2050

•  Closed merger with SCANA

•  Transitioned to a new financial and management reporting structure

•  Increased dividend for 16th consecutive year

•  Recorded 16th consecutive quarterly operating EPS that met or exceeded guidance midpoint

•  All-time safety records, including record-low OSHA recordable incident rate

2. Our Philosophy

•  Align executive management’s interests with those of shareholders, customers and other stakeholders

•  Drive short-term and long-term goal achievement while reinforcing core values of safety, ethics, excellence, embrace change and One Dominion Energy – our term for teamwork

•  Pay for performance, placing a substantial portion of NEO compensation at risk

3. Our Compensation Elements	• Competitive base pay • Annual Incentive Plan based on operating EPS • Long-term incentives consisting of restricted stock and performance awards • Employee and executive benefits

4. Our Process	• Annual review of compensation practices and financial performance using a peer group of energy and utility companies • FW Cook as independent compensation consultant to the CGN Committee

5. Our Compensation Practices & Policies

•  Annual risk analysis of compensation program

•  Rigorous share ownership guidelines

•  Anti-hedging and anti-pledging policies apply to all officers and directors

•  Clawback provisions in incentive compensation

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              EXECUTIVE COMPENSATION

1. Our Performance

Dominion Energy is transforming everything we do to build a more sustainable future for our customers, the planet and our company, while delivering sustainable, long-term growth to our shareholders. We are embracing change and operating more sustainably than ever before. Earlier this year we announced our commitment to further reduce our impact on the environment by achieving net zero carbon and methane emissions from our electric generation and gas infrastructure operations by 2050.

In 2019, Dominion Energy continued delivering exceptional value to our customers, communities, employees and shareholders. We executed on our strategy of expanding and improving our regulated and long-term contracted electric and natural gas businesses while transitioning to a cleaner and more sustainable energy future. Since embarking on our regulated infrastructure investment campaign in 2007, Dominion Energy has spent nearly $45 billion in regulated capital – including about $5 billion in 2019. We have sold more than $25 billion of non-core assets and completed $20 billion worth of mergers and acquisitions for regulated energy assets – including SCANA Corporation, with which we combined on January 1, 2019. That $13.4 billion merger significantly expanded our high-quality regulated operations and grew our presence in the southeast U.S. markets. By year-end 2020, approximately 95% of our earnings from our primary operating segments will come from regulated and long-term contracted businesses. In March 2019, we announced a five-year, $26 billion growth capital plan that will modernize, strengthen and improve the sustainability of our systems. These regulated investment programs help ensure that our customers enjoy affordable, reliable and increasingly low-carbon sources of energy for decades to come.

Key Financial Results

•	Recorded 16th consecutive quarterly operating EPS that met or exceeded guidance midpoint

•	Reported $1.62 EPS under GAAP and operating earnings, defined as GAAP earnings adjusted for certain items, of $4.24 per share, within our guidance range of $4.15 to $4.30 per share*

•	Operating EPS in 2019 increased approximately 5% over 2018

•	Increased our dividend for the 16th consecutive year with $3.67 per share paid in 2019

•	Dividend growth of approximately 9.9% in 2019 and a compounded annual dividend growth rate of 9.1% since 2015 outperformed the Philadelphia Stock Exchange Utility Index (UTY) company dividend growth rate of approximately 5.9% over the same time period

*	See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

DOMINION ENERGY DIVIDEND RATE(dollars per share)

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EXECUTIVE COMPENSATION

Total Shareholder Return

•	Our goal is to deliver long-term value to our shareholders with appropriate risk-adjusted TSR. In 2019, our TSR measured 22%, and we have performed well compared to our peers on a long-term basis. Our company’s TSR growth over the past 10 years, including dividends, of 220% outperformed that of the UTY and our Compensation Peer Group. We believe that investing in Dominion Energy is a solid, long-term proposition.

•	Three- and five-year relative TSR performance has lagged our Compensation Peer Group and the UTY, which we attribute in part to the Federal Energy Regulatory Commission’s (FERC) March 2018 policy revision regarding master limited partnerships (MLP) that had a materially negative impact on all publicly-traded MLPs, including our former MLP, Dominion Energy Midstream Partners, LP, which was merged into Dominion Energy in 2019. Cost increases created by legal challenges related to the Atlantic Coast Pipeline have also impacted short-term performance, although we expect a successful outcome based on strong customer demand for the project.

•	Looking forward, we have outlined a $26 billion growth capital plan focused on our regulated and regulated-like operations that, combined with our improved credit profile, we expect will deliver strong earnings and dividend growth and a favorable TSR relative to our peers.

Total Shareholder Return*

*

For Dominion Energy and the Compensation Peer Group, TSR represents the change in value (including reinvested dividends) of an investment in common stock over the specified period. The members of our Compensation Peer Group are identified on page 52 of this CD&A. The TSR shown for the Compensation Peer Group is the median TSR for all members of the group. TSR results for the Philadelphia Stock Exchange Utility Index are as reported by Bloomberg.

Business Highlights

To offer more transparency in how we do business and generate revenue, we reorganized our reporting structure on December 1, 2019, and created five new operating segments:

•	Dominion Energy Virginia – our electric utility serving 2.6 million customer accounts in Virginia and northeast North Carolina;

•	Gas Transmission & Storage – our portfolio of 10,400 miles of gas transmission, gathering, and storage pipelines, and the Cove Point LNG facility in Lusby, Maryland;

•	Gas Distribution – our local gas distribution companies in Ohio, Utah, North Carolina, West Virginia, Wyoming and Idaho, serving a combined 3 million customer accounts;

•	Dominion Energy South Carolina – our electric and gas utility serving 1.1 million customer accounts in South Carolina; and

•	Contracted Generation – our carbon-free portfolio that contains more than 50 contracted solar facilities with a capacity above 1,250 megawatts, and Millstone Power Station in Waterford, Connecticut, a nuclear facility that produces more than half of Connecticut’s power and almost all of its clean power.

We began reporting earnings from these new operating segments for the fourth quarter of 2019.

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              EXECUTIVE COMPENSATION

Safety & Operational Excellence

At Dominion Energy safety is our highest priority – in the workplace and in the communities we serve. The work we do can be dangerous, so our first fundamental goal is to send every employee home safe and unharmed, every day. While we will not be satisfied until our incident rate reaches zero, in 2019, we made further progress toward that goal with our lowest ever company-wide OSHA recordable incident rate of 0.62*, continuing a decade of strong performance in this area.

We maintained a sharp focus during the year on operational excellence.

•	In 2019, we delivered Dominion Energy South Carolina’s best year of electric reliability since tracking began in 2002. Excluding major storms, the average Dominion Energy South Carolina customer was without power for only 77.9 minutes.

•	We restored power to 450,000 customers affected by Hurricane Dorian in three days.

•	The company’s nuclear fleet recorded a 94% net capacity factor (the ratio of a power station’s actual energy output to the maximum possible output over a given period).

•	We inspected more than 1,100 miles of pipelines as part of a robust Pipeline Integrity Program.

•	We loaded the 100th LNG cargo at our Cove Point LNG facility.

•	We continued improving the reliability of the electric transmission system. We energized the Skiffes Creek electric transmission line, providing dependable energy to vulnerable areas and allowing the retirement of two coal-fired electric generation units in Yorktown, Virginia.

Customer Growth

Customer growth advanced in 2019. We connected nearly 34,000 new accounts at Dominion Energy Virginia, including a record 26 data centers. We grew the electric customer base by 1.8% and the gas customer base by 3.4% at Dominion Energy South Carolina. We also saw customer growth of 2.6% at Public Service Company of North Carolina, Incorporated and 2.5% at Questar Gas Company.

Sustainability and Environment

We believe that sustainability and investments in clean energy will bolster our future earnings – while also benefiting our customers, employees, communities and the planet. In 2019, we made great strides in our vision to ensure our success by becoming cleaner and more sustainable.

•	We laid the groundwork for our February 2020 commitment to achieve net zero emissions by 2050. The goal covers carbon dioxide and methane emissions, the dominant greenhouse gases, from our electric generation and gas infrastructure operations. This expands goals we set in late 2018 to curb carbon and methane emissions and comes with two interim goals for methane emission reductions – 65 percent between 2010 and 2030 and 80 percent between 2010 and 2040.

•	The company is deploying capital to support a more sustainable future through numerous innovative projects including:

–	the development of the nearly $8 billion, and largest, offshore wind project in the nation, consisting of 2,640 megawatts of zero-carbon electric capacity – enough to power 660,000 homes by 2026;

–	an electric school bus initiative to replace diesel school buses with emission-free electric school buses, promoting cleaner and healthier communities; and

–

our agricultural waste-to-energy investments, through which we will capture otherwise fugitive methane from livestock and convert it to pipeline – quality natural gas for use in heating homes and businesses.

•	We spent about $800 million on solar generating projects and brought online 388 megawatts of solar generating capacity in North Carolina, South Carolina and Virginia, increasing our total owned-and-in-service solar capacity to more than 1,800 megawatts.

*	Previous safety figures have been recast to include Questar and SCANA operations.

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EXECUTIVE COMPENSATION

•	We are increasing our workforce diversity, which allows us to better serve our customers, foster innovation and position the company for long-term success. From 2015 through 2019, we raised our diverse hiring rate from 31% to 45%.

•	We make a special effort to recruit veterans. At Dominion Energy, one in five new hires is a veteran.

•	Dominion Energy and our employees care about the communities we serve. In 2019, we invested over $48 million to support community needs, and employees gave over 131,000 hours of volunteer service.

•	We were recognized by CDP, JUST Capital, and the Center for Political Accountability for outstanding performance on various metrics of corporate responsibility.

Many of these accomplishments directly or indirectly affected payouts and overall compensation as noted under Our Philosophy and Our Compensation Elements.

2. Our Philosophy

We apply pay-for-performance principles to provide a competitive total compensation program tied to results that align with the interests of our shareholders, executive officers and customers. The major objectives of our executive compensation program are to:

•	Attract, develop and retain an experienced and highly qualified executive officer team;

•	Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the company;

•	Align the interests of executive officers with those of our shareholders, customers and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase TSR and enhance customer service;

•	Promote internal pay equity; and

•	Reinforce our five core values of safety, ethics, excellence, embrace change and One Dominion Energy – our term for teamwork.

To determine if we are meeting these objectives, the CGN Committee compares the company’s actual performance to our short-term and long-term goals and to our peer companies’ performance.

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              EXECUTIVE COMPENSATION

Individual Factors in Setting Compensation

In addition to Dominion Energy’s goals and performance, the CGN Committee considers several factors for each NEO, including:

•  Job and leadership performance;

•  Scope, complexity and significance of job responsibilities;

•  Internal pay equity, such as relative importance of a particular position or individual officer to Dominion Energy’s strategy and success;

•  Experience, background and tenure;

•  Retention and market competitive concerns; and

•  The executive officer’s role in any succession plan for other key positions.

These factors are important considerations in setting base pay and other compensation opportunities.

Job Responsibilities Internal Pay Equity Experience Retention Succession Planning Performance

Variable Compensation Opportunities in 2019

Consistent with our objective to reward strong performance based on achievement of short-term and long-term goals, a significant portion of total cash and total direct compensation is variable. Approximately 90% of Mr. Farrell’s targeted 2019 total direct compensation was performance-based; tied to pre-approved performance metrics, including relative and absolute TSR, P/E ratio, and ROIC; or tied to the performance of our stock. For the other NEOs, approximately 76% of their targeted 2019 total direct compensation was performance-based and stock-based compensation.

The charts below illustrate the components of the target total direct compensation opportunities provided to our CEO and the other NEOs.

CEO Target Compensation MixALLOCATION OF MR. FARRELL'S TOTAL DIRECT COMPENSATION OPPORTUNITIES	OTHER NEOS Target Compensation Mix

42	DOMINION ENERGY 2020 Proxy Statement

EXECUTIVE COMPENSATION

3. Our Compensation Elements

Our executive compensation program is constructed of four building blocks: base salary, annual incentive plan, long-term incentive program and executive benefits. Each element serves a distinct purpose. These complementary components appropriately balance risk with reward and short-term goals with long-term strategies, while providing total compensation that is competitive with our peers.

Base Salary	Annual Incentive Plan	Long-Term Incentive Program	Benefits
Competitive fixed cash compensation	At risk cash compensation focused on short-term goals	50/50 mix of equity and cash focused on long-term goals	Retirement and other benefits to attract and retain executive talent

Base Salary

Competitive base pay is necessary to attract, motivate and retain talent. For our NEOs, base salaries are generally targeted at the Compensation Peer Group median, subject to the individual and company-wide considerations discussed under Our Philosophy.

The CGN Committee did not increase Mr. Farrell’s base salary for 2019 with a decision to focus any increase on performance-based components of compensation. The CGN Committee approved the following base salary increases, effective March 1, 2019: Mr. Chapman, 3%; Mr. Blue, 22.2%; Mr. Koonce, 3%; and Ms. Leopold, 22.2%, recognizing all their continued contributions to Dominion Energy’s success, the nature and responsibilities of their respective positions (including a significant increase in responsibilities for Mr. Blue and Ms. Leopold), their expertise and performance, the competitiveness of each NEO’s current pay in relation to his or her corresponding peer group and the recommendations of the CEO.

Annual Incentive Plan

The AIP is a cash-based program focused on short-term goals and is designed to:

•	Tie interests of shareholders, customers and employees closely together;

•	Focus our workforce on company, operating group, team and individual goals that ultimately influence operational and financial results;

•	Reward corporate and operating unit earnings performance;

•	Reward safety, diversity, environmental and other operating and stewardship goal successes;

•	Emphasize teamwork by focusing on common goals; and

•	Provide a competitive total compensation opportunity.

For the NEOs, funding of the 2019 AIP was tied solely to achievement of predetermined consolidated operating EPS goals. However, the CGN Committee retained discretion to reduce the AIP payout for any NEO for any reason, including missed business segment financial targets or failure to satisfy operating and stewardship goals.

The CGN Committee calculated 2019 AIP payouts for the NEOs as follows:

Base Salary Target Award Percentage Funding Level Payout Goal Score Final AIP Payout

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              EXECUTIVE COMPENSATION

Target Award Percentage

Each NEO’s compensation opportunity under the AIP is a percentage of his or her base salary. AIP target award percentages are set to be consistent with our intent to keep a significant portion of NEO compensation at risk, taking into account the items described above under Our Philosophy. There were no changes to AIP target award percentages from 2018 to 2019 for Messrs. Chapman, Blue and Koonce or Ms. Leopold. Mr. Farrell’s AIP target award percentage increased from 140% to 150% reflecting the CGN Committee’s decision to place increased emphasis on performance-based compensation for the CEO.

Name	2019 AIP Target Award Percentage*
Thomas F. Farrell, II	150%
James R. Chapman	90%
Robert M. Blue	90%
Paul D. Koonce	90%
Diane Leopold	90%

*	As a percentage of base salary.

Funding Level

For NEOs, the AIP funding level is determined solely by our consolidated operating EPS, which are our reported earnings determined in accordance with GAAP, adjusted for certain items. We believe that by focusing on pre-established consolidated operating EPS targets, we encourage behavior and performance that will help achieve these objectives.

For the NEOs, the CGN Committee set the consolidated operating EPS goal to provide for 100% funding of the 2019 AIP at $4.05 per share, inclusive of funding (as compared to $3.85 per share for the 2018 AIP funding target). The CGN Committee established a funding threshold, providing 50% funding if operating earnings were at $3.80 per share and no funding if below that threshold. Maximum funding was set at 200%. Funding above and below the 100% threshold was based on a profit sharing mechanism where 1/3 of operating EPS difference to budget was applied toward AIP.

Dominion Energy’s consolidated reported earnings in accordance with GAAP for the year ended December 31, 2019 were $1.4 billion or $1.62 per share, and Dominion Energy’s adjusted consolidated operating earnings for the year ended December 31, 2019 were $3.4 billion or $4.24 per share*, which surpassed the target of $4.05. In order to fund the NEOs’ AIP payouts consistent with all other AIP plan participants, the CGN Committee exercised negative discretion and approved a funding percentage of 110%.

*	See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

Payout Goal Score

In determining whether and how to exercise its negative discretion for AIP payout, the CGN Committee typically considers each NEO’s accomplishment of pre-determined business segment financial goals and operating and stewardship goals, weighted according to each NEO’s responsibilities.

The CGN Committee approved 100% payout scores for Messrs. Farrell, Chapman, Blue and Koonce and exercised negative discretion to reduce the payout score of Ms. Leopold to 99.1% due to a missed business segment financial goal as described below.

Messrs. Chapman, Blue and Koonce and Ms. Leopold carried discretionary business segment financial goals, with the CGN Committee having the ability to exercise negative discretion with respect to these goals if appropriate. For purposes of the 2019 AIP, performance was evaluated on the basis of the pre-December 1 business segments, rather than our current operating segments, given the change in our operating segments did not occur until late in the year. Messrs. Chapman, Blue and Koonce, as officers of Dominion Energy Services, the Power Delivery Group and the Power Generation Group, respectively, achieved 100% of their discretionary business segment financial goals. Ms. Leopold was an officer of the Gas Infrastructure Group, which did not fully accomplish its business segment financial goal.

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EXECUTIVE COMPENSATION

The CGN Committee noted that a number of corporate-level budgeting, financing and strategic decisions negatively impacted the Gas Infrastructure Group’s business segment financial results but benefited Dominion Energy and shareholders overall. This resulted in Dominion Energy achieving its consolidated earnings target, as the benefits of those actions offset the lower earnings at the business segment. As such, the CGN Committee limited its exercise of negative discretion and set Ms. Leopold’s business segment financial goal payout score at 98%.

Each business segment’s 2019 goals and financial results are shown below:

Business Segment	Goal Target (Operating Net Income)	Actual 2019 Operating Net Income*
Power Delivery Group	$628	$646
Gas Infrastructure Group	1,378	1,239
Power Generation Group	1,330	1,421
Dominion Energy Services**	611	589

Operating net income shown in millions. Actual 2019 Operating Net Income assuming 100% AIP funding.

*

See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A. Actual 2019 operating earnings for the pre-December 1, 2019, business segments above were calculated from our audited financial statements by adjusting the earnings for each business segment (determined in accordance with GAAP) by the items described in Appendix A for each business segment, plus (if applicable) a further adjustment to exclude the impact of additional AIP funding above target.

**	Dominion Energy Services officers and employees carry a pre-tax expense goal rather than an earnings goal.

All the NEOs met their company-wide safety goals. Messrs. Chapman, Blue and Koonce and Ms. Leopold achieved their business segment safety goals. Mr. Farrell did not have a business segment safety goal.

All NEOs met the company-wide diversity and inclusion goal and the company-wide environmental goal. Messrs. Blue and Koonce and Ms. Leopold achieved their business segment environmental goals. Messrs. Farrell and Chapman did not have business segment environmental goals.

The CGN Committee determined 2019 payout goal scores for Ms. Leopold as follows:

Name	Consolidated Financials		Goal Weighting		Business Segment Financials		Goal Weighting		Operating / Stewardship		Goal Weighting		Total Payout Goal Score
Diane Leopold	100%	X	40%	+	98%	X	45%	+	100%	X	15%	=	99.1%

Final AIP Payout

The CGN Committee calculated final 2019 AIP payouts as shown below:

Name	Base Salary		Target Award Percentage*		Funding Level		Payout Goal Score		Final AIP Payout
Thomas F. Farrell, II	$1,554,992	X	150%	X	110%	X	100%	=	$2,565,737
James R. Chapman	569,685	X	90%	X	110%	X	100%	=	563,988
Robert M. Blue	761,333	X	90%	X	110%	X	100%	=	753,720
Paul D. Koonce	761,333	X	90%	X	110%	X	100%	=	753,720
Diane Leopold	761,333	X	90%	X	110%	X	99.1%	=	746,936

*	As a percentage of base salary.

Long-Term Incentive Program

Our long-term incentive program focuses on Dominion Energy’s longer-term strategic goals and the retention of our executive officers. Each year, our NEOs receive a long-term incentive award consisting of two components:

•	50% restricted stock with time-based vesting

•	50% performance-based cash

We believe restricted stock serves as a strong retention tool and creates a focus on Dominion Energy’s stock price to further align the interests of officers with the interests of our shareholders and customers. Our performance-based

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              EXECUTIVE COMPENSATION

award encourages and rewards officers for making decisions and investments that create and maintain long-term shareholder value and benefit our customers.

The CGN Committee approves long-term incentive awards in January each year. In setting long-term award levels for each NEO, the CGN Committee applies the concepts and individual factors discussed under Our Philosophy. The CGN Committee approved a $920,000 increase for Mr. Chapman due to his promotion and added responsibilities related to being CFO and to bring him within market median pay range. It also approved a $360,000 increase for Mr. Blue and Ms. Leopold, reflecting the CGN Committee’s continued assessment of their 2017 promotions to business segment heads and the associated additional responsibilities. The CGN Committee also considered each officer’s leadership experience and accomplishments, as well as Dominion Energy’s overall performance. No changes were made to Messrs. Farrell’s or Koonce’s long-term incentive target awards. The 2019 long-term incentive target awards for each of the NEOs were as follows:

Name	2019 Target Performance Grant	2019 Restricted Stock Grant	2019 Total Target Long- Term Incentive Award	2018 Total Target Long- Term Incentive Award
Thomas F. Farrell, II	$5,741,835	$5,741,835	$11,483,670	$11,483,670
James R. Chapman	675,000	675,000	1,350,000	430,000
Robert M. Blue	855,000	855,000	1,710,000	1,350,000
Paul D. Koonce	855,000	855,000	1,710,000	1,710,000
Diane Leopold	855,000	855,000	1,710,000	1,350,000

2019 Restricted Stock Grants

All NEOs received a restricted stock grant on February 5, 2019, based on the dollar value above. The number of shares awarded was determined by dividing the dollar value above by the closing price of Dominion Energy’s common stock on February 5, 2019. The grant cliff vests in three years on February 1, 2022. Dividends are paid to officers during the restricted period.

2019 Performance Grants

In January 2019, the CGN Committee approved cash performance grants for the NEOs, effective February 1, 2019 (2019 Performance Grants). The performance period commenced on January 1, 2019 and will end on December 31, 2021. The 2019 Performance Grants are denominated as a target dollar value, with potential payouts ranging from 0% to 200% of the target based on Dominion Energy’s TSR relative to the companies that are members of the company’s 2019 Compensation Peer Group (see Compensation Peer Group for listing of our peer companies) as of the grant date (as adjusted for certain events that may occur during the performance period, such as a merger or divestiture involving any member of the group) and ROIC, weighted equally. TSR is the difference between the value of a share of common stock at the beginning and end of the three-year performance period, plus dividends paid as if reinvested in stock. The TSR metric was selected to focus our officers on long-term shareholder value when developing and implementing strategic plans and to reward management based on the achievement of TSR levels relative to the Compensation Peer Group. The TSR performance targets and corresponding payout scores for the 2019 Performance Grants are the same as those for the 2017 Performance Grants, described below.

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In order to reward strong absolute TSR performance or strong P/E ratio performance relative to the company’s peers, a portion of the 2019 Performance Grants may be earned based on Dominion Energy’s performance on absolute TSR and/or relative P/E ratio for the performance period. If the company’s relative TSR is below the 25th percentile, but its absolute TSR is at least 9% on a compounded annual basis for the performance period, a TSR goal achievement of 25% will apply. In addition to the foregoing amounts and regardless of the company’s relative TSR:	Relative TSR 50% Weighting ROIC 50% Weighting Modified by: - Absolute TSR - Price-earning (P/E) ratio

(i)

if the company’s absolute TSR on a compounded annual basis for the performance period is at least 10% but less than 15%, or if the company’s P/E ratio is at or above the 50th percentile but lower than the top third of the Compensation Peer Group, then an additional 25% will be added to the TSR goal achievement percentage; or

(ii)

if the company’s absolute TSR on a compounded annual basis for the performance period is at least 15% or if the company’s P/E ratio is at or above the top third of the Compensation Peer Group, then an additional 50% will be added to the TSR goal achievement percentage, provided that the aggregate TSR goal achievement percentage may not exceed 250% and the overall percentage payment under the entire performance grant may not exceed 200% of the target amount.

For this purpose, P/E ratio is determined by the CGN Committee using the methods set forth in the form of grant agreement for the 2019 Performance Grants, which is filed as Exhibit 10.42 to our 2019 Annual Report on Form 10-K.

ROIC reflects the company’s total return divided by average invested capital for the performance period. The ROIC goal at target is consistent with the strategic plan and annual business plan as approved by the Board. For this purpose, total return is the company’s consolidated operating earnings plus its after-tax interest and related charges and average invested capital means the average balances for long-term and short-term debt plus preferred equity plus common shareholders’ equity. The ROIC metric was selected to reward our officers for the achievement of expected levels of return on the company’s investments. We believe an ROIC measure encourages management to choose the right investments, and with those investments, to achieve the highest returns possible through prudent decisions, management and cost control.

Because officers are expected to retain ownership of shares upon vesting of restricted stock awards, as explained in Share Ownership Guidelines, the cash performance grant balances the long-term program and allows a portion of the long-term incentive award to be accessible to our NEOs during the course of their employment.

Officers who have not yet achieved 50% of their targeted share ownership guideline receive goal-based stock performance grants instead of a cash performance grant. Dividend equivalents are not paid on any performance-based grants. As all of our NEOs had achieved more than 50% of their full targeted share ownership guidelines as of the date of grant, they all received the performance-based component of their 2019 long-term incentive award in the form of a cash performance grant.

2017 Performance Grant Payout

In January 2017, the CGN Committee approved performance grants for the NEOs (2017 Performance Grants). For NEOs other than Mr. Chapman, the 2017 Performance Grants were made in the form of cash performance grants, effective February 1, 2017, for the three-year performance period commencing January 1, 2017 and ending December 31, 2019. Mr. Chapman, who (due to his recent hire at that time) had not yet achieved 50% of his requisite share ownership guideline at the time of the grant, received his 2017 Performance Grant in the form of a goal-based stock award, with performance goals and other terms identical to the cash-based performance grants, but denominated and payable in shares of our common stock instead of cash.

In January 2020, payouts were made under the 2017 Performance Grants. The 2017 Performance Grants were based on two goals: TSR for the three-year period ended December 31, 2019, relative to the companies in the Compensation Peer Group as of the February 1, 2017 grant date, as adjusted for mergers and other similar events occurring during the performance period (weighted 50%), and ROIC for the same three-year period (weighted

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50%). The members of the Compensation Peer Group used to measure performance under the 2017 Performance Grants are the same companies listed as members of the 2019 Compensation Peer Group on page 52 below.

•	Relative TSR (50% weighting). The relative TSR targets and corresponding payout scores for the 2017 Performance Grants were as follows:

Relative TSR Performance Percentile Ranking	Goal Achievement %*
85th or above	200%
50th	100%
25th	50%
Below 25th	0%

*	TSR weighting is interpolated between the top and bottom of the percentages within a quartile.

Like the 2019 Performance Grant, the 2017 Performance Grant provided that if the company’s relative TSR was below the 25th percentile, but its absolute TSR was at least 9% on a compounded annual basis for the performance period, a TSR goal achievement of 25% would apply. In addition to the foregoing amounts and regardless of the company’s relative TSR, the 2017 Performance Grants also provided that if (i) the company’s absolute TSR on a compounded annual basis for the performance period was at least 10% but less than 15%, or if the company’s P/E ratio was at or above the 50th percentile but lower than the top third of the Compensation Peer Group, then an additional 25% would be added to the TSR goal achievement percentage or (ii) the company’s absolute TSR on a compounded annual basis for the performance period was at least 15% or if the company’s P/E ratio was at or above the top third of the Compensation Peer Group, then an additional 50% would be added to the TSR goal achievement percentage, provided that the aggregate TSR goal achievement percentage could not exceed 250% and the overall percentage payment under the entire performance grant may not exceed 200% of the target amount.

Actual relative TSR performance for the 2017-2019 period was in the 17.6th percentile, which produced a relative TSR goal achievement percentage of 0%. Dominion Energy’s absolute TSR for the three-year period ended December 31, 2019, was 23.4%, which is equivalent to 7.8% on a compounded annual basis, resulting in no additional percentage being added to the TSR goal achievement percentage. Dominion Energy’s P/E ratio of 20.9 for the three-year performance period was in the 58.8th percentile of the Compensation Peer Group, resulting in a 25% addition to the TSR goal achievement percentage. P/E ratios for Dominion Energy and other members of the Compensation Peer Group were determined based on the closing share price on December 31, 2019 and the EPS for the most recent four quarters ending September 30, 2019.

•	ROIC (50% weighting). We designed our ROIC goals for the 2017 Performance Grants to provide 100% payout if the company achieved an ROIC between 6.21% and 6.45% over the three-year performance period. The ROIC performance targets and corresponding payout scores for the 2017 Performance Grants were as follows:

ROIC Performance	Goal Achievement %*
6.92% and above	200%
6.60%	125%
6.21% – 6.45%	100%
5.99%	50%
Below 5.99%	0%

*	ROIC percentage payout is interpolated between the top and bottom of the percentages for any range.

Actual ROIC performance for the 2017-2019 period was 6.74%, which produced a ROIC goal achievement percentage of 157.8%.

Based on the achievement of the TSR and ROIC performance goals (including the P/E ratio adjustment), the CGN Committee approved a 91.4% payout for the 2017 Performance Grants, determined as follows:

Measure	Goal Weight %		Goal Achievement %		Payout %
TSR with P/E Ratio modifier	50%	X	25.0%	=	12.5%
ROIC	50%	X	157.8%	=	78.9%
			Combined Overall Performance Score 91.4%

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Although the CGN Committee has discretionary authority to reduce this overall score for any reason, this discretion was not exercised. The resulting payout amounts for the NEOs, other than Mr. Chapman, for the cash-based 2017 Performance Grants are shown below:

Name	2017 Performance Grant Target Award		Overall Performance Score		Calculated Performance Grant Payout
Thomas F. Farrell, II	$5,219,850	X	91.4%	=	$4,770,943
Robert M. Blue	500,000	X	91.4%	=	457,000
Paul D. Koonce	855,000	X	91.4%	=	781,470
Diane Leopold	500,000	X	91.4%	=	457,000

The corresponding payout for Mr. Chapman’s stock-based 2017 Performance Grant was as follows:

Name	2017 Performance Grant Target Award (# of Shares)		Overall Performance Score		Calculated Performance Grant Payout (# of Shares)
James R. Chapman	2,999	X	91.4%	=	2,741

Employee and Executive Benefits

Benefit plans and limited perquisites compose the fourth element of our compensation program. These benefits serve as a retention tool and reward long-term employment.

Retirement Plans

All eligible non-union employees participate in a tax-qualified defined benefit pension plan (Pension Plan) and a 401(k) plan that includes a company match. Each year, officers whose matching contributions under our 401(k) plan are limited by the Code receive a taxable cash payment to make them whole for the company match that is lost as a result of these limits. The company matching contributions to the 401(k) plan and the cash payments of company matching contributions above the Code limits for the NEOs are included in the All Other Compensation column of the Summary Compensation Table.

We also maintain two nonqualified retirement plans for our executive officers, the Retirement Benefit Restoration Plan (BRP) and the frozen Executive Supplemental Retirement Plan (Frozen ESRP). The BRP helps us to compete for and retain executive talent by restoring benefits that cannot be paid under the Pension Plan due to Code limits. Due to these Code limits, and because a more substantial portion of total compensation for our officers is paid as incentive compensation than for other employees, the Pension Plan and 401(k) plan alone would produce a lower percentage of replacement income in retirement for officers than these plans will provide for other employees.

The Frozen ESRP provides a benefit that covers a portion (25%) of final base salary and target annual incentive compensation (determined at the earlier of a participant’s retirement or October 1, 2019) to partially make up for this gap in retirement income. Effective July 1, 2013, the Frozen ESRP was closed to any new participants. Mr. Chapman did not become an officer until January 2015 and, therefore, does not participate in the Frozen ESRP. Effective October 1, 2019, due to variations in our officer eligibility for the plan and changing market trends, we froze future benefit accruals under the Frozen ESRP as well. Benefits under the Frozen ESRP will continue to be credited with annual cost-of-living increases as described below under Pension Benefits.

The Pension Plan, 401(k) plan, BRP and Frozen ESRP do not include long-term incentive compensation in benefit calculations and, therefore, a significant portion of the potential compensation for our officers is excluded from calculation in any retirement plan benefit. As consideration for the benefits earned under the BRP and Frozen ESRP, all officers agree to comply with confidentiality and one-year non-competition requirements set forth in the plan documents following their retirement or other termination of employment. The present value of the accumulated benefits under these retirement plans is disclosed in the Pension Benefits table and the terms of the plans are more fully explained in the narrative following that table.

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In individual situations and primarily for mid-career changes or retention purposes, the CGN Committee has granted certain officers additional years of credited age and service for purposes of calculating benefits under the BRP. Age and service credits granted to the NEOs are described in Dominion Energy Retirement Benefit Restoration Plan under Pension Benefits. Additional age and service may also be earned under the terms of an officer’s Employment Continuity Agreement in the event of a change in control, as described in Change in Control under Potential Payments Upon Termination or Change in Control. No additional years of age or service credit were granted to the NEOs during 2019.

Other Benefit Programs

Dominion Energy’s officers participate in the benefit programs available to other Dominion Energy employees. The core benefit programs generally include medical, dental and vision benefit plans, a health savings account, health and dependent care flexible spending accounts, group-term life insurance, travel accident coverage, long-term disability coverage and a paid time off program.

We also maintain an executive life insurance program for officers that is fully insured by individual policies that provide death benefits at a fixed amount depending on an officer’s salary tier. This life insurance coverage is in addition to the group-term insurance that is provided to all employees. The officer is the owner of the policy and the company makes premium payments until the later of 10 years from enrollment date or the date the officer attains age 64. Officers are taxed on the premiums paid by the company. The premiums for these policies are included in the All Other Compensation column of the Summary Compensation Table.

Perquisites

We provide a limited number of perquisites for our officers to enable them to perform their duties and responsibilities as efficiently as possible and to minimize distractions. The CGN Committee annually reviews the perquisites to ensure they are an effective and efficient use of corporate resources. We believe the benefits we receive from offering these perquisites outweigh the costs of providing them. We offer the following perquisites to all officers:

•	An allowance of up to $9,500 a year to be used for health club memberships and wellness programs, comprehensive executive officer physical exams and financial and estate planning. Dominion Energy wants officers to be proactive with preventive healthcare and also wants executive officers to use professional, independent financial and estate planning consultants to ensure proper tax reporting of company-provided compensation and to help officers optimize their use of Dominion Energy’s retirement and other employee benefit programs.

•	A vehicle leased by Dominion Energy, up to an established lease-payment limit (if the lease payment exceeds the allowance, the officer pays for the excess amount on the vehicle). The costs of insurance, fuel and maintenance for company-leased vehicles are paid by the company.

•	In limited circumstances, use of corporate aircraft for personal travel by executive officers. For security and other reasons, the Board has directed Mr. Farrell to use the corporate aircraft for air travel, including personal travel. Mr. Farrell’s family and guests may accompany him on any personal trips. The use of corporate aircraft for personal travel by other executive officers is limited and usually related to (i) travel with the CEO or (ii) personal travel to accommodate business demands on an executive officer’s schedule. With the exception of Mr. Farrell, personal use of corporate aircraft is not available when there is a company need for the aircraft. Use of corporate aircraft saves substantial time and allows us to have better access to our executive officers for business purposes.

Other than costs associated with comprehensive executive officer physical exams (which are exempt from taxation under the Code), these perquisites are fully taxable to officers. There is no tax gross-up for imputed income on any perquisites.

Employment Continuity Agreements

Dominion Energy has entered into Employment Continuity Agreements with all officers to ensure continuity in the event of a change in control of the company. These agreements are consistent with competitive practice for our

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peer companies, and they protect the company in the event of an anticipated or actual change in control. In a time of transition, it is critical to protect shareholder value by retaining and continuing to motivate the company’s core management team. In a change in control situation, workloads typically increase dramatically, outside competitors are more likely to attempt to recruit top performers away from the company, and officers and other key employees may consider other opportunities when faced with uncertainties at their own company. The Employment Continuity Agreements provide security and protection to officers in such circumstances for the long-term benefit of the company and its shareholders.

In determining appropriate compensation and benefits payable upon a change in control, the company evaluated peer group and general practices and considered the levels of protection necessary to retain officers in such situations. The Employment Continuity Agreements are double-trigger agreements that require both a change in control and a qualifying termination of employment to trigger most benefits. The specific terms of the Employment Continuity Agreements are discussed in Potential Payments Upon Termination or Change in Control.

Other Agreements

Dominion Energy does not have comprehensive employment agreements or severance agreements with its NEOs. Although the CGN Committee believes the compensation and benefit programs described in this CD&A are appropriate, Dominion Energy, as one of the nation’s largest producers and transporters of energy, is part of a constantly changing and increasingly competitive environment. In recognition of their valuable knowledge and experience and to secure and retain their services, we have entered into letter agreements with certain of our NEOs to provide certain benefit enhancements or other protections, as described in Dominion Energy Retirement Benefit Restoration Plan, Dominion Energy Frozen Executive Supplemental Retirement Plan and Potential Payments Upon Termination or Change in Control. We did not enter into any new letter agreements with NEOs in 2019.

4. Our Process

The CGN Committee is responsible for reviewing and approving NEO compensation and our overall executive compensation program. Each year, the CGN Committee reviews a comprehensive analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from senior management and the CGN Committee’s independent compensation consultant. As part of its assessment, the CGN Committee reviews the performance of the CEO and other executive officers, annually reviews succession planning for the company’s senior officers, reviews executive officer share ownership guidelines and compliance, and establishes compensation programs designed to achieve Dominion Energy’s objectives.

The CGN Committee evaluates each NEO’s base salary, total cash compensation (base salary plus target AIP award) and total direct compensation (base salary plus target AIP award and target long-term incentive award) against data from our Compensation Peer Group. To ensure the compensation levels are appropriately competitive and consistent with the company’s overall strategy, the CGN Committee considers the peer data together with the considerations described under Individual Factors in Setting Compensation. Neither the peer comparison nor the individual factors are assigned any specific weighting. As part of its analysis, the CGN Committee also considers Dominion Energy’s size, including market capitalization and P/E ratio, and complexity compared to the companies in our Compensation Peer Group, as well as the tenure of the NEO as compared to executive officers in a similar position in a Compensation Peer Group company.

The Role of the Independent Compensation Consultant

The CGN Committee has retained FW Cook as its independent compensation consultant to advise the CGN Committee on executive officer and director compensation matters. The CGN Committee’s consultant:

•	Attends meetings as requested by the CGN Committee, either in person or by teleconference;

•	Communicates directly with the chairman of the CGN Committee outside of the CGN Committee meetings as needed;

•	Participates in CGN Committee executive sessions as requested without the CEO present to discuss CEO compensation and any other relevant matters, including the appropriate relationship between pay and performance and emerging trends;

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•	Benchmarks and discusses with the CGN Committee its recommendation with respect to non-employee director compensation;

•	Monitors current and emerging market trends and reports to the CGN Committee on such trends and their impact on company compensation practices;

•	Reviews and comments on proposals and materials prepared by management and answers technical questions, as requested; and

•	Generally reviews and offers advice as requested by or on behalf of the CGN Committee regarding other aspects of our executive compensation program, including best practices and other matters.

In 2019, the CGN Committee reviewed and assessed the independence of FW Cook and concluded that FW Cook’s work did not raise any conflicts of interest. FW Cook did not provide any additional services to Dominion Energy during 2019.

Management’s Role in Our Process

Although the CGN Committee has the responsibility to approve and monitor all compensation for our NEOs, management plays an important role in determining executive compensation. Under the direction of management, internal compensation specialists provide the CGN Committee with data, analysis and counsel regarding the executive compensation program, including an ongoing assessment of the effectiveness of the program, peer practices, and executive compensation trends and best practices. Management, along with our internal compensation and financial specialists, assist in the design of our incentive compensation plans, including performance target recommendations consistent with the strategic goals of the company, and recommendations for establishing the peer group. Management also works with the chairman of the CGN Committee to establish the agenda and prepare meeting information for each CGN Committee meeting.

The CEO is responsible for reviewing senior officer succession plans with the CGN Committee on an annual basis. Mr. Farrell is also responsible for reviewing the performance of the other senior officers, including the other NEOs, with the CGN Committee at least annually. He makes recommendations on the compensation and benefits for the NEOs (other than himself) to the CGN Committee and provides other information and advice as appropriate or as requested by the CGN Committee, but all decisions are ultimately made by the CGN Committee.

The Compensation Peer Group

The CGN Committee uses the Compensation Peer Group to assess the competitiveness of the compensation of our NEOs. This same group is used to evaluate the relative performance of the company for purposes of our 2019 Performance Grants.

In the fall of each year with input and advice from its independent consultant, the CGN Committee reviews and approves the Compensation Peer Group. In selecting the Compensation Peer Group, we identify companies in our industry that compete for customers, executive talent and investment capital. We screen this group based on size and usually eliminate companies that are much smaller or larger than Dominion Energy in revenues, assets or market capitalization. No changes were made to the Compensation Peer Group for 2019.

Dominion Energy’s 2019 Compensation Peer Group was comprised of the following companies:

•	Ameren Corporation

•	American Electric Power Company, Inc.

•	CenterPoint Energy, Inc.

•	Consolidated Edison, Inc.

•	DTE Energy Company

•	Duke Energy Corporation
•	Edison International

•	Entergy Corporation

•	Eversource Energy

•	Exelon Corporation

•	FirstEnergy Corp.

•	NextEra Energy, Inc.
•	PG&E Corporation

•	PPL Corporation

•	Public Service Enterprise Group Incorporated

•	The Southern Company

•	Xcel Energy Inc.

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The CGN Committee and management use the Compensation Peer Group to: (i) compare Dominion Energy’s stock and financial performance against these peers using a number of different metrics and time periods to evaluate how we are performing; (ii) analyze compensation practices within our industry; (iii) evaluate peer company practices and determine peer median and 75th percentile ranges for base pay, annual incentive pay, long-term incentive pay and total direct compensation, both generally and for specific positions; and (iv) compare our benefits and perquisites. In setting the levels for base pay, annual incentive pay, long-term incentive pay and total direct compensation, the CGN Committee also takes into consideration Dominion Energy’s size compared with the median of the Compensation Peer Group and the complexity of its business. As compared to the Compensation Peer Group, as of year-end 2019, Dominion Energy ranked second in market capitalization, fifth in assets and sixth in revenues, as reported by Bloomberg.

Survey and Other Data

Survey compensation data and information on local companies with whom we compete for talent and other companies with market capitalization comparable to Dominion Energy are used only to provide a general understanding of compensation practices and trends, not as benchmarks for compensation decisions. The CGN Committee takes into account individual and company-specific factors, including internal pay equity, along with data from the Compensation Peer Group, in establishing compensation opportunities. The CGN Committee believes this reflects Dominion Energy’s specific needs in its distinct competitive market and with respect to its size and complexity versus its peers.

CEO Compensation Relative to Other NEOs

Mr. Farrell generally participates in the same compensation programs and receives compensation based on the same philosophy and factors as the other NEOs. Application of the same philosophy and factors to Mr. Farrell’s position results in overall CEO compensation that is higher than the compensation of the other NEOs. Mr. Farrell’s compensation is commensurate with his greater responsibilities and decision-making authority, broader scope of duties encompassing the entirety of the company (as compared to the other NEOs who are responsible for significant but distinct areas within the company) and his overall responsibility for corporate strategy. His compensation also reflects his role as our principal corporate representative to investors, customers, regulators, analysts, legislators, industry, the communities in which we operate and the media.

We consider CEO compensation trends as compared to the next highest-paid officer, as well as to our executive officers as a group, over a multi-year period to monitor the ratio of Mr. Farrell’s pay relative to the pay of other executive officers. The CGN Committee did not make any adjustments to the compensation of any NEOs based on this review for 2019.

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5. Our Compensation Practices and Policies

Dominion Energy supports our culture of good governance with solid compensation practices that pay for performance and promote strategic risk management.

WE DO:	WE DO NOT:

✓  Balance short-term and long-term incentives

✓  Place a substantial portion of NEO pay at risk and tie to enhanced shareholder value

✓  Use different performance measures for our annual and long-term incentive programs

✓  Maintain rigorous share ownership guidelines

✓  Incorporate clawback provisions in incentive compensation

✓  Include a non-compete clause in our executive retirement plans

✓  Proactively engage with our largest shareholders on compensation and governance issues

✓  Conduct annual Say on Pay votes

✓  Require two triggers for the payment of most change in control benefits

×  Allow payout of AIP awards or performance grants greater than 200% of target

×  Offer long-term or indefinite employment agreements to our executive officers

×  Include long-term incentive awards in retirement or severance calculations (other than prorated payout of outstanding awards)

×  Permit officers or directors to hedge or pledge shares as collateral

×  Offer excessive executive perquisites or provide tax gross-ups on executive perquisites

×  Dilute shareholder value by issuing excessive equity compensation

×  Offer excessive change in control severance benefits

×  Provide excise tax gross-ups in change in control agreements for new officers (elected after February 1, 2013)

Annual Compensation Risk Review

Dominion Energy’s management, including Dominion Energy’s Chief Risk Officer and other executive officers, annually reviews the overall structure of the company’s executive compensation program and policies to ensure that they are consistent with effective management of enterprise key risks and that they do not encourage executive officers to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the programs and policies that apply to our NEOs, this review includes analysis of:

•	How different elements of our compensation programs may increase or mitigate risk-taking;

•	Performance metrics used for short-term and long-term incentive programs and the relation of such incentives to the objectives of the company;

•	Whether the performance measurement periods for short-term and long-term incentive compensation are appropriate; and

•	The overall structure of compensation programs as related to business risks.

Among the factors considered in management’s assessment are: (i) the balance of our overall program design, including the mix of cash and equity compensation; (ii) the mix of fixed and variable compensation; (iii) the balance of short-term and long-term objectives of our incentive compensation; (iv) the performance metrics, performance targets, threshold performance requirements and capped payouts related to our incentive compensation; (v) our clawback provision on incentive compensation; (vi) our share ownership guidelines, including share ownership levels, retention practices and prohibitions on hedging, pledging and other derivative transactions related to Dominion Energy stock; (vii) the CGN Committee’s ability to exercise negative discretion to reduce the amount of the annual and long-term incentive awards; and (viii) internal controls and oversight structures in place at Dominion Energy.

Based on management’s review, the CGN Committee believes the company’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the company’s risk management practices and overall strategies.

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Share Ownership Guidelines

We require executive officers to own and retain significant amounts of Dominion Energy stock to align their interests with those of our shareholders by promoting a long-term focus through share ownership. The guidelines ensure that management maintains a personal stake in the company through significant equity investment in the company. Targeted ownership levels are the lesser of the following value or number of shares:

Position	Value/# of Shares
Chairman, President & Chief Executive Officer	8 x salary/145,000
Executive Vice President – Dominion Energy	5 x salary/35,000
Senior Vice President – Dominion Energy & Subsidiaries	4 x salary/20,000
President – Dominion Energy Subsidiaries	4 x salary/20,000
Vice President – Dominion Energy & Subsidiaries	3 x salary/10,000

The levels of ownership reflect the increasing level of responsibility for that officer’s position. Shares owned by an officer and his or her immediate family members as well as shares held under company benefit plans count toward the ownership targets. Restricted stock, goal-based stock and shares underlying stock options do not count toward the ownership targets until the shares vest or the options are exercised.

Until an officer meets his or her ownership target, an officer must retain all after-tax shares from the vesting of restricted stock and goal-based stock awards. We refer to shares held by an officer that are more than 15% above his or her ownership target as qualifying excess shares. An officer may sell, gift or transfer qualifying excess shares at any time, subject to insider trading rules and other policy provisions as long as the sale, gift or transfer does not cause an executive officer to fall below his or her ownership target.

The CGN Committee annually reviews the share ownership guidelines and monitors compliance by executive officers, both individually and by the officer group as a whole.

Anti-Hedging & Pledging Policy

We prohibit our officers, employees and directors and their designees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of shares of our common stock or other equity securities, granted to them as compensation or otherwise held, directly or indirectly, by them. Our officers and directors are also prohibited from using margin accounts and pledging shares as collateral.

Recovery of Incentive Compensation

Dominion Energy’s Corporate Governance Guidelines authorize the Board to seek recovery of cash and equity performance-based compensation paid to officers who are found to be personally responsible for fraud or intentional misconduct that causes a restatement of financial results filed with the SEC. Our AIP and long-term incentive performance grant documents include a broader clawback provision that authorizes the CGN Committee, in its discretion and based on facts and circumstances, to recoup AIP and performance grant payouts from any employee whose fraudulent or intentional misconduct (i) directly causes or partially causes the need for a restatement of a financial statement or (ii) relates to or materially affects the company’s operations or the employee’s duties at the company. The company reserves the right to recover a payout by seeking repayment from the employee, by reducing the amount that would otherwise be payable to the employee under another company benefit plan or compensation program to the extent permitted by applicable law, by withholding future incentive compensation, or any combination of these actions. The clawback provision is in addition to, and not in lieu of, other actions the company may take to remedy or discipline misconduct, including termination of employment or a legal action for breach of fiduciary duty, and any actions imposed by law enforcement agencies.

We include provisions in our long-term incentive program performance grants and restricted stock grants that subject those awards to any additional or revised clawback guidelines that Dominion Energy may adopt in the future in response to the Dodd-Frank rules.

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Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain “grandfathered” compensation arrangements in effect on November 2, 2017. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A and the CGN Committee approves non-deductible compensation whenever it feels that corporate objectives justify the cost of being unable to deduct such compensation.

Accounting for Stock-Based Compensation

We measure and recognize compensation expense in accordance with the Financial Accounting Standards Board (FASB) guidance for stock-based payments, which requires that compensation expense relating to stock-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued. The CGN Committee considers the accounting treatment of equity and performance-based compensation when approving awards.

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE – AN OVERVIEW

The Summary Compensation Table provides information in accordance with SEC requirements regarding compensation earned by our NEOs, stock awards made to our NEOs, as well as amounts accrued or accumulated during years reported with respect to retirement plans and other items. The NEOs include our CEO, our CFO and our three most highly compensated executive officers other than our CEO and CFO.

The following highlights some of the disclosures contained in this table.

•	Salary. The amounts in this column are the base salaries earned by the NEOs for the years indicated.

•	Stock Awards. The amounts in this column reflect the grant date fair value of the stock awards for accounting purposes for the respective year. Stock awards are reported in the year in which the awards are granted regardless of when or if the awards vest.

•	Non-Equity Incentive Plan Compensation. This column includes amounts earned under two performance-based programs: the AIP and cash-based performance grant awards under our long-term incentive program. These performance programs are based on performance criteria established by the CGN Committee at the beginning of the performance period, with actual performance scored against the pre-set criteria by the CGN Committee at the end of the performance period.

•	Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column shows any year-over-year increases in the annual accrual of pension and supplemental retirement benefits for our NEOs. These are accruals for future benefits under the terms of our retirement plans and are not actual payments made during the year to our NEOs. The amounts disclosed reflect the annual change in the actuarial present value of benefits under defined benefit plans sponsored by the company, which include the company’s tax-qualified pension plan and the nonqualified plans described in the narrative following the Pension Benefits table. The annual change equals the difference in the accumulated amount for the current fiscal year and the accumulated amount for the prior fiscal year, generally using the same actuarial assumptions used for the company’s audited financial statements for the applicable fiscal year. Accrued benefit calculations are based on assumptions that the NEOs would retire at the earliest age at which they are projected to become eligible for full, unreduced pension benefits (including the effect of future service for eligibility purposes), instead of their unreduced retirement age based on current years of service. The application of these assumptions results in a greater increase in the accumulated amount of pension benefits for certain NEOs than would result without the application of these assumptions. This method of calculation does not increase actual benefits payable at retirement but only how much of that benefit is allocated to the increase during the years presented in the Summary Compensation Table. Please refer to the footnotes to the Pension Benefits table and the narrative following that table for additional information related to actuarial assumptions used to calculate pension benefits.

•	All Other Compensation. The amounts in this column disclose compensation that is not classified as compensation reportable in another column, including perquisites and benefits with an aggregate value of at least $10,000, the value of company-paid life insurance premiums, company matching contributions to an NEO’s 401(k) plan account, and company matching contributions paid directly to the NEO that would be credited to the 401(k) plan account if Code contribution limits did not apply.

•	Total. The number in this column provides a single figure that represents the total compensation either earned by each NEO for the years indicated or accrued benefits payable in later years and required to be disclosed by SEC rules in this table. It does not reflect actual compensation paid to the NEO during the year, but is the sum of the dollar values of each type of compensation quantified in the other columns in accordance with SEC rules.

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              EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation paid or earned by our NEOs for the years ended December 31, 2019, 2018 and 2017 as well as the grant date fair value of stock awards and changes in pension value.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Thomas F. Farrell, II Chairman, President and Chief Executive Officer	2019	$1,554,992	$5,741,884	$7,336,680	$2,380,099	$243,380	$17,257,035
	2018	1,554,992	5,741,867	7,451,188	0	208,395	14,956,442
	2017	1,547,444	5,219,903	7,240,125	1,285,131	203,159	15,495,762
James R. Chapman Executive Vice President, Chief Financial Officer and Treasurer	2019	566,919	675,063	563,988	27,565	73,898	1,907,433
	2018	396,526	215,026	597,339	26,306	52,153	1,287,350
Robert M. Blue Executive Vice President and Co-Chief Operating Officer	2019	738,303	855,032	1,210,720	1,422,153	67,001	4,293,209
	2018	613,708	675,042	1,136,502	455,242	53,709	2,934,203
	2017	563,750	500,036	872,313	914,021	43,939	2,894,059
Paul D. Koonce Executive Vice President and Strategic Advisor	2019	757,637	855,032	1,535,190	1,711,945	98,525	4,958,329
	2018	733,292	855,058	1,590,876	379,367	92,453	3,651,046
	2017	700,543	855,023	1,571,815	1,089,950	88,338	4,305,669
Diane Leopold Executive Vice President and Co-Chief Operating Officer	2019	738,303	855,032	1,203,936	1,774,643	70,259	4,642,173
	2018	613,708	675,042	1,136,233	639,150	58,106	3,122,239
	2017	563,750	500,036	871,293	1,517,769	47,649	3,500,497

(1)

Effective March 1, 2019, other than Mr. Farrell, the NEOs received the following base salary increases: Mr. Chapman: 3%; Mr. Blue: 22.2%; Mr. Koonce: 3%; and Ms. Leopold: 22.2%. Mr. Farrell did not receive a base salary increase.

(2)

The amounts in this column reflect the grant date fair value of stock awards for the respective year of grant in accordance with FASB guidance for share-based payments. Dominion Energy did not grant any stock options in any of the years shown in the table. See also Note 20 to the Consolidated Financial Statements in Dominion Energy’s 2019 Annual Report on Form 10-K for more information on the valuation of stock-based awards, the Grants of Plan-Based Awards table for stock awards granted in 2019, and the Outstanding Equity Awards at Fiscal Year-End table for a listing of all outstanding equity awards as of December 31, 2019.

(3)

The 2019 amounts in this column include the payout under Dominion Energy’s 2019 AIP for each of the NEOs and under the 2017 Performance Grants for each of the NEOs other than Mr. Chapman, who received his 2017 Performance Grant in the form of goal-based stock. All of the NEOs received 110% funding of their 2019 AIP target awards. Messrs. Farrell, Chapman, Blue, and Koonce each received 100% payout scores for accomplishments of their goals, while Ms. Leopold received a 99.1% payout score due to a missed business segment financial goal. The 2019 AIP payout amounts were as follows: Mr. Farrell: $2,565,737; Mr. Chapman: $563,988; Mr. Blue: $753,720: Mr. Koonce: $753,720; and Ms. Leopold: $746,936. See CD&A for additional information on the 2019 AIP and the Grants of Plan-Based Awards table for the range of each NEO’s potential award under the 2019 AIP. The 2017 Performance Grant was issued on February 1, 2017 and the payout amount was determined based on achievement of performance goals for the performance period ended December 31, 2019. Payouts could range from 0% to 200%. The actual payout was 91.4% of the target amount. The 2017 Performance Grant payout amounts were as follows: Mr. Farrell: $4,770,943; Mr. Blue: $457,000: Mr. Koonce: $781,470; and Ms. Leopold: $457,000. See 2017 Performance Grant Payout in the CD&A for additional information on the 2017 Performance Grants. The 2018 amounts reflect both the 2018 AIP and the 2017 Transition Performance Grant payouts, and the 2017 amounts reflect both the 2017 AIP and 2016 Performance Grant payouts.

(4)

All amounts in this column are for the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our qualified Pension Plan and nonqualified executive retirement plans. There are no above-market earnings on nonqualified deferred compensation plans. These accruals are not directly in relation to final payout potential, and can vary significantly year over year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or incentive target for market or other reasons; (iii) actual age versus predicted age at retirement; (iv) discount rate used to determine present value of benefit; and (v) other relevant factors. Reductions in the actuarial present value of an NEO’s accumulated pension benefits are reported as $0. Mr. Chapman participates in the “cash balance” formula under the Pension Plan while each of the other NEOs participates in the “final average earnings” pension formula.

A change in the discount rate can be a significant factor in the change reported in this column. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. The discount rate used in determining the present value of the accumulated benefit decreased from 4.43% used as of December 31, 2018 to a discount rate of 3.57% used as of December 31, 2019. The increase in present value attributed solely to the change in discount rate was as follows: Mr. Farrell: $1,620,079; Mr. Chapman: $742; Mr. Blue: $404,889: Mr. Koonce: $751,708; and Ms. Leopold: $580,953.

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(5)	All Other Compensation amounts for 2019 are as follows:

Name	Executive Perquisites(a)	Life Insurance Premiums	Employee 401(k) Plan Match(b)	Company Match Above IRS Limits(c)	Total All Other Compensation
Thomas F. Farrell, II	$151,477	$29,448	$11,200	$51,255	$243,380
James R. Chapman	29,862	22,707	6,983	14,346	73,898
Robert M. Blue	23,146	21,706	8,400	13,749	67,001
Paul D. Koonce	24,595	43,529	11,200	19,201	98,525
Diane Leopold	21,694	21,935	8,206	18,424	70,259

(a)

Unless noted, the amounts in this column for all NEOs are comprised of the following: personal use of company vehicle and financial planning and health and wellness allowance. For Mr. Chapman, the amounts in this column include $26,512 for the personal use of his company electric vehicle. For Mr. Farrell, the amount in this column also includes personal use of the corporate aircraft. The value of the personal use of the aircraft for Mr. Farrell during 2019 was $134,660. For personal flights, all direct operating costs are included in calculating aggregate incremental cost. Direct operating costs include the following: fuel, airport fees, catering, ground transportation and crew expenses (any food, lodging and other costs). The fixed costs of owning the aircraft and employing the crew are not taken into consideration, as more than 96% of the use of the corporate aircraft is for business purposes. The CGN Committee has directed Mr. Farrell to use corporate aircraft for all personal travel.

(b)

Employees hired before 2008 (including all NEOs other than Mr. Chapman) who contribute to the 401(k) plan receive a matching contribution of 50 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have less than 20 years of service, and 67 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have 20 or more years of service. Employees hired after 2008 (including Mr. Chapman) who contribute to the 401(k) plan receive a matching contribution of one dollar for each dollar contributed, up to 4% of compensation (subject to IRS limits) for employees who have less than 5 years of service, up to 5% of compensation (subject to IRS limits) for employees who have 5 to 15 years of service, up to 6% of compensation (subject to IRS limits) for employees who have 15 to 25 years of service, and up to 7% of compensation (subject to IRS limits) for employees who have more than 25 years of service.

(c)	Represents each payment of lost 401(k) plan matching contribution due to IRS limits.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information about stock awards and non-equity incentive awards granted to our NEOs during the year ended December 31, 2019.

Name	Grant Date(1)	Grant Approval Date(1)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Options Award(1)(4)
			Threshold	Target	Maximum

Thomas F. Farrell, II
2019 Annual Incentive Plan(2)			$–	$2,332,488	$4,664,976
2019 Cash Performance Grant(3)			–	5,741,835	11,483,670
2019 Restricted Stock Grant(4)	2/5/2019	1/24/2019				79,826	$5,741,884
James R. Chapman
2019 Annual Incentive Plan(2)			–	512,716	1,025,432
2019 Cash Performance Grant(3)			–	675,000	1,350,000
2019 Restricted Stock Grant(4)	2/5/2019	1/24/2019				9,385	675,063
Robert M. Blue
2019 Annual Incentive Plan(2)			–	685,200	1,370,400
2019 Cash Performance Grant(3)			–	855,000	1,710,000
2019 Restricted Stock Grant(4)	2/5/2019	1/24/2019				11,887	855,032
Paul D. Koonce
2019 Annual Incentive Plan(2)			–	685,200	1,370,400
2019 Cash Performance Grant(3)			–	855,000	1,710,000
2019 Restricted Stock Grant(4)	2/5/2019	1/24/2019				11,887	855,032
Diane Leopold
2019 Annual Incentive Plan(2)			–	685,200	1,370,400
2019 Cash Performance Grant(3)			–	855,000	1,710,000
2019 Restricted Stock Grant(4)	2/5/2019	1/24/2019				11,887	855,032

(1)

On January 24, 2019, the CGN Committee approved the 2019 long-term incentive compensation awards for our officers, which consisted of a restricted stock grant and a cash performance grant. The 2019 restricted stock award was granted on February 5, 2019. Under the 2014 Incentive Compensation Plan, fair market value is defined as the closing price of Dominion Energy common stock on the date of grant or, if that day is not a trading day, on the most recent trading day immediately preceding the date of grant. The fair market value for the February 5, 2019 restricted stock grant was $71.93 per share, which was Dominion Energy’s closing stock price on the grant date.

(2)

Amounts represent the range of potential payouts under the 2019 AIP. Actual amounts paid under the 2019 AIP are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Under our AIP, officers are eligible for an annual performance-based award. The CGN Committee establishes target awards for each NEO based on his or her salary level and expressed as a percentage of the individual NEO’s base salary. The target award is the amount of cash that will be paid if the plan is fully funded and payout goals are achieved. For the 2019 AIP, funding was based on the achievement of consolidated operating earnings goals with the maximum funding capped at 200%, as explained under the Annual Incentive Plan section of the CD&A.

(3)

Cash Performance Grants were awarded on February 1, 2019. Amounts represent the range of potential payouts under the 2019 performance grants of our 2019 long-term incentive program. Payouts can range from 0% to 200% of the target award. Awards will be paid by March 15, 2022 depending on the achievement of performance goals for the three-year period ending December 31, 2021. The amount earned will depend on the level of achievement of two performance metrics: TSR—50% and ROIC—50%. TSR measures Dominion Energy’s share performance for the three-year period relative to the TSR of the companies in the Compensation Peer Group on the grant date. ROIC goal achievement will be measured against internal goals and scored against our financial forecasts for the performance period. There are additional opportunities to earn a portion of the awards based on our absolute TSR or relative P/E ratio performance. See Exhibit 10.42 to Dominion Energy’s Form 10-K filed on February 28, 2019, for TSR and ROIC goals.

The performance grant is forfeited in its entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The grant has pro-rated vesting for retirement, termination without cause, death or disability. In the case of retirement, pro-rated vesting will not occur if the CEO (or, for the CEO, the CGN Committee) determines the officer’s retirement is detrimental to the company. Payout for an officer who retires or whose employment is terminated without cause, is made following the end of the performance period so that the officer is rewarded only to the extent the performance goals are achieved. In the case of death or disability, payout is made as soon as possible to facilitate the administration of the officer’s estate or financial planning. The payout amount will be the greater of the officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion Energy’s financial statements.

In the event of a change in control, the performance grant is vested in its entirety and payout of the performance grant will occur as soon as administratively feasible following the change in control date at an amount that is the greater of an officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion Energy’s financial statements.

(4)

The 2019 restricted stock grant fully vests at the end of three years. The restricted stock grant is forfeited in its entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The restricted stock grant provides for prorated vesting if an officer retires, dies, becomes disabled, is terminated without cause, or if there is a change in control. In the case of retirement, prorated vesting will not occur if the CEO (or for the CEO, the CGN Committee) determines the officer’s retirement is detrimental to the company. In the event of a change in control, prorated vesting is provided as of the change in control date, and full vesting if an officer’s employment is terminated, or constructively terminated by the successor entity following the change in control date but before the scheduled vesting date. Dividends on the restricted shares are paid during the restricted period at the same rate declared by Dominion Energy for all shareholders.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes equity awards made to NEOs that were outstanding as of December 31, 2019. There were no unexercised or unexercisable option awards outstanding for any of our NEOs as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas F. Farrell, II	72,802	(2)	$6,029,462
	75,116	(3)	6,221,107

	79,826	(4)	6,611,189
James R. Chapman	2,999	(2)	248,377
	2,813	(3)	232,973
	9,385	(4)	777,266

	2,999	(5)	248,377
Robert M. Blue	6,974	(2)	577,587
	8,831	(3)	731,383

	11,887	(4)	984,481
Paul D. Koonce	11,925	(2)	987,629
	11,186	(3)	926,425

	11,887	(4)	984,481
Diane Leopold	6,974	(2)	577,587
	8,831	(3)	731,383

	11,887	(4)	984,481

(1)	The market value is based on closing stock price of $82.82 on December 31, 2019.

(2)	Shares vested on February 1, 2020.

(3)	Shares scheduled to vest on February 1, 2021.

(4)	Shares scheduled to vest on February 1, 2022.

(5)	Goal-based shares issued in lieu of cash payment under 2017 Performance Grant. Shares vested on January 24, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the value realized by NEOs during the year ended December 31, 2019, on vested restricted stock and goal-based stock awards. There are no outstanding stock options and there were no option exercises by NEOs in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas F. Farrell, II	73,181	$5,193,656
James R. Chapman	4,926	344,566
Robert M. Blue	3,576	253,789
Paul D. Koonce	11,985	850,575
Diane Leopold	3,576	253,789

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PENSION BENEFITS

The following table shows the actuarial present value of accumulated benefits payable to our NEOs, together with the number of years of benefit service credited to each NEO, under the plans listed in the table. Values are computed as of December 31, 2019, using the same interest rate and mortality assumptions used in determining the aggregate pension obligations disclosed in the company’s financial statements. The years of credited service and the present value of accumulated benefits were determined by our plan actuaries, using the appropriate accrued service, pay and other assumptions similar to those used for accounting and disclosure purposes. Please refer to Actuarial Assumptions Used to Calculate Pension Benefits for detailed information regarding these assumptions.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)
Thomas F. Farrell, II	Pension Plan	24.00	$1,921,279

	Benefit Restoration Plan	30.00	13,563,512

	Frozen Executive Supplemental Retirement Plan	30.00	16,199,727

James R. Chapman	Pension Plan	6.42	70,173

	Benefit Restoration Plan	6.42	31,717

Robert M. Blue	Pension Plan	14.50	964,559

	Benefit Restoration Plan	14.50	1,250,305

	Frozen Executive Supplemental Retirement Plan	14.50	2,567,266

Paul D. Koonce	Pension Plan	21.00	1,778,916

	Benefit Restoration Plan	21.00	3,371,600

	Frozen Executive Supplemental Retirement Plan	21.00	7,162,390

Diane Leopold	Pension Plan	24.17	1,733,436

	Benefit Restoration Plan	24.17	2,043,287

	Frozen Executive Supplemental Retirement Plan	24.17	2,838,684

(1)

Years of credited service shown in this column for the Pension Plan are actual years accrued by an NEO from his or her date of participation to December 31, 2019. Service for the Benefit Restoration Plan and the Frozen ESRP is the NEO’s actual credited service as of December 31, 2019 plus any potential total credited service to the plan maximum, including any extra years of credited service granted to Mr. Farrell by the CGN Committee for the purpose of calculating benefits under these plans. Please refer to the narrative below and under Dominion Energy Retirement Benefit Restoration Plan, Dominion Energy Frozen Executive Supplemental Retirement Plan and Potential Payments Upon Termination or Change in Control for information about the requirements for receiving extra years of credited service and the amount credited, if any, for each NEO.

(2)

The amounts in this column are based on actuarial assumptions that all of the NEOs would retire at the earliest age they become eligible for unreduced benefits, which, for NEOs participating in the traditional Pension Plan formula, is age 60 for Messrs. Farrell, Blue, and Koonce, and Ms. Leopold. In addition, for purposes of calculating the Benefit Restoration Plan benefits for Mr. Farrell, the amount reflects additional credited years of service granted to him pursuant to his agreement with the company (see Dominion Energy Retirement Benefit Restoration Plan). If the amounts in this column did not include the additional years of credited service, the present value of the Benefit Restoration Plan benefit would be $3,759,285 lower for Mr. Farrell. Pension Plan and Frozen ESRP benefits amounts are not augmented by the additional service credit assumptions. In addition, the benefit calculations for the Frozen ESRP reflect that, pursuant to the terms of their individual letter agreements, the benefits for Messrs. Farrell and Koonce are payable for each executive officer’s lifetime. Benefit accruals under the Frozen ESRP were frozen as of October 1, 2019, other than certain cost-of-living adjustments described below.

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Dominion Energy Pension Plan

The Dominion Energy Pension Plan (Pension Plan) is a tax-qualified defined benefit pension plan. Messrs. Farrell, Blue and Koonce and Ms. Leopold were hired before 2008 and therefore participate in the “final average earnings” formula of the Pension Plan (Traditional Pension Formula). Mr. Chapman was hired after January 1, 2008 and therefore participates in the “cash balance” formula of the Pension Plan (Cash Balance Formula) which applies to non-union employees hired on or after January 1, 2008.

Traditional Pension Formula

The Traditional Pension Formula provides unreduced retirement benefits at termination of employment at or after age 65 or, with three years of service, at age 60. A participant who has attained age 55 with three years of service may elect early retirement benefits at a reduced amount. If a participant retires between ages 55 and 60, the benefit is reduced 0.25% per month for each month after age 58 and before age 60, and reduced 0.50% per month for each month between ages 55 and 58. All of the NEOs have more than three years of service.

The Traditional Pension Formula benefit is calculated using a formula based on (i) age at retirement; (ii) final average earnings; (iii) estimated Social Security benefits; and (iv) credited service. Final average earnings are the average of the participant’s 60 highest consecutive months of base pay during the last 120 months worked. Final average earnings do not include compensation payable under the AIP, the value of equity awards, gains from the exercise of stock options, long-term cash incentive awards, perquisites, or any other form of compensation other than base pay.

Credited service is measured in months, up to a maximum of 30 years of credited service. The estimated Social Security benefit taken into account is the assumed Social Security benefit payable starting at age 65 or actual retirement date, if later, assuming that the participant has no further employment after leaving Dominion Energy. These factors are then applied in a formula.

The formula has different percentages for credited service through December 31, 2000, and on and after January 1, 2001. The benefit is the sum of the amounts from the following two formulas.

For Credited Service Through December 31, 2000			For Credited Service On and After January 1, 2001
2.03% times Final Average Earnings times Credited Service before 2001	Minus	2.00% times estimated Social Security benefit times Credited Service before 2001	1.80% times Final Average Earnings times Credited Service after 2000	Minus	1.50% times estimated Social Security benefit times Credited Service after 2000

Credited service is limited to a total of 30 years for all parts of the formula and credited service after 2000 is limited to 30 years minus credited service before 2001.

Benefit payment options are (i) a single life annuity or (ii) a choice of a 50%, 75% or 100% joint and survivor annuity. A Social Security leveling option is available with any of the benefit forms. The normal form of benefit is a single life annuity for unmarried participants and a 50% joint and survivor annuity for married participants. All of the payment options are actuarially equivalent in value to the single life annuity. The Social Security leveling option pays a larger benefit equal to the estimated Social Security benefit until the participant is age 62 and then reduced payments after age 62.

Participants in the Traditional Pension Formula also receive a special retirement account, which is in addition to the basic pension benefit. The special retirement account is credited with 2% of base pay each month as well as interest based on the 30-year Treasury bond rate set annually (3.15% in 2019). The special retirement account can be paid in a lump sum or paid in the form of an annuity benefit.

A participant becomes vested in his or her benefit after completing three years of service. A vested participant who terminates employment before age 55 can start receiving benefit payments calculated using terminated vested reduction factors at any time after attaining age 55. If payments begin before age 65, then the following reduction factors for the portion of the benefits earned after 2000 apply: age 64 – 9%; age 63 – 16%; age 62 –23%; age 61 – 30%; age 60 – 35%; age 59 – 40%; age 58 – 44%; age 57 – 48%; age 56 – 52%; and age 55 – 55%.

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Cash Balance Formula

The Cash Balance Formula is based solely on amounts credited to a cash balance account on behalf of the participant. The cash balance account is credited with a percentage of pay each month, depending on years of credited service:

•	Less than 5 Years: 4% of pay

•	Between 5 to 15 Years: 5% of pay
•	Between 15 to 25 Years: 6% of pay

•	25 or more Years: 7% of pay

Cash balance accounts are also credited with interest at an annual rate established in accordance with IRS guidelines. Participants in the Cash Balance Formula can receive immediate distribution of benefits following termination of employment at any age, with three years of service. Benefits will be payable as either an immediate lump sum, an immediate annuity or a deferred annuity.

The Code limits the amount of compensation that may be included in determining pension benefits under qualified pension plans. For 2019, the compensation limit was $280,000. The Code also limits the total annual benefit that may be provided to a participant under a qualified defined benefit plan. For 2019, this limitation was the lesser of (i) $225,000 or (ii) the average of the participant’s compensation during the three consecutive years in which the participant had the highest aggregate compensation.

Dominion Energy Retirement Benefit Restoration Plan

The BRP is a nonqualified defined benefit pension plan designed to make up for benefit reductions under the Dominion Energy Pension Plan due to the limits imposed by the Code.

A Dominion Energy employee is eligible to participate in the BRP if (i) he or she is a member of management or a highly compensated employee, (ii) his or her Pension Plan benefit is or has been limited by the Code compensation or benefit limits, and (iii) he or she has been designated as a participant by the CGN Committee. A participant remains a participant until he or she ceases to be eligible for any reason other than retirement or until his or her status as a participant is revoked by the CGN Committee.

BRP Benefit with Traditional Pension Formula

For participants in the Traditional Pension Formula, upon retirement, the BRP benefit is calculated using the same formula (except that the IRS salary limit is not applied) used to determine the participant’s default annuity form of benefit under the Pension Plan (single life annuity for unmarried participants and 50% joint and survivor annuity for married participants), and then subtracting the benefit the participant is entitled to receive under the Pension Plan. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s BRP benefit that had accrued as of December 31, 2004, had previously been frozen, but the calculation of the overall restoration benefit did not change. The pre-2005 portion of the BRP was terminated and paid out to participants in January 2020.

Prior to the termination and pay-out of the pre-2005 portion of the BRP, participants could have elected to receive the portion of the restoration benefit that accrued before 2005 as a single lump sum cash payment or in the same annuity form elected by the participant under the Pension Plan. For the portion of the benefit that accrued in 2005 or later, benefits must be paid in a lump sum. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase an annuity contract.

A participant who terminates employment before he or she is eligible for benefits under the Pension Plan generally is not entitled to a restoration benefit. Mr. Farrell has been granted service credits for purposes of calculating his BRP benefit. Per his letter agreement, Mr. Farrell was granted 30 years of service when he reached age 60. For Mr. Farrell, the additional years of service count toward determining both the amount of benefits and the eligibility to receive them. For additional information regarding service credits, see Dominion Energy Frozen Executive Supplemental Retirement Plan.

If a vested participant dies when he or she is retirement eligible (on or after age 55), the participant’s beneficiary will receive the restoration benefit in a single lump sum payment. If a participant dies while employed but before

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he or she has attained age 55 and the participant is married at the time of death, the participant’s spouse will receive a restoration benefit calculated in the same way (except that the IRS salary limit is not applied) as the 50% qualified pre-retirement survivor annuity payable under the Pension Plan and paid in a lump sum payment.

BRP Benefit with Cash Balance Formula

Participants in the Cash Balance Formula of the Pension Plan are also eligible to receive a BRP benefit. The benefit is calculated by determining what the cash balance benefit would have been but for the application of the Code limits and then subtracting the amount of the actual cash balance benefit, paid as a lump sum.

Dominion Energy Frozen Executive Supplemental Retirement Plan

The Dominion Energy Frozen ESRP is a nonqualified defined benefit plan that provides for an annual retirement benefit equal to 25% of a participant’s final cash compensation (base salary plus target annual incentive award, determined as of the earlier of a participant’s retirement or October 1, 2019) payable for a period of 10 years or, for certain participants designated by the CGN Committee, for the participant’s lifetime. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s Frozen ESRP benefit that had accrued as of December 31, 2004, had previously been frozen, but the calculation of the overall benefit did not change. The pre-2005 portion of the Frozen ESRP was terminated and paid out to participants in January 2020. Effective July 1, 2013, the Frozen ESRP was closed to any new participants. Effective October 1, 2019, future benefit accruals under the Frozen ESRP were frozen as well. Frozen ESRP benefits will continue to be credited with annual cost-of-living increases (equal to one-half of the first 5 percentage point increase in the average Consumer Price Index (CPI) for the first quarter of the previous year) on each July 1, starting with July 1, 2020 through the July 1 on or immediately preceding the date of a participant’s retirement.

Before the plan was closed, a Dominion Energy employee became eligible to participate in the Frozen ESRP if (i) he or she was a member of management or a highly compensated employee, and (ii) he or she had been designated as a participant by the CGN Committee. A participant remains a participant until he or she ceases to be eligible for any reason other than retirement or until his or her status as a participant is revoked by the CGN Committee.

A participant is entitled to the full Frozen ESRP benefit if he or she separates from service with Dominion Energy after reaching age 55 and achieving 60 months of service. A participant who separates from service with Dominion Energy with at least 60 months of service but who has not yet reached age 55 is entitled to a reduced, prorated retirement benefit. A participant who separates from service with Dominion Energy with fewer than 60 months of service is generally not entitled to a Frozen ESRP benefit unless the participant separated from service on account of disability or death. Participants younger than age 55 at October 1, 2019 may continue to grow into an unreduced benefit based on their future increases in age prior to retirement. No participant had fewer than 60 months of service in the Frozen ESRP as of the October 1, 2019 freeze date.

Prior to the termination and pay-out of the pre-2005 portion of the Frozen ESRP in January 2020, a participant could have elected to receive the portion of his or her benefit that had accrued as of December 31, 2004, in a lump sum or in monthly installments. Any portion of the Frozen ESRP benefit that accrued after December 31, 2004, must be paid in the form of a single lump sum cash payment. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase a 10-year or lifetime annuity contract. The lump sum benefit is fixed as of October 1, 2019 and will not be further adjusted after that date except to reflect increases in a participant’s frozen accrued benefit due to the participant’s additional age or cost of living adjustments described above after October 1, 2019, using the same actuarial factors used to calculate the lump sum benefit on October 1, 2019. Messrs. Farrell and Koonce are currently entitled to a full Frozen ESRP retirement benefit. Based on the terms of their individual letter agreements, Messrs. Farrell and Koonce will receive a Frozen ESRP benefit calculated as a lifetime benefit. Mr. Blue and Ms. Leopold are eligible for a prorated Frozen ESRP retirement benefit since they both have 10 years of service with the company. Their benefit will be a prorated benefit until they reach the age of 55 at which time they will be entitled to a full Frozen ESRP retirement benefit based on a 10-year period. Effective July 1, 2013, the Frozen ESRP was closed to any new participants. Mr. Chapman became an officer after that date and is therefore not eligible to participate in the Frozen ESRP.

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Actuarial Assumptions Used to Calculate Pension Benefits

Actuarial assumptions used to calculate Pension Plan benefits are prescribed by the terms of the Pension Plan based on the Code and Pension Benefit Guaranty Corporation (PBGC) requirements. The present value of the accumulated benefit is calculated using actuarial and other factors as determined by the plan actuaries and approved by Dominion Energy. Actuarial assumptions used for the December 31, 2019, benefit calculations shown in the Pension Benefits table include a discount rate of 3.57% to determine the present value of the future benefit obligations for the Pension Plan, BRP and Frozen ESRP and a lump sum interest rate of 2.82% to estimate the lump sum values of BRP and 2.56% for the Frozen ESRP benefits. Each NEO is assumed to retire at the earliest age at which he or she is projected to become eligible for full, unreduced pension benefits. For purposes of estimating future eligibility for unreduced Pension Plan and Frozen ESRP benefits, the effect of future service is considered. Each NEO is assumed to commence Pension Plan payments at the same age as BRP payments. The longevity assumption used to determine the present value of benefits is the same assumption used for financial reporting of the Pension Plan liabilities, with no assumed mortality before retirement age. Mortality rates are developed from actual and projected plan experience for postretirement benefit plans. Dominion Energy’s actuaries conduct an experience study periodically as part of the process to select a best estimate of mortality. Dominion Energy considers both standard mortality tables and improvement factors as well as the plans’ actual experience when selecting a best estimate. For BRP and Frozen ESRP benefits, other actuarial assumptions include an assumed tax rate of 45% for lump sums. Cash Balance Formula Pension Plan, BRP and Frozen ESRP benefits are assumed to be paid as lump sums; Traditional Pension Formula Pension Plan benefits are assumed to be paid as annuities.

The discount rate for calculating lump sum BRP payments at the time an officer terminates employment is selected by Dominion Energy’s Administrative Benefits Committee and adjusted periodically. For 2019, a 2.56% discount rate was used to determine the lump sum payout amounts. This discount rate was selected based on a rolling average of the blended rate published by the PBGC in October of the previous five years. The discount rate for calculating lump sum Frozen ESRP payments was fixed at October 1, 2019 at 2.56%.

NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last FY (as of 12/31/2019)*	Aggregate Withdrawals/ Distributions (as of 12/31/2019)	Aggregate Balance at Last FYE (as of 12/31/2019)
Thomas F. Farrell, II	$–	$–	$–
James R. Chapman	–	–	–
Robert M. Blue	–	–	–
Paul D. Koonce	328,743		2,409,550
Diane Leopold	–	–	–

*	No preferential earnings are paid and therefore no earnings from these plans are included in the Summary Compensation Table.

At this time, Dominion Energy does not offer any nonqualified elective deferred compensation plans to its officers or other employees. The Nonqualified Deferred Compensation table reflects, in aggregate, the plan balances for a former plan offered to Dominion Energy officers and other highly compensated employees, the Dominion Energy, Inc. Executives’ Deferred Compensation Plan (Frozen Deferred Compensation Plan), which was frozen as of December 31, 2004.

Frozen Deferred Compensation Plan

The Frozen Deferred Compensation Plan includes amounts previously deferred from one of the following categories of compensation: (i) salary; (ii) bonus; (iii) vested restricted stock; and (iv) gains from stock option exercises. The plan also provided for company contributions of lost company 401(k) plan match contributions and transfers from several Consolidated Natural Gas Company deferred compensation plans. The Frozen Deferred Compensation Plan offers 29 investment funds for the plan balances, including a Dominion Energy Stock Fund. Participants may change investment elections on any business day. Any vested restricted stock and gains from stock option exercises that were deferred were automatically allocated to the Dominion Energy Stock Fund and this allocation cannot be changed. Earnings are calculated based on the performance of the underlying investment fund. The following funds had rates of return for 2019 as follows: Dominion Energy Stock Fund, 21.51%; and Dominion Energy Fixed Rate Fund, 3.63%.

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EXECUTIVE COMPENSATION

The Dominion Energy Fixed Rate Fund is an investment option that provides a fixed rate of return each year based on a formula that is tied to the adjusted federal long-term rate published by the IRS in November prior to the beginning of the year. Dominion Energy’s Asset Management Committee determines the rate based on its estimate of the rate of return on Dominion Energy assets in the trust for the Frozen Deferred Compensation Plan.

The default benefit commencement date is February 28 after the year in which the participant retires, but the participant may select a different benefit commencement date in accordance with the plan. Participants may change their benefit commencement date election; however, a new election must be made at least six months before an existing benefit commencement date. Withdrawals less than six months prior to an existing benefit commencement date are subject to a 10% early withdrawal penalty. Account balances must be fully paid out no later than the February 28 that is 10 calendar years after a participant retires or becomes disabled. If a participant retires from the company, he or she may continue to defer an account balance provided that the total balance is distributed by this deadline. In the event of termination of employment for reasons other than death, disability or retirement before an elected benefit commencement date, benefit payments will be distributed in a lump sum as soon as administratively practicable. Hardship distributions, prior to an elected benefit commencement date, are available under certain limited circumstances.

Participants may elect to have their benefit paid in a lump sum payment or annual installments over a period of whole years from one to 10 years. Participants have the ability to change their distribution schedule for benefits under the plan by giving six months’ notice to the plan administrator. Once a participant begins receiving annual installment payments, the participant can make a one-time election to either (i) receive the remaining account balance in the form of a lump sum distribution or (ii) change the remaining installment payment period. Any election must be approved by the company before it is effective. All distributions are made in cash with the exception of the Deferred Restricted Stock Account and the Deferred Stock Option Account, which are distributed in the form of Dominion Energy common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, the company provides benefits to eligible employees upon termination of employment, including a termination of employment involving a change in control of the company, that are in addition to termination benefits for other employees in the same situation.

Change in Control

As discussed in the Employee and Executive Benefits section of the CD&A, Dominion Energy has entered into an Employment Continuity Agreement with each of its officers, including the NEOs. Each agreement has a three-year term and is automatically extended annually for an additional year, unless cancelled by Dominion Energy.

The Employment Continuity Agreements require two triggers for the payment of most benefits:

•	There must be a change in control; and

•	The executive officer must either be terminated without cause, or terminate his or her employment with the surviving company after a constructive termination. Constructive termination means the executive officer’s salary, incentive compensation or job responsibility is reduced after a change in control or the executive officer’s work location is relocated more than 50 miles without his or her consent.

For purposes of the Employment Continuity Agreements, a change in control will occur if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion Energy voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Dominion Energy Board before any such transaction cease to represent a majority of Dominion Energy’s or its successor’s Board within two years after the last of such transactions.

If an executive officer’s employment following a change in control is terminated without cause or due to a constructive termination, the executive officer will become entitled to the following termination benefits:

•	Lump sum severance payment equal to three times base salary plus AIP award (determined as the greater of (i) the target annual award for the current year or (ii) the highest actual AIP payout for any one of the three years preceding the year in which the change in control occurs).

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              EXECUTIVE COMPENSATION

•	Full vesting of benefits under Frozen ESRP and BRP with five years of additional credited age and five years of additional credited service from the change in control date (provided that no additional benefits will accrue under the Frozen ESRP after October 1, 2019 except as provided therein).

•	Group-term life insurance. If the officer elects to convert group-term insurance to an individual policy, the company pays the premiums for 12 months.

•	Executive life insurance. Premium payments will continue to be paid by the company until the earlier of (i) the fifth anniversary of the termination date, or (ii) the later of the tenth anniversary of the policy or the date the officer attains age 64.

•	Retiree medical coverage will be determined under the relevant plan with additional age and service credited as provided under an officer’s letter agreement (if any) and including five additional years credited to age and five additional years credited to service.

•	Outplacement services for one year (up to $25,000).

•	If any payments are classified as excess parachute payments for purposes of Section 280G of the Code and the executive officer incurs the excise tax, the company will pay the executive officer an amount equal to the 280G excise tax plus a gross-up multiple.

In January 2013, the CGN Committee approved the elimination of the excise tax gross-up provision included in the Employment Continuity Agreement for any new officer elected after February 1, 2013.

The terms of awards made under the long-term incentive program, rather than the terms of Employment Continuity Agreements, will determine the vesting of each award in the event of a change in control. These provisions are described in the Long-Term Incentive Program section of the CD&A and footnotes to the Grants of Plan-Based Awards table.

Other Post Employment Benefit for Mr. Farrell. Mr. Farrell will become entitled to a payment of one times salary upon his retirement as consideration for his agreement not to compete with the company for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

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EXECUTIVE COMPENSATION

Incremental Payments Upon Termination or Change in Control

The following table provides the incremental payments that would be earned by each NEO if his or her employment had been terminated, or constructively terminated, as of December 31, 2019. These benefits are in addition to retirement benefits that would be payable on any termination of employment. Please refer to the Pension Benefits table for information related to the present value of accumulated retirement benefits payable to the NEOs.

Name	Non- Qualified Plan Payment	Restricted Stock(1)	Performance Grant(1)	Non- Compete Payments(2)	Severance Payments	Retiree Medical and Executive Life Insurance(3)	Out- placement Services	Excise Tax & Tax Gross-Up	Total
Thomas F. Farrell, II(4)
Retirement	$—	$11,856,511	$10,797,633	$1,554,992	$—	$—	$—	$—	$24,209,136
Death/Disability	—	11,856,511	10,797,633	—	—	—	—	—	22,654,144
Change in Control(5)	513,188	7,005,247	5,905,887	—	12,502,137	—	25,000	—	25,951,459
James R. Chapman(4)
Termination without Cause	—	627,693	568,429	—	—	—	—	—	1,196,122
Termination with Cause/ Voluntary Termination	—	—	—	—	—	—	—	—	—
Death / Disability	—	627,693	568,429	—	—	—	—	—	1,196,122
Change in Control(5)	—	630,923	536,571	—	3,501,072	114,995	25,000	—	4,808,561
Robert M. Blue(4)
Termination without Cause	—	1,329,592	1,212,286	—	—	—	—	—	2,541,878
Termination with Cause/Voluntary Termination	—	—	—	—	—	—	—	—	—
Death/Disability	—	1,329,592	1,212,286	—	—	—	—	—	2,541,878
Change in Control(5)	4,229,930	963,859	817,714	—	4,303,005	108,660	25,000	4,885,516	15,333,684
Paul D. Koonce(4)
Retirement	—	1,852,766	1,685,571	—	—	—	—	—	3,538,337
Death/Disability	—	1,852,766	1,685,571	—	—	—	—	—	3,538,337
Change in Control(5)	1,302,300	1,045,768	879,429	—	4,678,871	—	25,000		7,931,368
Diane Leopold(4)
Termination without Cause	—	1,329,592	1,212,286	—	—	—	—	—	2,541,878
Termination with Cause/Voluntary Termination	—	—	—	—	—	—	—	—	—
Death/Disability	—	1,329,592	1,212,286	—	—	—	—	—	2,541,878
Change in Control(5)	4,660,687	963,859	817,714	—	4,302,198	109,830	25,000	5,132,264	16,011,552

(1)

Grants made in 2017, 2018 and 2019 under the long-term incentive program vest pro rata upon termination without cause, death or disability. These grants vest pro rata upon retirement provided the CEO (or in the case of the CEO, the CGN Committee) determines the NEO’s retirement is not detrimental to the company; amounts shown assume this determination was made. The amounts shown in the restricted stock column are based on the closing stock price of $82.82 on December 31, 2019.

(2)

Pursuant to a letter agreement dated February 28, 2003, Mr. Farrell will be entitled to a special payment of one times salary upon retirement in exchange for a two-year non-compete agreement. Mr. Farrell would not be entitled to this non-compete payment in the event of his death.

(3)

Amounts in this column represent the value of the annual incremental benefit the NEOs would receive for executive life insurance and retiree medical coverage. Messrs. Farrell and Koonce are entitled to executive life insurance coverage and retiree medical benefit upon any termination since they are retirement eligible and have completed 10 years of service. Messrs. Chapman and Blue and Ms. Leopold are not vested in their executive life insurance policies because they are not age 55, but under a change in control, the company would continue to pay premiums for five additional years. Messrs. Chapman and Blue and Ms. Leopold are not eligible for retiree medical benefits under a change in control because they would not have reached the age of 58 that is required for eligibility.

(4)

Messrs. Farrell and Koonce are eligible for retirement, and this table above assumes they would each retire in connection with any termination event. Messrs. Chapman and Blue and Ms. Leopold are not retirement eligible but under a change in control they would be granted five years of extra age and service which would put them at the early retirement age of 55.

(5)

Change in control amounts assume that a change in control and a termination or constructive termination takes place on December 31, 2019. The amounts indicated upon a change in control are the incremental amounts attributable to five years of additional age and service credited pursuant to the Employment Continuity Agreements that each NEO would receive over the amounts payable upon a retirement (Messrs. Farrell and Koonce) or termination without cause (Messrs. Chapman and Blue and Ms. Leopold). The restricted stock and performance grant amounts represent the value of the awards upon a change in control that is above what would be received upon a retirement or termination.

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              EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
As of December 31, 2019	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by shareholders	—	$—	20,922,077	(1)
Plans not approved by shareholders	—	—	943,508	(2)
Total	—	—	21,865,585

(1)	Amount includes shares that may be issued other than upon the exercise of an option, warrant or right as follows: Directors’ Stock Accumulation Plan, 117,281 shares.

(2)	Amount represents shares available for issuance to directors who have shares held in trust under the frozen Directors’ Stock Compensation Plan.

Plans Not Approved by Shareholders. The Directors’ Stock Compensation Plan was amended to freeze participation and prohibit deferral of compensation and grants of new benefits after December 31, 2004. Additional information regarding the Directors’ Stock Compensation Plan may be found under Frozen Director Plans.

CEO PAY RATIO

This section presents required disclosure, in accordance with SEC rules, of (i) the median of the annual total compensation of all of our employees, other than our CEO, (ii) the annual total compensation of our CEO, and (iii) the ratio of (ii) to (i), sometimes referred to as the “CEO pay ratio.”

Due to the merger with SCANA Corporation in 2019, there has been a change in our employee population that we reasonably believe would result in a significant change in our pay ratio disclosure. Therefore, we re-identified the median employee for 2019 using the same methodology we employed in 2017.

Mr. Farrell had 2019 annual total compensation of $17,257,035 as reflected in the “Total” column of the Summary Compensation Table. Our median employee’s annual total compensation for 2019 was $145,136. As a result, we estimate that the ratio of the annual total compensation of our CEO to the estimated median of the annual compensation of our employees was 119:1.

We identified our median employee from our employee population as of December 31, 2019. On that date we had approximately 19,300 employees, all of whom were employed in the United States. To determine our median employee, we chose base pay as our consistently applied compensation measure. We then conducted our analysis using a clustered sampling methodology, which divides the population into clusters or groups, to identify employees within a 1% range of the median. To accomplish this, we used payroll data to determine the base pay actually paid to each employee in our sample during a measurement period from January 1, 2019 through December 31, 2019. Using this methodology, we identified the median employee from the sampled group and calculated annual total compensation for that employee for 2019 using the same methodology we used for our NEOs as set forth in the Summary Compensation Table on page 58. A significant portion of our median employee’s annual total compensation came from change in pension value ($47,284).

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

70	DOMINION ENERGY 2020 Proxy Statement

Item 3 – Advisory Vote on Approval of Executive Compensation (Say on Pay)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following advisory resolution at the 2020 Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.

The major objectives of Dominion Energy’s executive compensation program are to attract, develop and retain an experienced and highly qualified executive team; motivate and reward superior performance that supports our business and strategic plans and contributes to Dominion Energy’s long-term success; and reinforce our five core values of safety, ethics, excellence, embrace change and One Dominion Energy – our term for teamwork. A focal point of the compensation program is to align the interests of our executive officers with those of our shareholders, customers and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total shareholder return and enhance customer service.

As discussed in the Compensation Discussion and Analysis in this Proxy Statement, beginning on page 35, our executive compensation program effectively supports important business objectives and contributes to our performance:

•	Our long-term shareholders have experienced a 220% return on their investment over the past ten years, outperforming the returns of the UTY and our Compensation Peer Group over the same period.

•	For 2019, operating EPS was within our guidance range and the dividend grew by 9.9% over 2018 - marking 16 consecutive years of dividend increases. Our compounded annual dividend growth rate of 9.1% over the past five years outperformed the UTY company dividend growth rate of approximately 5.9% over the same time period.

•	2019 CEO total compensation (excluding change in pension value) decreased slightly for 2019 even while our annual TSR dramatically improved from -7.6% in 2018 to 22% in 2019. The below-target payouts to our CEO and other NEOs under our long-term cash performance grants for the 2017-2019 performance cycle reflected our pay for performance philosophy, despite above-median P/E ratio performance compared to our peers and excellent ROIC performance over that period.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our NEOs resulting from our compensation objectives, policies and practices relating to our NEOs as described in this Proxy Statement.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the CGN Committee value the opinions expressed by Dominion Energy’s shareholders and will review the voting results in connection with their ongoing assessment of Dominion Energy’s executive compensation program.

Your Board of Directors recommends that you vote FOR this item.

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Shareholder Proposals

Dominion Energy has been notified that shareholders or their representatives intend to present the following proposals for consideration at the 2020 Annual Meeting. We are presenting the proposals and supporting statements as they were submitted to us by the proponents. We do not necessarily agree with all of the statements contained in the proposals and the supporting statements, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. The name, address and share ownership of the proponents of each proposal will be furnished to any shareholder upon oral or written request. We recommend a vote against each of these proposals for the reasons set forth in the opposing statement.

Item 4 – Policy to Require an Independent Chair

RESOLVED: Shareholders of Dominion Energy, Inc. (“Dominion”) ask the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board to be an independent director. The policy should provide that (i) if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination; and (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy shall apply prospectively so as not to violate any contractual obligation.

SUPPORTING STATEMENT

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the chief executive officer (“CEO”) and the Board and support strong Board oversight of management. According to proxy advisor Glass Lewis “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chairman.”

While separating the roles of Chair and CEO is the norm in Europe, 53% of S&P 500 boards have also implemented this leading practice. Directors on boards with a joint CEO-Chair report being more likely to have difficulty voicing a dissenting view (57% versus 41%) and to believe that one or more of their fellow directors should be replaced (61% versus 47%) according to a 2019 survey by PwC.

Except for a brief transition period, Dominion’s Board has been chaired by current or former Dominion CEOs since 1992. Dominion’s lack of independent board leadership may be aggravated by the fact that John Harris, Dominion’s lead director and Chair of the Board’s Compensation, Governance and Nominating Committee, has served on the Board for over twenty years. According to ISS Governance QualityScore, “an excessive tenure is considered to potentially compromise a director’s independence.” CalPERS’ Governance and Sustainability Principles state that independence “can be compromised at 12 years of service.”

We believe independent Board leadership would be particularly useful to oversee the strategic transformation necessary for Dominion to capitalize on the opportunities available in the transition to a low carbon economy. Unlike its peers Xcel Energy, Duke Energy, DTE and NRG, Dominion has failed to set a target of achieving net zero emissions by 2050. We believe that a board chair independent of management would be better able to lead the process of setting a strategy to position Dominion to take advantage of increased demand for decarbonized electricity and more effectively evaluate and mitigate the risks that excessive investment in natural gas infrastructure could become a stranded asset.1

We urge shareholders to vote for this proposal.

[1]Mark	Dyson et al, Prospects for Gas Pipelines in the Era of Clean Energy, Rocky Mountain Institute, 2019.

72	DOMINION ENERGY 2020 Proxy Statement

SHAREHOLDER PROPOSALS

Opposing Statement

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

The Board believes maintaining the flexibility to determine Board leadership serves the best interests of the company and its stakeholders. Our strong governance framework already ensures independent and objective Board oversight. For example, under our current leadership structure, Mr. Farrell and the Board have already steered the company towards significant emission reductions and net zero operations by 2050.

The Board should have maximum flexibility to choose an appropriate leadership structure based on the company’s needs at any given time. Currently, combining the chair and CEO roles is in the best interests of the company.

It is important to preserve the flexibility to determine the most appropriate leadership structure for the company at any given time based on the Board’s assessment of the company’s needs and circumstances. No single leadership model is appropriate in all circumstances. Currently, our Corporate Governance Guidelines provide the Board with the flexibility to determine the optimal leadership structure, including separating the positions of Chairman and CEO if circumstances warrant. Our directors are best positioned to lead this evaluation given their knowledge of the company’s leadership team, strategic goals, opportunities, and challenges.

Mr. Farrell’s service as both our CEO and Chairman has proven to be an effective leadership structure for Dominion Energy. His knowledge of the company, its business and our industry is unmatched. With over 20 years of experience with the company, he is uniquely positioned to help the Board identify and understand the material risks inherent to our business and to ensure that the Board and its committees give appropriate attention to areas of concern. This also makes Mr. Farrell uniquely qualified to oversee the company’s strategy, including plans to achieve net zero emissions by 2050. Dominion Energy’s success under the current leadership structure demonstrates that the company and its stakeholders are best served by the Board retaining the flexibility to determine the most effective leadership structure at any given time.

Our strong governance framework already ensures an objective and independent Board.

All directors, except for the Chairman, are independent, and all members of our four Board committees are independent. Our Corporate Governance Guidelines require the independent directors to appoint a Lead Director when one person holds the Chairman and CEO positions, and also set forth the responsibilities of the Lead Director. Our independent directors meet frequently in executive session presided over by our Lead Director with no members of management present in order to discuss any matters of concern – including evaluation of the performance of the CEO and other senior management; management succession planning; board informational needs; and board effectiveness.

The company’s current leadership has overseen its transformation into an industry leader in reducing emissions and committing to achieving net zero emissions by 2050.

Under its current leadership structure, Dominion Energy is already a leader in reducing greenhouse gas emissions. Since 2005, we have reduced carbon emissions approximately 50% and since 2010, we have reduced methane emissions nearly 25%. We will continue to focus on near-term progress, particularly on methane emissions – which we plan to reduce by 65% by 2030 and 80% by 2040, as compared to 2010 levels. All remaining emissions from our natural gas operations will be offset through investments in carbon-beneficial renewable natural gas, making this area of the business net zero 10 years before the overall company.

Separation of the Chairman and CEO roles is not a majority practice in the S&P 500 and there is currently no evidence that an independent chair would improve the company’s transition to a lower-carbon economy.

The majority of companies in the S&P 500 do not take a rigid approach to leadership structure. According to the 2019 Spencer Stuart Board Index, approximately 66% of companies in the S&P 500 do not have an independent board chair. In fact, all of our peer companies cited by the proponent in its supporting statement also have a flexible policy regarding the separation or combination of the chair and CEO roles, and the majority do not have

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              SHAREHOLDER PROPOSALS

an independent chair currently. In addition, there is no evidence supporting the claim that an independent Chairman would be better able to set and implement a low-carbon strategy. While serving as Chairman and CEO, Mr. Farrell has already led the Board and company in realizing significant emission reductions and in adopting a commitment to net zero emissions by 2050.

The Board believes that mandating a rigid leadership structure without considering the specific facts and circumstances of the company at a given time could impede the Board’s effectiveness and ability to act in the best interests of the company and its stakeholders. For the reasons discussed above, the Board believes that rather than taking a “one-size-fits-all” approach to board leadership, Dominion Energy and its stakeholders will be best served by the Board retaining the flexibility to implement the leadership structure that is best suited to the needs and circumstances of the company and its stakeholders at any given time.

Your Board of Directors recommends that you vote AGAINST this proposal.

Item 5 – Right of Shareholders to Act by Written Consent

Proposal 5 – Right to Act by Written Consent

Shareholders request that our board of directors take the necessary steps to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal is important since our company requires 25% of shares to combine their holdings to call a special meeting – a higher level than the 10% of shares permitted by many states of incorporation. Dozens of Fortune 500 companies provide for both shareholder rights – to act by written consent and to call a special meeting. Plus the right to act by written consent is more valuable to shareholders than the right to call a special meeting.

Our higher 25% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent. Plus our higher 25% threshold has bureaucratic pitfalls that trigger minor shareholder errors that could mean that 50% of shares would need to ask for a special meeting in order to be sure of obtaining the threshold of 25% of requests without errors. One can be sure that management will have an eagle eye to spot any errors.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic would have received a still higher vote than 67% at Allstate and Sprint if more shareholders had access to independent corporate governance data and recommendations.

This proposal topic has received progressively higher support at Dominion Energy since 2015. In 2018 it received 42%-support. This proposal topic would have received majority support at our 2018 annual meeting if our management had simply allowed shareholders to make up their own minds.

This is a proposal topic that can gain increased shareholder support even if management opposes it. For instance Flowserve Corporation opposed this proposal topic and support increased from 43% to 51% in one-year.

Please vote yes:

Right to Act by Written Consent – Proposal 5

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SHAREHOLDER PROPOSALS

Opposing Statement

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

The Board believes this proposal is unnecessary and is not in the best interests of the company’s shareholders. The company has an existing Bylaw provision that provides shareholders collectively holding 25% or more of the company’s outstanding common stock with the right to call special meetings. The Board believes that this provision offers a transparent and equitable mechanism for shareholders to raise matters for consideration by the company outside of the setting of annual meetings and special meetings called by the Board. Permitting action by written consent would enable a limited group of shareholders to act without the same required transparency to all shareholders. Specifically, the proposal could allow a dissident shareholder group to disenfranchise other shareholders – particularly our many smaller shareholders – by sidestepping a full debate of the merits or consequences such a proposed action presents.

In addition, under Virginia law, the company is not able to provide a less-than-unanimous written consent option unless the Board raises the threshold required to call a special meeting above 30% of the shareholders. The Board does not believe increasing the current threshold of 25% to call a special meeting in order to provide a less transparent, disenfranchising written-consent right would be in the best interests of shareholders.

All shareholders have the opportunity to participate either in person or by proxy at the annual meeting or at special meetings called to consider specified actions. Shareholders have the ability at an annual or special meeting to present appropriate proposals of their own, and to nominate individuals of their choosing to become members of the Board using either the proxy access right currently available under our bylaws or traditional methods. Shareholder meetings (whether annual or special) offer important protections and advantages that are absent from the written consent process. Some of the protections and advantages of shareholder meetings are as follows:

•	The meeting and shareholder vote take place in an open manner on a specified date that is publicly announced in advance, giving all interested shareholders a chance to express their views and cast their votes.

•	The meeting provides shareholders with a forum for open discussion and consideration of the merits of the proposed shareholder action.

•	Accurate and complete information about the proposed shareholder action is publicly distributed in a proxy statement provided to all shareholders well before the meeting.

•	The Board is able to analyze and provide a recommendation with respect to proposed actions.

We are proud to have in place strong corporate governance practices that promote board accountability and protect the interests of our shareholders – interests that include a declassified, annually elected board of directors; a majority voting standard for the election of directors; and a proxy access right for director nominations, in addition to the special meeting right.

Your Board of Directors recommends that you vote AGAINST this proposal.

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Questions and Answers About the 2020 Annual Meeting and Voting

Why did I receive these proxy materials?

You received these materials because you owned shares of Dominion Energy common stock as of February 28, 2020, and are therefore eligible to vote at the 2020 Annual Meeting. These materials allow you to exercise your right to vote at the 2020 Annual Meeting and provide you with important information about Dominion Energy and the items to be presented for a vote at this meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed proxy materials?

Most shareholders received a Notice Regarding the Availability of Proxy Materials (the Notice) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to shareholders. On or around March 25, 2020, we began mailing the Notice to certain shareholders of record as of February 28, 2020, and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received those materials in the format requested.

What is a proxy?

A proxy is your legal designation of another person to vote your shares on your behalf at the 2020 Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

The proxy card accompanying this Proxy Statement is solicited by your Board for the 2020 Annual Meeting. By signing and returning it, you will be designating two non-employee directors of the Board and Dominion Energy’s Corporate Secretary as proxies to vote your shares at the 2020 Annual Meeting based on your direction. You also may designate your proxies and direct your votes by telephone or over the Internet as described below.

Who is entitled to vote?

All shareholders who owned Dominion Energy common stock at the close of business on the record date of February 28, 2020, may vote. Each share of Dominion Energy common stock is entitled to one vote on each matter properly brought before the 2020 Annual Meeting. There were 838,273,074 shares of Dominion Energy common stock outstanding on February 28, 2020.

What are the matters on which I will be casting a vote?

You will be voting on the following:

•	Election of each of the 13 director nominees named in this Proxy Statement;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for 2020;

•	Advisory vote on approval of executive compensation (Say on Pay);

•	Two shareholder proposals, if properly presented; and

•	Other business properly presented at the meeting.

Your Board is soliciting this proxy for the 2020 Annual Meeting and recommends that you vote FOR each of the 13 director nominees named in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditor for 2020, and FOR the approval of, on a non-binding, advisory basis, the executive compensation of those executive officers named in this Proxy Statement.

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QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

Your Board recommends that you vote AGAINST both of the shareholder proposals presented in this Proxy Statement.

What are the voting requirements to elect the directors and to approve each of the proposals in this Proxy Statement?

Our Bylaws and Corporate Governance Guidelines require that directors be elected by a majority of the votes cast unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In an uncontested election, if an incumbent nominee does not receive a majority of votes cast for his or her election, he or she will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. All other items on the agenda will be approved if the votes cast “For” the action exceed the votes cast “Against” the action. Broker discretionary voting is permitted only for Item 2, which is the proposed ratification of the appointment of our independent auditor. Broker non-votes or abstentions will not be counted as a vote cast in favor or against any of the items presented.

What is discretionary voting by brokers?

If you hold your shares in street name and you do not provide your broker with timely voting instructions, NYSE rules permit brokerage firms to vote at their discretion on certain “routine” matters. At this meeting, the only routine matter is the ratification of the appointment of Deloitte & Touche LLP as our independent auditor. Brokerage firms may not vote without instructions from you on the following matters: election of directors, advisory vote on approval of executive compensation (Say on Pay), or on each of the shareholder proposals. Without your voting instructions on items that require them, a “broker non-vote” will occur.

Will any other matters be voted on at the 2020 Annual Meeting?

Management and the Board are not aware of any matters that may properly be brought before the 2020 Annual Meeting other than the matters disclosed in this Proxy Statement. If any other matters not disclosed in this Proxy Statement are properly presented at the 2020 Annual Meeting for consideration, the person or persons voting the proxies solicited by the Board for the meeting will vote them in accordance with their best judgment.

Can I attend the 2020 Annual Meeting?

In light of ongoing coronavirus developments and after careful consideration, the Board has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost.

To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 9:30 a.m., Eastern Time, and we encourage shareholders to access the meeting prior to the start time. If you experience technical difficulties during the check-in process or during the meeting, please call 1-800-586-1548 (U.S.) or 303-562-9288 (International) for assistance.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/D2020. We will try to answer as many shareholder-submitted questions as time permits, and in the event we receive more questions than we can answer during our allotted period of time, we will answer them in the order received. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to meeting matters, do not comply with the meeting rules of conduct, or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

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              QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

How do I vote my shares?

Your voting method depends on whether you are a Shareholder of Record, Beneficial Owner or participant in one of Dominion Energy’s employee savings plans.

Shareholders of Record

If your shares are registered directly in your name on Dominion Energy’s records (including any shares held in Dominion Energy Direct®, Dominion Energy’s direct stock purchase and dividend reinvestment plan), you are considered, for those shares, to be the “Shareholder of Record.” The proxy materials or Notice have been sent directly to you by Dominion Energy.

•	If you received your proxy materials in the mail, you may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. If you received an electronic or paper Notice, you may vote over the Internet using the instructions provided. All votes must be received by the proxy tabulator no later than 11:59 p.m., Eastern Time on May 5, 2020.

•	You may revoke your proxy and change your vote before the 2020 Annual Meeting by submitting a written notice to our Corporate Secretary, by submitting a later dated and properly signed proxy (including by means of a telephone or Internet vote), or by attending the virtual 2020 Annual Meeting and voting online.

•	If you properly vote your proxy by one of the methods listed above, all shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the Board. However, no vote will be recorded if you do not properly sign your proxy card, regardless of whether you specify how you want your shares voted.

•	During the meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/D2020. Have your Notice, proxy card or voting instruction form with the 16-digit control number available when you access the virtual meeting web page. Even if you plan to attend the virtual meeting, we encourage you to vote your shares ahead of time, to ensure your shares will be represented and voted.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other Shareholder of Record, you are considered a “Beneficial Owner” of shares held in street name. The proxy materials or Notice, including voting and revocation instructions, have been forwarded to you by the institution that holds your shares. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares.

•	Follow the instructions on the voting instruction form or notice provided by the institution that holds your shares.

•	If you do not provide your broker with timely voting instructions, your broker will not be able to vote on most of the items on the agenda of the 2020 Annual Meeting. Please see What is discretionary voting by brokers? above.

Dominion Energy Employee Savings Plan Participants

If your shares are held under one of the employee savings plans sponsored by Dominion Energy or its subsidiaries, including the SCANA Corporation 401(k) Retirement Savings Plan (the SCANA 401(k) Plan) (and collectively, the Plans), you are considered the “Beneficial Owner” of shares held in your Plan account. As the Beneficial Owner, you have the right to direct the applicable Trustee on how to vote your shares.

•	Only the applicable Trustee can vote your Plan shares. To allow sufficient time for the applicable Trustee to vote your shares, your voting instructions must be received by 11:59 p.m., Eastern Time on April 30, 2020.

•	You may revoke or change your voting instructions any time prior to the deadline by submitting a later dated Internet vote or by submitting a written notice to the agent for the Trustees of the Plans, Broadridge Corporate Issues Solutions, Inc., at P.O. Box 1342, Brentwood, NY 11717.

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QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

•	The applicable Trustee will vote according to your instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended. The applicable Trustee will keep your vote confidential. Under the terms of the Plans, you are not allowed to vote your own Plan shares, even if you attend the virtual meeting.

•	Shares held in the SCANA 401(k) Plan that are not voted, or for which a signed voting instruction card is returned with no direction given, will be voted by the Trustee in the same proportion as the SCANA 401(k) Plan shares for which a direction was received. For all other Plans, if you do not vote your shares or if you return your voting instruction card signed with no direction given, your shares will be voted by the applicable Trustee as directed by the independent fiduciary hired by the Plan Administrator for all of the Plans.

How many shares must be present to hold the 2020 Annual Meeting?

In order for us to conduct the 2020 Annual Meeting, a majority of the shares outstanding on the record date of February 28, 2020 must be present virtually or represented by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the 2020 Annual Meeting virtually or if you submit a properly executed proxy by mail, Internet or telephone.

Do I have to attend the 2020 Annual Meeting in order to vote my shares?

No. Whether or not you plan to attend this year’s meeting, you may vote your shares by proxy. It is important that all Dominion Energy shareholders participate by voting, regardless of the number of shares owned.

Will shareholders be given the opportunity to ask questions at the 2020 Annual Meeting?

Yes. You will be able to ask questions during a designated portion of the meeting. We will try to answer as many shareholder-submitted questions as time permits, and in the event we receive more questions than we can answer during our allotted period of time, we will answer them in the order received. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to meeting matters, do not comply with the meeting rules of conduct, or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Who will pay for the cost of this proxy solicitation and who will count the votes?

Dominion Energy will pay for the cost of this proxy solicitation. Some of our employees may communicate with shareholders after the initial mail solicitation, but will not receive any special compensation for making the calls. We have also retained Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $14,000 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the Beneficial Owners of stock. We have retained Broadridge Corporate Issuer Solutions, Inc. (Broadridge) to tabulate the votes and to assist with the 2020 Annual Meeting.

Can I access the Notice of Annual Meeting, 2020 Proxy Statement, 2019 Summary Annual Report and 2019 Annual Report on Form 10-K over the Internet?

Yes. These documents may be viewed at investors.dominionenergy.com/proxy or at the website address provided on your proxy card or voting instructions.

How can I access future proxy materials and annual reports on the Internet?

If you received the printed proxy materials this year, you can consent to access these materials electronically in the future by marking the appropriate box on your proxy card or by following the instructions provided when voting by telephone. You will receive a proxy card by mail next year with instructions containing the Internet address to access these documents. If you vote by Internet, you will have the opportunity to consent to receive an email message when future proxy materials are available to view online. By agreeing to access your proxy materials online, you will save Dominion Energy the cost of producing and mailing documents to you and help preserve environmental resources. Your choice will remain in effect until you notify Dominion Energy that you

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              QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

wish to resume mail delivery of these documents. You can also request paper copies of these documents by writing us at Dominion Energy, Inc., Shareholder Services, P.O. Box 26532, Richmond, Virginia 23261; by calling us at (800) 552-4034; or by emailing us at shareholderrelations@dominionenergy.com. If you are a Beneficial Owner of shares, please refer to the information provided by the institution that holds your shares for instructions on how to elect similar options.

What is “householding” and how does it affect me?

Householding refers to practices used to reduce the number of copies of proxy materials sent to one address. For Shareholders of Record who received printed proxy materials, a single copy of the 2020 Proxy Statement, 2019 Summary Annual Report and 2019 Annual Report on Form 10-K (annual report package) has been sent to multiple shareholders who reside at the same address, unless we have received instructions from you to the contrary. Any shareholder who would like to receive a separate annual report package may call or write us at the telephone number and address above, and we will promptly deliver it. If you received multiple copies of the annual report package and would like to receive a single copy of these materials in the future, please contact Shareholder Services as shown above. Beneficial Owners of shares should contact the institution that holds the shares regarding combined mailing.

Why did the Notice I receive indicate a physical location for the 2020 Annual Meeting?

Due to the quickly evolving developments regarding guidance and protocols associated with coronavirus, the decision to hold the 2020 Annual Meeting virtually, rather than in-person, was made after the printing of the Notice had been finalized. The Board decided, after careful consideration, that it was in the best interests of all stakeholders that the 2020 Annual Meeting be held in a virtual format only and not at a physical site. You will be able to attend the 2020 Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/D2020.

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Other Information

How to Contact Us

Our Directors. Shareholders and other stakeholders can communicate with our non-management directors individually, including our Lead Director or committee chairs, or as a group or Board committee by sending correspondence by mail, care of the Corporate Secretary, Dominion Energy, Inc., P.O. Box 26532, Richmond, Virginia, 23261. Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously by mail.

The Board has directed the Corporate Secretary or her representative to monitor, review and sort all written communications sent to the non-management directors. Communications related to matters that are within the scope of the responsibilities of the Board are forwarded to the Board, Board committee or individual directors, as appropriate.

The Corporate Secretary and her representative are authorized to exclude communications that are related to routine business and customer service matters, bulk advertising or otherwise inappropriate communications, including, but not limited to, business and product solicitations, unsolicited publications, résumés and job inquiries, spam, junk mail, mass mailing and material containing profanity, hostility or material of a similar nature. The Board has also directed the Corporate Secretary or her representative to forward correspondence related to routine business and customer service matters to the appropriate management personnel. When appropriate, the Corporate Secretary will consult with the Audit Committee Chair, who will determine whether to communicate further with the Audit Committee and/or the full Board with respect to the correspondence received.

Investor Relations. Shareholders may contact our Investor Relations team at any time at investor.relations@dominionenergy.com.

Shareholder Services (Transfer Agent). Broadridge is the transfer agent, registrar and dividend paying agent for Dominion Energy’s common stock and is the administrator for Dominion Energy Direct®, Dominion Energy’s direct stock purchase and dividend reinvestment plan. For transfer agent matters, shareholders may communicate with Dominion Energy through Broadridge by writing to Dominion Energy Shareholder Services, c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, by calling Dominion Energy Shareholder Services care of Broadridge at (800) 552-4034 or by sending an email to shareholder@broadridge.com. Additional information regarding Dominion Energy Shareholder Services can be found at investors.dominionenergy.com/stock-information/shareholder-services.

Corporate Governance Materials Available on our Website

On our website, www.dominionenergy.com/company/governance, you can find, among other things:

•	Information regarding the current members of our Board;

•	Code of Ethics and Business Conduct;

•	Descriptions of each of our Board committees (Audit, CGN, FROC, and SCR), as well as each committee’s current charter and members;

•	Articles of Incorporation;

•	Bylaws;

•	Corporate Governance Guidelines;

•	Related party transaction guidelines; and

•	Information related to our political contributions and lobbying activities.

You may request a paper copy of any of our governance documents at no charge by writing to our Corporate Secretary at Dominion Energy, Inc., P.O. Box 26532, Richmond, Virginia 23261. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings with the SEC.

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              OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

No member of the CGN Committee has served as an officer or employee of Dominion Energy at any time. No Dominion Energy executive officer serves as a member of the compensation committee or on the board of directors of any company at which a member of Dominion Energy’s CGN Committee or Board of Directors serves as an executive officer.

Delinquent Section 16(a) Reports

To the company’s knowledge, no executive officer, director or 10% beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act, for the fiscal year ended December 31, 2019, with the exception of late filings by Mr. William L. Murray due to administrative error for recurring monthly purchases of common stock that were initiated prior to Mr. Murray’s becoming subject to Section 16 reporting obligations as an executive officer. A Form 4 was filed on October 3, 2019 to report eight transactions for the months of February through September 2019.

Code of Ethics and Business Conduct

The company has a Code of Ethics and Business Conduct that applies to our Board, our principal executive, financial and accounting officers, and all other employees, and can be found at www.dominionenergy.com/company/governance/governance-guidelines. Any waivers or changes to our Code of Ethics and Business Conduct relating to our executive officers will also be posted at this web address.

Certain Relationships and Related Party Transactions

The Board has adopted related party transaction guidelines for the purpose of identifying potential conflicts of interests arising out of financial transactions, arrangements and relationships between Dominion Energy and any related person. Under our guidelines, a related person is a director, executive officer, director nominee, beneficial owner of more than 5% of Dominion Energy’s common stock or any immediate family member of one of the foregoing persons. A related party transaction is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in excess of $120,000 in which Dominion Energy (and/or any of its consolidated subsidiaries) is a participant and in which a related person has or will have a direct or indirect material interest. The full text of the guidelines can be found at www.dominionenergy.com/company/governance/governance-guidelines.

In determining if a direct or indirect interest is material, the significance of the information to investors in light of all circumstances is considered. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved are among the factors considered.

The CGN Committee has reviewed certain categories of transactions and determined that transactions between Dominion Energy and a related person that fall within such categories will not result in the related person having a direct or indirect material interest. Under our guidelines, such transactions are not deemed related party transactions and, therefore, are not subject to review by the CGN Committee. The categories of excluded transactions include, among other items, compensation and expense reimbursements paid to directors and executive officers in the ordinary course of performing their duties; transactions with other companies where the related party’s only relationship is as an employee, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s gross revenues; and charitable contributions that are less than the greater of $1 million or 2% of the charity’s annual receipts.

We collect information about potential related party transactions in our annual questionnaires completed by directors and executive officers. Management reviews the potential related party transactions and assesses if any of the identified transactions constitutes a related party transaction. Any identified related party transaction is then reported to the CGN Committee. The CGN Committee reviews and considers relevant facts and circumstances and determines whether or not to approve or ratify the related party transactions identified. The CGN Committee may approve or ratify only those related party transactions that are in, or are not inconsistent with, the best interests of Dominion Energy and its shareholders and that are in compliance with our Code of Ethics and Business Conduct.

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OTHER INFORMATION

Other than as described below, since January 1, 2019, there have been no related party transactions that were required either to be approved or ratified under Dominion Energy’s related party transaction guidelines or reported under the SEC’s related party transaction rules.

During 2019, Mr. Thomas P. Wohlfarth, the spouse of Ms. Diane Leopold, was employed by Dominion Energy’s services company as Senior Vice President, Regulatory Affairs, until his retirement December 1, 2019. Mr. Wohlfarth received aggregate compensation of approximately $1,809,000 consisting of salary, annual and long-term incentive plan payouts, restricted stock (including dividend payments), retirement payment and other benefits. His compensation and benefits are consistent with the company’s overall compensation principles based on his years of experience, performance and position within the company. The transaction involving the compensation paid to Mr. Wohlfarth was reviewed and approved by the CGN Committee in accordance with Dominion Energy’s related party transaction guidelines.

During 2019, Mr. Paul Jibson, the son of Mr. Ronald W. Jibson, was employed by Dominion Energy Wexpro Services Company, a subsidiary of Dominion Energy. Mr. Paul Jibson received compensation in 2019 of approximately $213,300, consisting of salary, annual incentive plan payout, dividend payments on unvested restricted stock and other benefits. The transaction involving the compensation paid to Mr. Paul Jibson was reviewed and approved by the CGN Committee in accordance with Dominion Energy’s related party transaction guidelines.

During 2019, three providers of asset management services to Dominion Energy were also beneficial owners of at least 5% of Dominion Energy common stock: The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street). The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•	Affiliates of Vanguard provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $667,300 in fees for such services for 2019.

•	Affiliates of BlackRock provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $145,800 in fees for such services for 2019.

•	Affiliates of State Street provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $349,000 in fees for such services for 2019.

In each of these cases, the investment management agreements were entered into on an arm’s-length basis in the ordinary course of business. These transactions were reviewed and approved in accordance with Dominion Energy’s related party transaction guidelines.

Proposals and Business by Shareholders

SHAREHOLDER PROPOSALS FOR INCLUSION IN THE 2021 PROXY STATEMENT

Under SEC rules, a proposal that a shareholder wishes to include in our proxy statement for the 2021 Annual Meeting must be received by our Corporate Secretary no later than no later than 5 p.m., Eastern Time, on November 25, 2020. Proposals should be sent to our Corporate Secretary at Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219. Shareholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.

SHAREHOLDER DIRECTOR NOMINATIONS FOR INCLUSION IN THE 2021 PROXY STATEMENT

We have adopted a proxy access right to permit, under certain circumstances, a shareholder or a group of shareholders to include in our annual meeting proxy statement director candidates whom they have nominated. These proxy access provisions in our Bylaws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director candidates in our annual meeting proxy statement must own, in the aggregate, at least 3% of the company’s outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of 20% of our Board or two directors. Shareholder(s) and the nominee(s) must satisfy

2020 Proxy Statement DOMINION ENERGY	83

              OTHER INFORMATION

the other requirements outlined in our Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than October 26, 2020 and no later than 5 p.m., Eastern Time, on November 25, 2020. Please refer to our Bylaws for the complete proxy access requirements.

SHAREHOLDER DIRECTOR NOMINATIONS AND OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2021 ANNUAL MEETING NOT INCLUDED IN THE 2020 PROXY STATEMENT

Under our Bylaws, any shareholder of record entitled to vote in the election of directors may nominate persons for election as directors by providing written notice of their intent to do so to our Corporate Secretary at least 60 days before the meeting date. If the meeting date has not been publicly announced 70 days before the meeting, then notice can be delivered up to 10 days following the public announcement. Any such notice must contain the information and conform to the requirements specified in Article XI our Bylaws.

Under our Bylaws, any shareholder of record wishing to present a matter (other than the nomination of a director or matters that have been submitted for inclusion in our proxy statement for such meeting) in person at the 2021 Annual Meeting must provide written notice to our Corporate Secretary no less than 90 days and not more than 120 days prior to the one-year anniversary of the date of the 2020 Annual Meeting. This means that for the 2021 Annual Meeting, notice must be delivered, or mailed and received, between January 6, 2021, and 5 p.m., Eastern Time, on February 5, 2021. The notice must contain the information and conform to the requirements specified in our Bylaws and must be a proper subject for shareholder action under applicable law.

84	DOMINION ENERGY 2020 Proxy Statement

Appendix A

Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP)

(MILLIONS, EXCEPT PER SHARE AMOUNTS)	2019	2018
Reported Earnings (GAAP)	$1,358	$2,447
Adjustments to reported earnings(1):
Pre-tax loss (income)	2,620	201
Income tax	(531)	3
	2,089	204
Operating Earnings (non-GAAP)	$3,447	$2,651
Earnings per common share – diluted(2):
Reported Earnings (GAAP)	$1.62	$3.74
Adjustments to reported earnings (after-tax)	2.62	0.31
Operating Earnings (non-GAAP)	$4.24	$4.05

(1)	Adjustments to reported earnings are reflected in the following table:

	2019	2018
Pre-Tax loss (income):
Merger and integration-related costs	2,409	37
Regulated asset and contract retirements/terminations	783	—
Net (gain) loss on nuclear decommissioning trust funds	(553)	170
Ash pond and landfill closure costs	(113)	81
Sale of non-core assets	—	(759)
Impairment/disallowance of certain assets(3)	—	343
Impact of Virginia rate legislation	—	215
Other items	94	114
	2,620	201
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings*	(711)	(52)
Write-off EDIT regulatory assets (SCANA)	194	—
Remeasurement of deferred tax balances**	—	46
Other income tax adjustments	(14)	9
	$(531)	$3

(2)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to Dominion Energy’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. For the year ended December 31, 2019, the fair value adjustment required for diluted reported earnings per share calculation was $28 million. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $15 million associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019. See Form 10-K for additional information.

(3)	Includes charges associated with impairment of gathering and processing assets ($219 million) and FERC-regulated plan disallowance ($124 million) in 2018.

*	Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate.

2020 Proxy Statement DOMINION ENERGY	85

              APPENDIX A

**

Federal tax reform, enacted in December 2017, reduced the corporate income tax rate from 35% to 21%, effective Jan. 1, 2018. Deferred taxes are required to be measured at the enacted rate in effect when they are expected to reverse. As a result, deferred taxes were remeasured to the 21%. For regulated entities, where the reduction in deferred taxes is expected to be recovered or refunded in future rates, the adjustment was recorded to a regulatory asset or liability instead of income tax expense. During 2018, the company recorded further adjustments to deferred taxes in accordance with recently released tax reform guidance and to revise estimates made at year-end 2017.

Consolidated operating earnings is a financial measure that is not required by or presented in accordance with GAAP. This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as reported earnings, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy’s management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

86	DOMINION ENERGY 2020 Proxy Statement

Dominion Energy, Inc.

P.O. Box 26532

Richmond, Virginia 23261-6532

www.dominionenergy.com

Dominion Energy

SCAN TO VIEW MATERIALS & VOTE

Use one of the voting methods below up until 11:59 p.m. Eastern Time on May 5, 2020, or April 30, 2020 for shares held in one of the employee savings plans sponsored by Dominion Energy, Inc. or its subsidiaries.

ELECTRONIC VOTING INSTRUCTIONS
Vote 24 hours a day, 7 days a week. If you vote by telephone or Internet, please do not send your proxy in by mail.

VOTE BY INTERNET - *www.proxyvote.com/dominion* or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DETACH AND RETURN THIS PORTION ONLY

DOMINION ENERGY, INC.

DOMINION ENERGY, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717                on Use May one 5, of 2020, the voting or April methods 30, 2020 below for shares up until held 11:59 in one p. of m.    the Eastern employee Time savings plans sponsored by Dominion Energy, Inc. or its subsidiaries. ELECTRONIC Vote 24 hours VOTING a day, INSTRUCTIONS 7 days a week.    If you vote by telephone or Internet, please do not send your proxy in by mail.    VOTE Use the BY    Internet INTERNET to — www. transmit proxyvote. your voting com/dominion instructions or    and scan    for the    electronic QR Barcode delivery above of information.    Use VOTE any BY touch-tone PHONE—1-800-690-6903 telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. VOTE Mark, BY sign MAIL and date your proxy card and return it in the postage-paid envelope we have Edgewood, provided NY or 11717. return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,                TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D05211-Z76718 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY                DOMINION ENERGY, INC. Election of Directors—The Board of Directors recommends a vote FOR each of the director nominees. 1. Election of Directors. The nominees are:    1a. James A. Bennett    1b. Helen E. Dragas    1c. James O. Ellis, Jr.    1d. Thomas F. Farrell, II    1e. D. Maybank Hagood    1f. John W. Harris    1g. Ronald W. Jibson    1h. Mark J. Kington    1i. Joseph M. Rigby    1j. Pamela J. Royal, M.D.    1k. Robert H. Spilman, Jr.                For Against Abstain                1l. Susan N. Story    1m. Michael E. Szymanczyk Management Proposals—The Board of Directors recommends a vote FOR Items 2-3. 2. Ratification of Appointment of Independent Auditor 3. Advisory Vote on Approval of Executive Compensation (Say on Pay) Shareholder Proposals—The Board of Directors recommends a vote AGAINST Items 4-5. 4. Shareholder Proposal Regarding a Policy to Require an Independent Chair 5. Shareholder Proposal Regarding the Right of Shareholders to Act by Written Consent                For Against Abstain                For Against Abstain                For Against Abstain     Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.                Signature [PLEASE SIGN WITHIN BOX] Date                Signature (Joint Owners) Date

ATTENDING THE MEETING Please follow the instructions set forth in the proxy statement to attend the 2020 Annual Meeting and request an Admission Ticket. In order to attend the 2020 Annual Meeting, you must request an Admission Ticket on or before April 24, 2020 by contacting Dominion Energy Shareholder Services at 1-800-552-4034 or by emailing shareholderrelations@dominionenergy.com. Shareholders who attend the meeting must present an Admission Ticket and government-issued photo identification. Directions to the 2020 Annual Meeting are available at investors.dominionenergy.com/proxy. We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments. If we determine that alternate arrangements for the 2020 Annual Meeting are advisable or required, we will announce our decision and post additional information on our website at investors.dominionenergy.com/proxy. Please check this website in advance of the 2020 Annual Meeting date if you are planning to attend in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:    The 2020 Proxy Statement, 2019 Summary Annual Report and 2019 Annual Report on Form 10-K are available at www.proxyvote.com/dominion.                D05212-Z76718                DOMINION ENERGY, INC. Annual Meeting of Shareholders Wednesday, May 6, 2020 9:30 a.m. ET This Proxy is solicited on behalf of the Board of Directors In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints John W. Harris, Robert H. Spilman, Jr. and Carter M. Reid, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on May 6, 2020, and at any and all adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned. If this card is returned signed with no direction given, this proxy will be voted “FOR” each of the 13 director nominees named in Item 1, “FOR” Items 2-3, and “AGAINST” Items 4-5. This card also serves as voting instructions to the applicable Trustee of each of the employee savings plans sponsored by Dominion Energy, Inc. or its subsidiaries (the Employee Savings Plans). This card, when properly executed, directs the applicable Trustee to vote the Dominion Energy shares related to your Employee Savings Plan account at such Annual Meeting as indicated on the reverse side. If this card is returned signed with no direction given or is not returned at all, shares will be voted by the applicable Trustee as directed by an independent fiduciary hired by the Plan Administrator for all employee savings plans, excluding the SCANA Corporation 401(k) Retirement Savings Plan (the SCANA 401(k) Plan). In absence of your instructions, shares you hold in the SCANA 401(k) Plan will be voted by the Trustee in the same proportion as the directed shares in the SCANA 401(k) Plan are voted. All voting instructions will be kept confidential. You may not vote your Employee Savings Plan shares at the Annual Meeting. The applicable Trustee must vote your Employee Savings Plan shares and receive your proxy instructions no later than 11:59 p.m., ET, on Thursday, April 30, 2020, to be counted in the final tabulation. (This card must be signed and dated on the other side)